EXHIBIT 10.19
EXECUTION COPY

_________________________________________

AMENDED AND RESTATED
MASTER LEASE AGREEMENT

__________________________________________

Among

OMEGA HEALTHCARE INVESTORS, INC.

THE LESSOR ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

THE LESSEE ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

AND

SUN HEALTHCARE GROUP, INC.

Dated As Of

December 1, 2003

TABLE OF CONTENTS

ARTICLE I.

1.1 Lease

1.2 Single, Indivisible Lease

1.3 Joint and Several Obligation

1.4 Term

1.5 Option to Renew

ARTICLE II.

2.1 Definitions

ARTICLE III.

3.1 Rent

3.2 Deferred Base Rent

3.3 Additional Charges

3.4 Late Charge

3.5 Method of Payment of Rent

3.6 Net Lease.

3.7 Limitation on Counterclaim

3.8 Remaining Divested Properties

3.9 Transition of Certain Leased Facilities

ARTICLE IV.

4.1 Payment of Impositions

4.2 Notice of Impositions

4.3 Adjustment of Impositions

4.4 Utility Charges

4.5 Insurance Premiums

ARTICLE V.

5.1 No Termination, Abatement, etc

ARTICLE VI.

6.1 Ownership of the Leased Properties

6.2 Lessor's Personal Property

6.3 Lessee's Personal Property

6.4 Grant of Security Interest in Lessee's Personal Property

ARTICLE VII.

7.1 Condition of the Leased Properties

7.2 Use of Leased Properties.

7.3 Certain Environmental Matters.

ARTICLE VIII.

8.1 Representations and Warranties.

8.2 Representations and Warranties of Lessor

8.3 Compliance with Legal and Insurance Requirements

8.4 Legal Requirement Covenants

8.5 Certain Covenants

ARTICLE IX.

9.1 Maintenance and Repair.

9.2 Encroachments, Restrictions, etc

i

ARTICLE X.

10.1 Construction of Alterations and Additions to the Leased Properties

ARTICLE XI.

11.1 Liens

ARTICLE XII.

12.1 Permitted Contests

12.2 Lessor's Requirement for Deposits.

ARTICLE XIII.

          13.1 General Insurance Requirements

13.2 Replacement Cost

13.3 Additional Insurance

13.4 Waiver of Subrogation

13.5 Form Satisfactory, etc

13.6 Increase in Limits

13.7 Blanket Policy

13.8 No Separate Insurance.

ARTICLE XIV.

14.1 Insurance Proceeds

14.2 Restoration in the Event of Damage or Destruction Covered by Insurance.

14.3 Restoration in the Event of Damage or Destruction Not Covered by Insurance

14.4 Lessee's Property

14.5 Restoration of Lessee's Property

14.6 No Abatement of Rent.

14.7 Damage Near End of Term

14.8 Waiver

14.9 Procedure for Disbursement of Insurance Proceeds Equal to or Greater Than The Self-Administered Amount

14.10 Insurance Proceeds Paid to Facility Mortgagee

ARTICLE XV.

15.1 Condemnation Article Definitions.

15.2 Parties' Rights and Obligations

15.3 Total Taking

15.4 Allocation of Portion of Award

15.5 Partial Taking

15.6 Temporary Taking

15.7 Condemnation Awards Paid to Facility Mortgagee

ARTICLE XVI.

16.1 Events of Default

16.2 Certain Remedies

16.3 Damages

16.4 Waiver

16.5 Application of Funds

16.6 Availability of Remedies

ARTICLE XVII.

17.1 Rights to Cure Default.

ARTICLE XVIII.

18.1 Holding Over

18.2 Continuing Clean-Up

18.3 Indemnity

ARTICLE XIX.

19.1 Subordination

19.2 Attornment

19.3 Estoppel Certificate

ARTICLE XX.

20.1 Risk of Loss

ARTICLE XXI.

21.1 Lessee Indemnification

21.2 Lessor Indemnification

21.3 Survival

ARTICLE XXII.

22.1 General Prohibition against Assignment

22.2 Corporate or Partnership Transactions

22.3 Subordination and Attornment

22.4 Sublease Limitation

ARTICLE XXIII.

23.1 Officer's Certificates and Financial Statements

23.2 Public Offering Information

ARTICLE XXIV.

24.1 Lessor's Right to Inspect

ARTICLE XXV.

25.1 No Waiver

ARTICLE XXVI.

26.1 Remedies Cumulative

ARTICLE XXVII.

27.1 Acceptance of Surrender

ARTICLE XXVIII.

28.1 No Merger of Title

28.2 No Partnership

ARTICLE XXIX.

29.1 Conveyance by Lessor

ARTICLE XXX.

30.1 Quiet Enjoyment

ARTICLE XXXI. NOTICES

31.1 Notices

ARTICLE XXXII.

32.1 Appraisers .

ARTICLE XXXIII.

33.1 Breach by Lessor

33.2 Compliance With Facility Mortgages

ARTICLE XXXIV.

34.1 Lessor's Option to Purchase Lessee's Personal Property

34.2 Facility Trade Names

34.3 Transfer of Operational Control of a Facility.

34.4 Intangibles and Personal Property

ARTICLE XXXV.

35.1 Arbitration

ARTICLE XXXVI.

36.1 Conversion of Carry-Over Base Rent.

36.2 Maximum Number of Shares.

36.3 Registration Provisions.

36.4 Covenants of Sun

36.5 Legend

36.6 Non-Performance

36.7 Indemnification.

36.8 Survival of the Representations, Warranties, etc

ARTICLE XXXVII.

37.1 Survival, Choice of Law

37.2 Limitation on Recovery

37.3 Waivers

37.4 Consents

37.5 Counterparts

37.6 Options Personal

37.7 Rights Cumulative

37.8 Entire Agreement

37.9 Amendment in Writing

37.10 Severability

37.11 Successors

37.12 Time of the Essence

ARTICLE XXXVIII.

38.1 Commissions

ARTICLE XXXIX.

39.1 Memorandum of Lease

     THIS AMENDED AND RESTATED MASTER LEASE AGREEMENT (this "Master Lease"), is made and entered into on this 1st day of March, 2004 (the "Delivery Date"), to be effective as of December 1, 2003, by and among the lessor entities identified on the signature page hereof (collectively, the "Lessor," and where the context requires, each, a "Lessor"), the lessee entities listed on the signature page hereof (collectively, jointly and severally, the "Lessee," and where the context requires, each, a "Lessee"), Omega Healthcare Investors, Inc., a Maryland corporation ("Omega"), and SUN HEALTHCARE GROUP, INC., a Delaware corporation, the address of which is 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109 ("Sun"), as guarantor (as such, the "Guarantor").

RECITALS

     The circumstances underlying the execution of this Master Lease are as follows:

    Capitalized terms used in this Master Lease and not otherwise defined herein are defined in Article II hereof.

    As of April 1, 2003, the effective date of the Transition Agreement, certain of the entities comprising Lessor, Lessee and certain affiliates of Lessee (collectively, "Lessee and Affiliates") leased fifty (50) long term nursing, rehabilitation hospitals or other health care facilities (the "Original Facilities") pursuant to the terms of four (4) Master Lease Agreements identified on attached Schedule I (as amended or supplemented from time to time, the "Existing Master Leases"). Subsequent to April 1, 2003 certain of the entities comprising Lessor transferred title to certain of the Original Facilities to certain of the other entities comprising Lessor.

    Pursuant to an Amended and Restated Guaranty, dated as of October 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Guaranty"), Sun has agreed to guaranty the obligations of each of the Lessee under the Existing Master Leases.

    The parties hereto and certain other parties entered into a certain Transition Agreement dated as of May 27, 2003, but effective as of April 1, 2003, as amended by First Amendment to Transition Agreement, dated as of September 24, 2003, as further amended by a Term Sheet entered into by Sun and Omega dated January 22, 2004 and as further amended by this Master Lease Agreement (as amended, the "Transition Agreement"). Among other things, the Transition Agreement establishes a procedure for the transfer of the possession, use and occupancy of twenty (20) of the Original Facilities (referred to therein and herein as the "Transition Facilities") to new operators (referred to therein and herein as "New Operators"), and for the termination of the Existing Master Leases with respect to those Transition Facilities which are so transferred.

    As of the date hereof, the possession, use and occupancy of fifteen (15) of the Transition Facilities have been transferred to New Operators pursuant to the Transition Agreement (the "Transferred Facilities"). The remaining five (5) of the Transition Facilities which have not yet been transferred to New Operators and which remain subject to the terms of the Existing Master Leases are herein referred to the "Remaining Transition Facilities" and are listed on attached Schedule II. As a consequence of the transfer of the Transferred Facilities to New Operators, thirty five (35) of the Original Facilities remain subject to the Existing Master Leases." A list of the facilities covered by this Master Lease as of the Commencement Date is attached hereto as Exhibit A.

    Beginning as of January 1, 2003, Lessee and Affiliates ceased making the full payment of Base Rent due under the Existing Master Leases. A portion of the Base Rent not paid by Lessee and Affiliates has been paid by the application by Lessor of the Security Deposits (as defined in the
    Existing Master Leases).

       Sun and Lessee have requested that each Lessor, among other things, (i) reduce the amount of Base Rent payable on a monthly basis with respect to the Facilities, and (ii) waive the requirement that Sun and Lessee replace the Security Deposits. Each Lessor has agreed to the requests of Sun and Lessee on condition that the Existing Master Leases be combined and amended and restated as a single master lease on the terms and conditions herein set forth, and Sun and Lessee have agreed to that condition.

    Concurrently with the execution and delivery of this Master Lease, the Guaranty and the Original Security Agreements shall be amended and restated as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.

     1.1. Lease. Upon and subject to the terms and conditions set forth in this Master Lease, the Existing Master Leases are hereby combined, amended and restated as one single master lease; and from and after the Effective Date, Lessor shall continue to lease to Lessee, and Lessee shall continue to lease from Lessor, the Leased Properties upon which the thirty-five (35) Facilities listed on attached Exhibit A (which includes the Remaining Transition Facilities) are located, on the terms and conditions set forth herein, it being the express intention of the parties that the leasehold estates governed by this Master Lease shall be one and the same as the leasehold estates created under the Existing Master Leases.

     The term "Leased Properties" as of the Commencement Date means all of Lessor's right, title and interest in and to the real properties described on Exhibit B to this Master Lease (the "Land") and all of the following:

(i) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

(ii) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the "Related Rights").

(iii) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus (other than individual units), sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the categories of Lessor's Personal Property (defined below) (collectively the "Fixtures"); and

(iv) all of the Personal Property (including intangibles), now or hereafter located on the Land or in the Leased Improvements, together with any and all replacements thereof, which is the property of Lessor, and all Personal Property that pursuant to the terms of this Master Lease becomes the property of Lessor during the Term ("Lessor's Personal Property"); provided, however that the term "Lessor's Personal Property" shall expressly exclude Cash, Accounts, Lessee's Personal Property and all proceeds thereof.

In the event that, at anytime during the Term, this Master Lease, by its terms, terminates as to any portion of the Leased Properties, then effective from and after such termination and without the need by any of the parties to execute any amendments to this Master Lease, the "Leased Properties" shall refer to that portion of the Leased Properties which continues to be subject to the terms of this Master Lease. The Leased Properties are leased subject to all covenants, conditions, restrictions, easements and other matters affecting the Leased Properties as of the Commencement Date and such subsequent covenants, conditions, restrictions, easement and other matters as may be agreed to by Lessor or Lessee in accordance with the terms of this Lease, whether or not of record, including the Permitted Encumbrances and other matters which would be disclosed by an inspection or accurate survey of the Leased Properties. Lessor represents and warrants to Lessee that as of the Commencement Date it has no actual knowledge of any covenants, conditions, restrictions, easement or other matters affecting the Leased Properties which is not of record.

     1.2. Single, Indivisible Lease. This Master Lease constitutes one indivisible lease of the Leased Properties and not separate leases governed by similar terms. The Leased Properties constitute one economic unit, and the Base Rent and all other provisions have been negotiated and agreed to based on a demise of all of the Leased Properties to Lessee as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided in this Master Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated) and except for the Remaining Transition Facilities which shall continue to be transitioned pursuant to the Transition Agreement and the Future Transition Facilities, which may be transitioned in accordance with the terms of this Master Lease, all provisions of this Master Lease apply equally and uniformly to all of the Leased Properties as one unit. An Event of Default with respect to any Leased Property is an Event of Default as to all of the Leased Properties. The parties intend that the provisions of this Master Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Properties and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Master Lease under 11 U.S.C. Section 365, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this Master Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Properties.

     1.3. Joint and Several Obligation. Lessee acknowledges that collectively they are jointly and severally liable for the payment of all sums payable and for the performance of all obligations performable, by one or more of the Lessees. Notwithstanding the foregoing, however, no Lessee shall, by virtue of this Master Lease, have any rights to, or title or interest in, the Leased Property or Properties leased by another Lessee or any obligation to operate the same to the extent it is not licensed to do so under applicable law.

     1.4.Term. The initial continued term of this Master Lease ("Initial Continued Term") shall commence on December 1, 2003 and end on December 31, 2013, subject to renewal as set forth in Section 1.5 below.

     1.5. Option to Renew. Lessee is hereby granted two (2) successive options to renew this Master Lease for a period of ten (10) Lease Years each. Lessee's options to renew this Master Lease are subject to the following terms and conditions (which conditions may be waived by Lessor in its sole discretion):

        An option to renew is exercisable only by Notice to Lessor at least three hundred and sixty-five (365) days prior to the expiration of the Initial Continued Term (or prior to the expiration of the preceding Renewal Term, as the case may be);
        No Event of Default shall have occurred and be continuing either at the time a renewal option is exercised or at the commencement of a Renewal Term;
        All Deferred Base Rent has been paid in full or converted into the Conversion Shares, as applicable;
        During a Renewal Term, except as otherwise specifically provided for herein, all of the terms and conditions of this Master Lease shall remain in full force and effect; and,
        Lessee may exercise its options to renew with respect to all (and no fewer than all) of the Leased Properties which are subject to this Master Lease at the time of exercise of the renewal option.

ARTICLE II.

     2.1 Definitions. For all purposes of this Master Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article II include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable, (iii) all references in this Master Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Master Lease, and (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Master Lease as a whole and not to any particular Article, Section or other subdivision.

Accounts: All accounts, all rights to payment or reimbursement for goods sold or leased or services rendered (including, without limitation, Medicare, Medicaid and other third party reimbursed receivables) and all accounts receivable, in each case whether or not evidenced by a contract, document, instrument or chattel paper and whether or not earned by performance, including without limitation, the right to payment of management fees and all proceeds of the foregoing.

Action: Any claim, demand, action or proceeding.

Additional Charges: As defined in Article III.

Affiliate: When used with respect to any corporation, limited liability company, or partnership, the term "Affiliate" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company or partnership. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

Allocated Current Rent: As defined in Section 3.9.

Amended Security Agreement: The Amended and Restated Security Agreement dated of even date herewith between Lessor and Lessee, as may be amended or supplemented from time to time, which agreement combines and amends and restates all of the Original Security Agreements.

Applicable Rate: A rate of interest per annum equal to the higher of: (a) six percent (6%) and (b) 375 basis points above LIBOR.

Article XXXVI Default Notice: As defined in Section 36.8.

Assessment: Any assessment on the Leased Properties or any part of any of them for public improvements or benefits whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term.

Assumed Indebtedness: Any indebtedness or other obligations expressly assumed by or taken subject to by Lessor, existing on the Commencement Date and, secured by a mortgage, deed of trust or other security agreement in or on the related Leased Property.

Average Market Price: With respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the Business Day before such reference date.

Award: As defined in Article XV.

Base Rent:

    (A) During the Initial Continued Term, the Base Rent shall be:

(i) For January, 2004, One Million Five Hundred Forty-Eight Thousand Seven Hundred Twenty-Five and 00/100 Dollars ($1,548,725.00);

(ii) For February through December, 2004, One Million Five Hundred Sixty Thousand One Hundred Ninety and 00/100 Dollars ($1,560,190.00) per month;

(iii) For January through December, 2005, One Million Five Hundred Ninety-Nine One Hundred Ninety-Five and 00/100 Dollars ($1,599,195.00) per month; and

(iv) For each Lease Year following 2005, the Base Rent for the previous Lease Year, increased by the lesser of (x) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December immediately prior to each such increase and (y) two and one-half percent (2.5%).

    (B) During a Renewal Term, the Base Rent shall be:

(i) For each Lease Year during a Renewal Term, the Base Rent for the previous Lease Year increased by the lesser of (x) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December immediately prior to each such increase and (y) two and one-half percent (2.5%).

Board: The Board of Directors of Sun.

Business Day: Any day on which the Common Stock may be traded on any applicable national securities exchange or via the NASDAQ automated quotation system, or if not admitted for trading on any national securities exchange, any day other than a Saturday, Sunday or holiday on which banks in New York City, New York are required or permitted to be closed.

Capital Stock: (i) With respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

Carry-Over Base Rent: As defined in Section 3.2.

Cash: Cash and cash equivalents and all instruments evidencing the same or any right thereto and all proceeds thereof.

Change In Control: The occurrence of any one or more of the following events:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding shares of common stock of Sun (the "Outstanding Sun Common Stock") or (b) the combined voting power of the then outstanding voting securities of Sun entitled to vote generally in the election of directors (the "Outstanding Sun Voting Securities"), provided, however, that none of the following acquisitions shall constitute a Change in Control (unless such acquisition constitutes a Change In Control under paragraph 2 of this definition): (i) any acquisition directly from Sun (including without limitation any acquisition of Sun Common Stock from an underwriter in any one or more underwritten public offerings or from a placement agent in connection with a private placement), (ii) any acquisition by Sun, (iii) any acquisition by or for the benefit of any employee benefit plan (or related trust) sponsored or maintained by Sun or any corporation controlled by Sun and (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (a) and (b) of paragraph (3) of this definition; or

(2) Individuals who, as of the Delivery Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the Delivery Date whose election, or nomination for election by Sun's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Sun (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Sun Common Stock and Outstanding Sun Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Sun or all or substantially all of Sun's assets either directly or through one or more subsidiaries), and (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sun or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 33% or more of, the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; provided, however, that in no event shall any acquisition of securities, a change in the composition of the Incumbent Board or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to Sun, constitute a Change in Control; or

(4) Approval by the shareholders of Sun of a complete liquidation or dissolution of Sun.

Notwithstanding anything above in this definition to the contrary, a Change In Control shall not have occurred in the event of a sale or conveyance in which Sun continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by Sun, or any transaction undertaken for the purpose of reincorporating Sun under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of Sun's capital stock or as a result of any of the foregoing transactions which is initiated, sponsored or directed, directly or indirectly, by Omega or any of the entities comprising Lessor.

Closing Price: As defined in Section 36.1.6(a).

Code: The Internal Revenue Code of 1986, as amended.

Collateral: As defined in the Amended Security Agreement.

Commencement Date: December 1, 2003.

Common Stock: Sun's common stock, par value $.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by Sun.

Condemnation, Condemnor: As defined in Article XV.

Conversion Closing Date: As defined in Section 36.1.4.

Conversion Notice: As defined in Section 36.1.1.

Conversion Price: Initially $9.70125, subject to adjustment as set forth in Section 36.1.6.

Conversion Shares: As defined in Section 36.1.1.

CPI: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States.

Daily Market Price: On any date, the amount per share of the Common Stock, equal to the average reported closing price on the applicable national securities exchange or if the Common Stock is trading over-the-counter, and closing prices are reported, as reported by the applicable quotation service, and if no such sale takes place on such date or the applicable quotation does not report closing prices, the average of the reported closing bid and asked prices on the applicable national securities exchange or applicable quotation service on such date.

Date Down Certificates: As defined in Section 36.1.4.

Date of Taking: As defined in Article XV.

Deferred Base Rent: As defined in Section 3.2.

Delivery Date: As defined in the first paragraph of this Lease.

Dilution Event: As defined in Section 36.1.6(a).

Encumbrance: Any mortgage, deed of trust, lien, encumbrance or other matter affecting title to any of the Leased Properties, or any portion thereof or interest therein.

Event of Default: As defined in Article XVI.

Excess Shares: As defined in Section 36.2(b).

Excess Shares Payment Restriction: As defined in Section 36.2.2.

Excess Shares Payment Shortfall: As defined in Section 36.2.2.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Excluded Lessee's Personal Property: All vehicles, business office equipment, including computer hardware, software and peripherals, telephone systems and Specialized Medical Equipment owned or leased by Lessee and used in connection with the operation of the Leased Properties.

Excluded Shares:

(A) All shares of Common Stock issued by Sun for cash or other consideration, in an arms length transaction, to a third party at fair value as determined by the Board in good faith,

(B) All shares of Common Stock or options, warrants or stock appreciation or similar rights issued or issuable to employees, consultants or directors of Sun pursuant to any employee or director incentive or benefit plan or stock ownership plan, agreement or arrangement, including any employment, severance or consulting agreement of Sun or any subsidiary or affiliate of Sun heretofore or hereafter adopted or approved by the Board of Directors of Sun, and any modifications to, or amendments of, any such plans, agreements or arrangements, or

(C) All shares of Common Stock issued pursuant to the conversion or exercise of convertible securities or warrants outstanding as of the Delivery Date.

Executive Officer: Any of the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President and the Secretary of any corporation, a general partner of any partnership and a managing member of any limited liability company upon which service of a Notice is to be made.

Existing Master Leases: The Master Lease Agreements identified on Schedule I attached hereto.

Expiration Date: December 31, 2013 if no Renewal Option has been exercised, December 31, 2023 if the first Renewal Option has been exercised, or December 31, 2033 if the first and second Renewal Options have been exercised.

Facilit(y)(ies): The licensed nursing homes, rehabilitation hospitals or other health care facilities being operated on the Leased Propert(y)(ies).

Facility Mortgage: As defined in Section 13.1.

Facility Mortgagee: As defined in Section 13.1.

Facility Trade Name: As defined in Section 33.2.

Final Conversion Price: As defined in Section 36.1.1.

Financial Statements: For a fiscal year period, statements of Sun's earnings and retained earnings and of changes in financial position and profit and loss for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year and prepared in accordance with GAAP and reported on by a "big four" or other nationally recognized accounting firm approved by Lessor, which approval will not be unreasonably withheld or delayed from the beginning of the fiscal year to the end of such period.

Financials: Unaudited statements of a Lessee's or a Facility's financial performance or condition, whether or not fulfilling the requirements for Financial Statements.

Fiscal Year: The annual period commencing January 1 and terminating December 31 of each year.

Fixtures: As defined in Section 1.1.

Future Operator Lease: As defined in Section 3.9.

Future Operators: As defined in Section 3.9.

Future Transition Facilities: The Facilities listed on attached Schedule III.

Future Transition Facilities Notice: As defined in Section 3.9.

Future Transition Facilities Rent: As defined in Section 3.9.

Future Transition Facilities Rent Shortfall: An amount equal to 75% of the difference between the Allocated Current Rent and the Future Transition Facilities Rent.

Future Transition Facilities Rent Shortfall Statement: As defined in Section 3.9.

GAAP: Generally accepted accounting principles consistent with those applied in the preparation of financial statements.

GECC: As defined in Section 8.2(f).

GECC Loan Agreement: As defined in Section 8.2(f).

Guarantor: Sun Healthcare Group, Inc. or any successor entity that guaranties the payment or collection of all or any portion of the amounts payable by Lessee, or the performance by Lessee of all or any of its obligations, under this Master Lease.

Guaranty: The Amended and Restated Guaranty, dated as of October 7, 1997, executed by Guarantor in favor of Lessor, as the same may be amended or supplemented from time to time.

Hazardous Substances: As defined in Section 7.3.

Impositions: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Lessor, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including Assessments as herein defined), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Properties or the business conducted thereon by Lessee and/or the Rent (including all interest and penalties thereon due to any failure of payment by Lessee) applicable to periods of time within the Term hereof which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor's interest in the Leased Properties, (ii) the Leased Properties or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Properties or the leasing or use of the Leased Properties or any part thereof or (iv) the Rent. The term "Imposition" shall not include: (a) any tax based on gross or net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor generally and not specifically arising in connection with the Leased Properties, but Lessee shall pay any tax hereafter specifically imposed on Rent received by Lessor from Lessee, or (b) any net revenue tax of Lessor or any other person, or (c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of the Leased Properties or the proceeds thereof or (d) any principal or interest on any Assumed Indebtedness on the Leased Properties or any other indebtedness of Lessor, except to the extent that any tax, assessment, tax levy or charge, which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (a) or (b) is levied, assessed or imposed in lieu thereof.

Initial Continued Term: As defined in Section 1.4.

Insurance Requirements: All terms of any insurance policy required by this Master Lease and all requirements of the issuer of any such policy.

Interest Period: Each Lease Year during the Term.

Judgment Date: The date on which a judgment is entered against a Lessee that establishes, without the possibility of appeal, the amount of liquidated damages to which Lessor is entitled under this Master Lease.

Land: As defined in Section 1.1.

Lease Year: January 1 through the following December 31 during the Term. If this Master Lease is terminated before the end of any Lease Year, the final Lease Year for purposes of such terminated lease will be January 1 through the date of termination thereof.

Leased Properties: As defined in Section 1.1.

Leasehold Remedies: As defined in Section 36.8.

Legal Requirements: As to the Leased Properties, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Properties or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to any of the Leased Properties or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto including, but not limited to, those relating to existing healthcare licenses, those authorizing the current number of licensed beds and the level of services delivered from the Leased Properties, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee at any time in force affecting any Leased Property (other than covenants, agreements, restrictions and encumbrances created by Lessor with the consent of Lessee, which consent shall not be unreasonably withheld or delayed, providing that such covenants, agreements, restrictions and encumbrances will not materially and adversely affect Lessee's leasehold rights hereunder).

Lessee's Leasehold Award: As defined in Section 15.4.

Lessee's Personal Property: Personal Property owned or leased by Lessee that is not included within the definition of the term "Lessor's Personal Property" but is used by Lessee in the operation of the Facilities, including, but not limited to, the Excluded Lessee's Personal Property and any Personal Property hereinafter provided by Lessee in compliance with Section 6.3 hereof, but specifically excluding Cash and Accounts.

Lessee's Personal Property Award: As defined in Section 15.4.

Lessor Date Down Certificate: As defined in Section 36.1.4.

Lessor Indemnified Party: Lessor and each of Lessor's officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons.

Lessor's Personal Property: As defined in Section 1.1.

LIBOR: The offered rate for one year deposits in U.S. dollars in an amount comparable to the amount of the unpaid Deferred Base Rent in the London interbank market for the relevant Interest Period which is published by the British Bankers' Association and currently appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period.

Mandatory Conversion Date: As defined in Section 36.1.3.

Mandatory Conversion Notice: As defined in Section 36.1.3.

Material Capital Improvement: Any repair, replacement, modification or addition to any of the Remaining Transition Facilities, including any of the Personal Property located therein, which has or is reasonably estimated to have a useful life in excess of twenty four (24) months.

Minimum Purchase Price: The Purchase Price for each Leased Property as set forth in Exhibit C hereto.

Monthly Deferred Base Rent Interest: As defined in Section 3.2.1.

NASD: The National Association of Securities Dealers.

Net Proceeds: As defined in Section 14.1.

Notice: A notice given in accordance with Article XXXI.

Officer's Certificate: A certificate of Lessee signed by one or more Executive Officers of Lessee.

Omega: Omega Healthcare Investors, Inc., a Maryland corporation.

Omega Lenders: As defined in Section 8.2(f).

Original Facilities: As defined in Recital B.

Original Security Agreements: Those certain security agreements between Lessor and any applicable Lessee executed pursuant to any facility lease or Existing Master Lease, as amended, supplemented or otherwise modified from time to time prior to the Commencement Date.

OTA: As defined in Section 3.9.

OTCBB: The OTC Bulletin Board.

Overdue Rate: On any date, a rate equal to five (5) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

Payment Date: The due date for the payment of the installments of Base Rent, Deferred Base Rent, Additional Charges, or any other sums payable under this Master Lease.

Permitted Encumbrances: The Permitted Encumbrances described in Exhibit D hereto.

Permitted Personal Property Leases or Liens: Liens or other exceptions to title granted to, or leases entered into with, a third party in connection with the acquisition of new Personal Property.

Person: An individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

Personal Property: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers (and all associated software and peripheral equipment), trade fixtures and other tangible personal property (but excluding consumable inventory and supplies owned by Lessee, Cash and Accounts), together with all replacements, modifications, alterations and additions thereto, except items, if any, included within the definition of Fixtures or Leased Improvements. The term "Personal Property" shall exclude personal property leased from third parties.

Primary Intended Use: As defined in Section 7.2.2.

Prime Rate: On any date, a rate equal to the annual rate on such date publicly announced by Citibank, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.

Prospectus and Registration Period: As defined in Section 36.3.3.

Qualified Buy Back Transaction: Any transaction in which Sun purchases one or more shares of its issued and outstanding Common Stock in conjunction with any issuance of preferred stock or convertible debt or other security, or recapitalization of, or other adjustment to, the capital structure of Sun.

Qualified Lessor: As defined in Section 36.2(a).

Reconstruction Period: Two hundred forty days (240) following damage, destruction or Condemnation, as applicable, subject to extension to the extent required by Unavoidable Delay.

REIT: As defined in Section 36.2(a).

REIT Limits: As defined in Section 36.2(b).

Relinquished Lessee's Personal Property: All of the Lessee's Personal Property other than the Excluded Lessee's Personal Property.

Remaining Transition Facilities: As defined in Recital E.

Renewal Term: A period for which the Term is renewed in accordance with Section 1.5.

Rent: Collectively, the Base Rent, the Deferred Base Rent and Additional Charges.

Replacement Property: As defined in Section 9.1.6.

Required Registration Date and Required Registration Statement: As defined in Section 36.3.1.

Rule 144: As defined in Section 36.3.3.

SEC: The United States Securities and Exchange Commission.

SEC Filing: As defined in Section 8.1(i).

Securities Act: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Self-Administered Amount: One Hundred and Fifty Thousand ($150,000.00) Dollars.

Shares: As defined in Section 3.2.2.

Specialized Medical Equipment: Any non-affixed equipment (i) which is owned or leased by Lessee, (ii) the cost of which is required to be capitalized in accordance with GAAP and (iii) which is used by Lessee for lifting or transferring, or providing therapeutic interventions or other specialized medical services to, residents/patients.

State: With respect to each Facility, the state in which such Facility is located

Sun: As defined in the first paragraph of this Master Lease.

Sun Date Down Certificate: As defined in Section 36.1.4.

Taking: As defined in Section 15.1.1.

Term: Collectively, the Initial Continued Term plus the Renewal Term or Renewal Terms, if any.

Transferred Facilities: As defined in Recital E.

Transition Agreement: As defined in Recital D.

Unavoidable Delays: Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of a party.

Unsuitable for Its Primary Intended Use: A state or condition of any Facility such that by reason of damage or destruction, or a partial taking by Condemnation, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of useable beds, the amount of square footage and the estimated revenue affected by such damage or destruction.

ARTICLE III.

3.1 Rent. During the Term, Lessee will pay to Lessor the Base Rent, the Deferred Base Rent and Additional Charges in lawful money of the United States of America and legal tender for the payment of public and private debts, in the manner provided in Section 3.5. The Base Rent during any Lease Year is payable in advance in consecutive monthly installments on the third day of each calendar month during that Lease Year. Unless otherwise agreed by the parties, Base Rent and Additional Charges shall be prorated as to any partial months at the beginning and end of the Term.

3.2. Deferred Base Rent. In addition to the Base Rent and as consideration for Lessor's agreement to, among other things, (i) reduce the amount of Base Rent due under the Existing Master Leases and (ii) waive the requirement that Lessee replace the Security Deposits as required under the Existing Master Leases, Lessee shall also pay to Lessor as an integral and non-severable part of this Master Lease compromised past due and deferred rent in the amount of $7,761,000 (the "Carry-Over Base Rent") plus accrued and unpaid interest on the outstanding balance thereof, as provided in Section 3.2.1. Any and all references herein to the "Deferred Base Rent" shall mean the Carry-Over Base Rent plus all accrued and unpaid interest thereon as of the applicable reference date as the same may have been reduced upon repayment or conversion thereof, in whole or in part, in accordance with the provisions of this Section 3.2 or Section 36 hereof.

3.2.1. Interest. The Carry Over Base Rent shall accrue interest at the Applicable Rate during the period from December 1, 2003 through December 31, 2004, at which time the accrued interest thereon shall be added to the Carry Over Base Rent and the aggregate amount shall constitute the Deferred Base Rent as of January 1, 2005. The Deferred Base Rent as of January 1, 2005 and as of each January 1 thereafter shall continue to accrue interest at the Applicable Rate, with the then outstanding balance of the Deferred Base Rent and the interest which has accrued thereon through each December 31 being compounded on each December 31, commencing with December 31, 2004 and ending with December 31, 2007, in order to determine the Deferred Base Rent as of the following January 1, it being understood and agreed that prior to January 1, 2008, interest on the Carry Over Base Rent and the Deferred Base Rent, as applicable, shall accrue but shall not be due or payable. Interest which has accrued from and after January 1, 2008 on outstanding balance of the Deferred Base Rent shall be payable monthly in arrears on the third day of each month, commencing February 3, 2008 (the "Monthly Deferred Base Rent Interest"). Notwithstanding the foregoing, prior to January 1, 2008, Lessee may at its option, at any time pay all or any portion of the accrued and unpaid interest included within the Deferred Base Rent (which shall include any interest thereon which has accrued but not yet been compounded with, and thus added to, the then outstanding balance of the Deferred Base Rent in accordance with the provisions hereof) without any premium or penalty.

3.2.2. No Distributions. Unless, at the date of any payment, purchase, redemption or acquisition referred to in this Section 3.2.2, the accrued and unpaid interest which has then been included in the Deferred Base Rent (which shall include any interest thereon which has accrued but not yet been compounded with, and thus added to, the then outstanding balance of the Deferred Base Rent in accordance with the provisions hereof) has been paid in full, Sun shall not (i)  pay any dividends or make any distributions on its Common Stock or (ii) purchase, redeem or otherwise acquire for value any of its Common Stock; provided, however, that Sun may do any of the following: (a) make repurchases of restricted stock from employees of Sun where such shares of restricted stock have not been vested, and (b) consummate a Qualified Buy Back Transaction.

3.2.3  Maturity. The entire unpaid Deferred Base Rent shall be due and payable in full on December 31, 2013 or within ten (10) Business Days after the earlier termination of this Master Lease.

3.2.4  Payment Upon a Change in Control. Upon a Change in Control of Sun, the entire unpaid Deferred Base Rent shall be immediately due and payable in full, unless Lessor exercises its conversion rights as set forth in Article XXXVI.

3.2.5  Optional Payment. Subject to Lessor's conversion rights set forth in Article XXXVI, Lessee may at any time upon 30 days advance written notice to Lessor pay all, but not less than all, of the Deferred Base Rent.

3.3  Additional Charges. In addition to the Base Rent, the Deferred Base Rent and the Monthly Deferred Base Rent Interest, Lessee will also pay and discharge as and when due and payable all Impositions as provided in Section 4.1, any Future Transition Facilities Rent Shortfall, and all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Master Lease. In the event of any failure on the part of Lessee to pay any of those items referred to in the previous sentence, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items referred to in this sentence and the previous sentence. Collectively, the items referred to in the first two sentences of this Section 3.3 are referred to as the "Additional Charges" and shall also constitute Rent.

3.4  Late Charge. If any installment of Base Rent, Deferred Base Rent, Additional Charges or Monthly Deferred Base Rent Interest owing by Lessee to Lessor shall not be paid by its due date, Lessee shall pay Lessor on demand, as an Additional Charge, a late charge equal to the greater of (i) five percent (5%) on the amount of such installment or (ii) all charges, expenses, fees or penalties imposed on Lessor by the Facility Mortgagee for late payment.

3.5  Method of Payment of Rent. Except as provided to the contrary in Article XXXVI with respect to the payment of the Deferred Base Rent through the conversion thereof in accordance with the provisions of Article XXXVI, Rent to be paid to Lessor shall be paid by electronic funds transfer debit transactions through wire transfer of immediately available funds and shall be initiated by Lessee for settlement on or before the due date each calendar month; provided, however, if the due date is not a Business Day, then settlement shall be made on the next succeeding day which is a Business Day. Lessor shall provide Lessee with appropriate wire transfer information in a Notice from Lessor to Lessee. Lessee shall inform Lessor of payment by sending a facsimile transmission of Lessee's wire transfer confirmation not later than noon, Eastern Standard or Daylight Savings time on each payment date. If Lessor directs Lessee to pay any Base Rent to any party other than Lessor, Lessee shall send to Lessor, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Lessor may reasonably require.

3.6  Net Lease.

3.6.1  The Rent shall be paid absolutely net to Lessor, so that this Master Lease shall yield to Lessor the full amount of the installments of Base Rent, Deferred Base Rent and Additional Charges payable thereunder throughout the Term, subject only to any other provisions of this Master Lease which expressly provide for adjustment or abatement of Rent or other charges. This Master Lease is and shall be a "pure-net" or "triple-net" lease, as such terms are commonly used in the real estate industry, it being intended that Lessee shall pay all costs, expenses, and charges arising out of the use, occupancy and operation of the Leased Properties.

3.6.2  Lessor shall not be required to furnish any services whatsoever to the Leased Properties, or make any payment of any kind whatsoever. Lessee hereby assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Leased Properties. Lessor shall not be responsible for any loss or damage to any property of Lessee or any sub-tenant, concessionaire, or other user or occupant of any part of the Leased Properties, absent the gross negligence or willful misconduct of Lessor, its employees or agents.

3.7  Limitation on Counterclaim. If Lessor commences any proceedings for non-payment of Rent, Lessee will not interpose any counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless Lessee would lose or waive such claim by the failure to assert it. This shall not, however, be construed as a waiver of Lessee's rights to assert such claims in a separate action brought by Lessee. The covenants to pay rent and other amounts hereunder are independent covenants, and Lessee shall have no right to hold back, offset or fail to pay any such amounts for default by Lessor or for any other reason whatsoever.

3.8  Remaining Divested Properties. Lessee shall continue to transition operation of the Remaining Transition Facilities to designees of Omega as soon as practicable in accordance with the Transition Agreement, which shall be and hereby is amended to provide in Section 7(c) of the Transition Agreement as follows: "Either party may terminate this Agreement upon notice to the other party at any time after December 31, 2004." The Base Rent does not include any Base Rent payable on the Remaining Transition Facilities and Lessee shall not pay additional Base Rent in connection with the Remaining Transition Facilities but shall otherwise be responsible for all costs of operation of the Remaining Transition Facilities until each is transitioned in accordance with the Transition Agreement. Lessee shall operate all Remaining Transition Facilities in accordance with the terms of this Master Lease and Section 6 of the Transition Agreement.

3.9  Future Transition of Certain Additional Facilities.

3.9.1  If as a consequence of actions taken by the State of California or any instrumentality thereof or of any political subdivision thereof, including without limitation the California Department of Health Services or Department of Justice, any County Department of Mental Health or the California Bureau of Medi-Cal Fraud and Elder Abuse, whether under the Permanent Injunction and Final Judgment filed on October 5, 2001 in the Superior Court of the State of California for the County of San Mateo in People v. Sun Healthcare Group, Inc., et al (San Mateo Superior Court Case No. 418519) (the "PIFJ") or otherwise (i) the cash flow of the Future Transition Facilities taken as a whole (inclusive of all overhead, administrative and other costs allocable to those facilities) is negative and in the reasonable opinion of Sun is likely to remain negative under the then current circumstances for more than two (2) years, or (ii) Sun and Omega otherwise jointly agree (in the exercise of their respective good faith reasonable business judgment) that it is no longer economically feasible for the applicable Lessee to continue to operate the Future Transition Facilities, Lessee is permitted as to all, but not fewer than all, of the Future Transition Facilities on written notice to Lessor (the "Future Transition Facilities Notice") to (A) transition, in one or more transactions the Future Transition Facilities to one or more new operators acceptable to Omega in its reasonable business discretion (the "Future Operators") and/or (B) with respect to any of the Future Transition Facilities which have not been transitioned to Future Operators within a period of one (1) year after the delivery to Lessor of the Future Facilities Transition Notice, to close any of the Future Transition Facilities in accordance with the laws of the State, it being understood and agreed that in the event Lessee delivers the Future Facilities Transition Notice to Lessor, then Lessee shall be required to use its commercially reasonable efforts for a period of one (1) year thereafter to transition to Future Operators all, but not less than all, of the Future Transition Facilities.

3.9.2. The affected Lessee shall negotiate an Operations Transfer Agreement ("OTA") in good faith, provided that such OTA shall be substantially in the form of Exhibit E. Omega shall negotiate in good faith the terms of a new Lease with the Future Operators (the "Future Operator Lease") provided that the Future Operator Lease shall be in substantially the same form as Omega's standard form lease for similar size transactions.

3.9.3  Upon completion of the transition of any or all of the Future Transition Facilities, (i) upon the effective date of the applicable Future Operator Lease, this Master Lease shall terminate as to the applicable Future Transition Facility(ies), (ii) upon the effective date of the applicable Future Operator Lease, the Base Rent under this Master Lease shall be reduced by the Allocated Current Rent with respect to the applicable Future Transition Facility(ies) and (iii) from and after the effective date of the applicable Future Operator Lease and throughout the remainder of the Initial Continued Term or the then applicable Renewal Term (if the transition or closure occurs during a Renewal Term), Lessor shall deliver to Lessee on a quarterly basis a statement (the "Future Transition Facilities Rent Shortfall Statement") setting forth in reasonable detail (A) the amount of the Base Rent actually received by Lessor, on an aggregate basis, during the preceding quarter from the Future Operators of the Future Transition Facilities (the "Future Transition Facilities Rent") and (B) the amount due from Lessee, if any, with respect to the Future Transition Facilities Rent Shortfall, it being understood and agreed that during any quarter when the Future Transition Facilities Rent is equal to or greater than the Allocated Current Rent, Lessee shall have no Future Transition Facilities Rent Shortfall obligation to Lessor. The Future Transition Facilities Rent Shortfall shall be due and payable within ten (10) Business Days after Lessee's receipt from Lessor of the Future Transition Facilities Rent Shortfall Statement. Lessee shall have the right on reasonable notice to Lessor and during normal business hours to review the books and records of Lessor in order to verify the accuracy of the information and calculations contained in the Future Transition Facilities Rent Shortfall Statement and the cost thereof shall be borne by Lessee unless the same discloses that Lessor overbilled Lessee for the Future Transition Facilities Rent Shortfall by five percent (5%) or more, in which case the cost of such review shall be borne by Lessor.
3.9.4  For purposes of applying the provisions of this Section 3.9, as of February, 2004, the Allocated Current Rent for the Future Transition Facilities shall, in the aggregate, be One Hundred Forty Three Thousand Five Hundred Twenty Three and no/100 Dollars ($143,523) per month and shall be allocated among the Future Transition Facilities in the manner set forth in Schedule III. Such Allocated Current Rent shall increase by 2.5% on January 1, 2005 and on each January 1 thereafter.

3.10  Transition Agreement. Except as specifically set forth in this Master Lease to the contrary, the Transition Agreement continues in force and effect as set forth in the Transition Agreement with respect to the Remaining Transition Facilities.

ARTICLE IV.

4.1. Payment of Impositions. Subject to Section 12.1 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Section 12.1) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If any provision of any Facility Mortgage requires deposits for payment of real estate taxes or other Impositions to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer the amounts to such Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund is due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default has occurred hereunder and is continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Properties as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Master Lease as personal property, Lessee shall file all required personal property tax returns. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Lessee may, upon Notice to and with the consent of Lessor (which consent shall not be unreasonably withheld), at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall cooperate with Lessee in such protest, appeal, or other action. Lessee shall reimburse Lessor for Lessor's direct costs of cooperating with Lessee for such protest, appeal or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Unless otherwise agreed by Lessor and Lessee, notwithstanding the foregoing, upon the expiration or earlier termination of the Term, all Impositions applicable to the final Lease Year of the Term (if a partial calendar year) shall be prorated between Lessee and Lessor as set forth in Section 4.3 hereof.

4.2 Notice of Impositions. Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, but Lessor's failure to give any such Notice shall in no way diminish Lessee's obligation hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay.

4.3  Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates or expires shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after termination or expiration, and Lessee's obligation to pay its prorated share thereof if the same becomes due after such termination or expiration shall survive such termination or expiration.

4.4  Utility Charges. Lessee will pay or cause to be paid when due all charges for electricity, power, gas, oil, water and other utilities used in the Leased Properties during the Term.

4.5  Insurance Premiums. Lessee will pay or cause to be paid when due all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

ARTICLE IV.

4.1  No Termination, Abatement, etc. Except as otherwise specifically provided in this Master Lease, Lessee shall remain bound by this Master Lease in accordance with its terms and shall not take any action without the consent of Lessor to modify, surrender or terminate the same, and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or setoff against the Rent. Except as expressly set forth herein, the respective obligations of Lessor and Lessee shall not be affected by reason of (i) any damage to, or destruction of, any of the Leased Properties or any portion of any Leased Property from whatever cause or any Taking of any Leased Property or any portion thereof, (ii) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of any Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or the eviction of Lessee by paramount title; (iii) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Master Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (v) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (a) modify, surrender or terminate this Master Lease or quit or surrender the Leased Properties or any portion thereof, or (b) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder except as otherwise specifically provided herein. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same are terminated pursuant to the express provisions of this Master Lease.

ARTICLE V.

5.1  Ownership of the Leased Properties. Lessor warrants and represents that it has the right to lease the Leased Properties to Lessee, and, if Lessor acquired the Leased Properties from anyone other than Lessee or an Affiliate of Lessee, Lessor warrants and represents it has good and marketable fee simple title to the Leased Properties, subject only to the Permitted Encumbrances. Lessee acknowledges that the Leased Properties are the property of Lessor and that Lessee has only the right to the possession and use of the Leased Properties upon the terms and conditions of this Master Lease. Lessee will not, at any time during the Term: (i) file any income tax return or other associated documents; (ii) file any other document with or submit any document to any governmental body or authority; (iii) enter into any written contractual arrangement with any Person; or (iv) release any financial statements of Lessee, in each case that takes a position other than that Lessor is the owner of the Leased Properties for federal, state and local income tax purposes and that this Master Lease is a "true lease," unless otherwise required by GAAP or the SEC. Lessee shall give Notice to Lessor should Lessee tentatively conclude that reporting requirements require treatment different from that required in the subsections (i), (ii), (iii) and (iv) of the previous sentence.

5.2  Lessor's Personal Property. Lessee hereby acknowledges and agrees that, as of the Commencement Date, all Personal Property located on the Land or in the Leased Improvements on the Effective Date is the Personal Property of Lessor, except for the Excluded Lessee's Personal Property. Lessee shall, during the entire Term, maintain all of Lessor's Personal Property in good order, condition and repair as shall be necessary in order to operate the Facilities for the Primary Intended Use in compliance with all applicable licensure and certification requirements, all applicable Legal Requirements and Insurance Requirements, and customary industry practice for the Primary Intended Use, reasonable wear and tear and obsolescence excepted. If any of Lessor's Personal Property requires replacement in order to comply with the foregoing, Lessee shall replace it with similar property of the same or better quality at Lessee's sole cost and expense, and when such replacement property is placed in service with respect to any Leased Property it shall become Lessor's Personal Property. At the expiration or earlier termination of this Master Lease, all of Lessor's Personal Property shall be surrendered to Lessor with the Leased Properties at or before the time of the surrender of the Leased Properties in good operating condition.

5.3  Lessee's Personal Property. Lessee shall provide and maintain during the Term such Personal Property, in addition to Lessor's Personal Property, as shall be reasonably necessary and appropriate in order to operate the Facilities for the Primary Intended Use in compliance with all licensure and certification requirements and in compliance with all applicable Legal Requirements and Insurance Requirements. Upon the expiration or earlier termination of this Master Lease as to any or all of the Leased Properties other than as a result of Leseee's purchase of the Leased Properties or any portion thereof in accordance with the terms of this Master Lease (i) Lessee shall have the right, at its sole cost and expense, to remove from the Leased Properties or the Leased Property(ies) as to which this Master Lease has terminated, as applicable, the Excluded Lessee's Personal Property unless there is then outstanding an Event of Default hereunder and Lessor elects to exercise its rights with respect to the Excluded Lessee's Personal Property in accordance with the terms of the Amended Security Agreement and (ii) the Relinquished Lessee's Property shall be and remain the property of Lessor and Lessee shall, upon request, execute such documents as may be reasonably necessary to convey to Lessor all of Lessee's right, title and interest therein free and clear of all liens, claims, charges and encumbrances. Any of the Excluded Lessee's Personal Property which Lessee fails to remove from the affected Leased Property(ies) within twenty (20) days following the expiration or earlier termination of this Master Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without giving notice thereof to Lessee and without any payment to Lessee or any obligation to account therefore. Lessee shall reimburse Lessor for any and all expenses reasonably incurred by Lessor in disposing of any of the Excluded Lessee's Personal Property in accordance with the immediately preceding sentence and shall either at its own expense restore the Leased Properties to the condition required by Section 9.1.7, including repair of all damages to the Leased Properties caused by the removal of any of the Excluded Lessee's Personal Property, or reimburse Lessor for any and all expense reasonably incurred by Lessor for such restoration and repair.

5.4  Grant of Security Interest in Lessee's Personal Property. Lessee has concurrently granted to Lessor a security interest in all of Lessee's Personal Property and certain intangible personal property related to the Leased Properties, as more particularly described in the Amended Security Agreement.

ARTICLE VI.

6.1  Condition of the Leased Properties. Lessee has been and currently is in possession of the Leased Properties and otherwise has knowledge of the condition of the Leased Properties and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Lessee continues to lease the Leased Properties "as is" in their condition at the time this Master Lease is entered into. Lessee waives any claim or action against Lessor in respect of the condition of any Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, TO LESSEE OR TO ANY PARTY WITH WHICH LESSEE ENTERS INTO A MANAGEMENT CONTRACT, IN RESPECT OF ANY LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT EACH LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO LESSEE. Lessee further acknowledges that Lessee is solely responsible for the condition of the Leased Properties from and after the Commencement Date. Unless any Leased Property was acquired from Lessee, and to the extent permitted by law, Lessor hereby assigns to Lessee, all of Lessor's rights, if any, to proceed against any predecessor in title for breaches of warranties or representations, or for latent defects in such Leased Property and Lessee agrees to fully prosecute any and all such claims. Lessor shall cooperate with Lessee in the prosecution of any such claims, in Lessor's or Lessee's name, all at Lessee's sole cost and expense.

6.2  Use of Leased Properties.

6.2.1  Lessee covenants that it will obtain and maintain all approvals, licenses and permits needed to use and operate the Leased Properties and the Facilities under applicable local, state and federal law, including, but not limited to, licensure as a licensed nursing home or other applicable designation, such as rehabilitation hospital, and Medicare or Medicaid certification, to the extent applicable to the operation of each Facility from time to time.

6.2.2  After the Commencement Date and during the entire Term, Lessee shall use or cause each Leased Property to be used as the applicable Facility thereon is currently licensed, and for such other uses as may be necessary or incidental to such use (the particular such use is herein referred to as the "Primary Intended Use"). Lessee shall not use any Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use shall be made or permitted to be made by Lessee, its agents and employees of any Leased Properties, and no acts shall be done by Lessee, its agents and employees, which will cause the cancellation of any insurance policy covering any Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about any Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations.

6.2.3  Lessee covenants and agrees that during the Term it will continuously operate the Facilities on the Leased Properties as providers of health care services in accordance with the Primary Intended Use and that it will maintain its certification for reimbursement and licensure and its accreditation, if applicable.

6.2.4  Lessee shall not commit or suffer to be committed any waste on any Leased Property nor shall Lessee cause or permit any nuisance thereon.

6.2.5  Lessee shall neither suffer nor permit any Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of such Leased Property or any portion thereof.

6.3  Certain Environmental Matters.

6.3.1  Definitions. The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular:

(a) Clean-Up: The investigation, removal, restoration, remediation and/or elimination of, or other response to, Contamination (as hereinafter defined) to the satisfaction of all governmental agencies having jurisdiction, in compliance with or as may be required by Environmental Laws (as hereinafter defined).

(b) Contamination. The presence, Release or threatened Release of any Hazardous Substance at any Leased Property in violation of any Environmental Law, or in a quantity that would give rise to any affirmative Clean-Up obligation under an Environmental Law, including, but not limited to, the existence of any injury or potential injury to public health, safety, natural resources or the environment associated therewith, or any other environmental condition at, in, about, under or migrating from or to such Leased Property.

(c) Environmental Documents: Each and every (i) document received by Lessee or any Affiliate from, or submitted by Lessee or any Affiliate to, the United States Environmental Protection Agency and/or any other federal, state, county or municipal agency responsible for enforcing or implementing Environmental Laws with respect to the condition of a Leased Property, or Lessee's operations at a Leased Property; and (ii) review, audit, report, or other analysis data pertaining to environmental conditions, including, but not limited to, the presence or absence of Contamination, at, in, or under or with respect to a Leased Property that have been prepared by, for or on behalf of Lessee.

(d) Environmental Laws: All federal, state and local laws (including, without limitation, common law), statutes, codes, ordinances, regulations, rules, orders, permits or decrees relating to the introduction, emission, discharge or release of Hazardous Substances into the indoor or outdoor environment (including, without limitation, air, surface water, groundwater, land or soil) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transportation or disposal of Hazardous Substances; or the Cleanup of Contamination, all as are now or may hereinafter be in effect.

(e) Environmental Report: The environmental review, audit and/or report relating to any Leased Property provided to Lessor in connection with Lessor's acquisition of such Leased Property.

(f) Hazardous Substances: Any and all dangerous, toxic or hazardous material, substance, pollutant, contaminant, chemical, waste (including medical waste), or substance including petroleum products, asbestos and PCB's defined, listed or described as such under any Environmental Law.

(g) Regulatory Actions: With respect to any Leased Property, any claim, demand, notice, action or proceeding brought, threatened or initiated by any governmental authority in connection with any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, and whether or not seeking costs, damages, equitable remedies, penalties or expenses.

(h) Release: The intentional or unintentional spilling, leaking, dumping, pouring, emptying, seeping, disposing, discharging, emitting, depositing, injecting, leaching, escaping, abandoning, or any other release or threatened release, however defined, of any Hazardous Substance.

(i) Third Party Claims: Any claims, actions, demands or proceedings (other than Regulatory Actions) howsoever based (including without limitation those based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to health welfare or property) due to Contamination, and whether or not seeking costs, damages, penalties or expenses, brought by any person or entity other than a governmental agency.

6.3.2  Prohibition Against Use of Hazardous Substances. Lessee shall not permit, conduct or allow on any Leased Property, the generation, introduction, presence, maintenance, use, receipt, acceptance, treatment, manufacture, production, installation, management, storage, disposal or release of any Hazardous Substance except for those types and quantities of Hazardous Substances necessary for and ordinarily associated with the conduct of Lessee's business and in full compliance with all Environmental Laws.

6.3.3  Notice of Environmental Claims, Actions or Contaminations. Lessee will notify Lessor, in writing, promptly upon learning of any existing, pending or threatened: (i) investigation, inquiry, claim or action by any governmental authority with respect to any Leased Property in connection with any Environmental Law, (ii) Third Party Claims, (iii) Regulatory Actions, and/or (d) Contamination of any Leased Property.

6.3.4  Costs of Remedial Actions with Respect to Environmental Matters. If any investigation and/or Clean-Up of any Hazardous Substance or other environmental condition on, under, about or with respect to any Leased Property is required by any Environmental Law, then Lessee shall complete, at its own expense, such investigation and/or Clean-Up or cause each such other person as may be responsible for any of the foregoing to conduct such investigation and/or Clean-Up.

6.3.5  Delivery of Environmental Documents. Lessee shall deliver to Lessor complete copies of any and all Environmental Documents that may now be in or at any time hereafter come into the possession of Lessee.

6.3.6  Environmental Audit. At Lessee's expense, Lessee shall from time to time, after Lessor's request therefor, provide to Lessor a written certificate, in form and substance satisfactory to Lessor, from an environmental firm acceptable to Lessor, which states that there is no Contamination on the Leased Property identified by Landlord in such request and that such Leased Property is otherwise in strict compliance with Environmental Laws (the "Environmental Audit"). All tests and samplings shall be conducted using generally accepted and scientifically valid technology and methodologies. Lessee shall give the engineer or environmental consultant reasonable access to such Leased Property and to all records in the possession of Lessee that may indicate the presence (whether current or past) or a Release or threatened Release of any Hazardous Substances on, in, under or about such Leased Property. Lessee shall also provide the engineer or environmental consultant an opportunity to interview such persons employed in connection with such Leased Property as the engineer or consultant deems appropriate. However, Lessor shall not be entitled to request such certificate or certificates from Lessee unless (i) there have been any changes, modifications or additions to any Environmental Laws as applied to or affecting such Leased Property; (ii) a significant change in the condition of any Leased Property has occurred; or (iii) Lessor has another good reason for requesting such certificate or certificates. If the Environmental Audit discloses the presence of Contamination or any noncompliance with Environmental Laws, Lessee shall immediately perform all of Lessee's obligations hereunder with respect to such Hazardous Substances or noncompliance.

6.3.7  Entry onto Leased Property for Environmental Matters. If Lessee fails to provide the Environmental Audit contemplated by Section 7.3.6 hereof, Lessee shall permit Lessor from time to time, by its employees, agents, contractors or representatives, to enter upon such Leased Property for the purposes of conducting such soil and chemical tests or any other environmental investigations, examinations, or analyses (hereafter collectively referred to as "Investigation") as Lessor may desire. Lessor, and its employees, agents, contractors, consultants and/or representatives, shall conduct any such investigation in a manner which does not unreasonably interfere with Lessee's use of and operations on any Leased Property (however, reasonable temporary interference with such use and operations is permissible if the investigation cannot otherwise be reasonably and inexpensively conducted). Other than in an emergency, Lessor shall provide Lessee with prior notice before entering any of the Leased Properties to conduct such Investigation, and shall provide copies of any reports or results to Lessee, and Lessee shall cooperate fully in such Investigation.

6.3.8  Environmental Matters Upon Termination or Expiration of Term of This Master Lease. Upon the termination of the Term or the expiration of the Term of this Master Lease, Lessee shall cause the Leased Properties to be delivered free of any and all Contamination, Regulatory Actions and Third Party Claims and otherwise in strict compliance with all Environmental Laws with respect thereto.

6.3.9  Compliance with Environmental Laws. Lessee shall comply with, and cause its agents, servants and employees, to comply with, and shall use reasonable efforts to cause each tenant and other occupant and user of each Leased Property, and the agents, servants and employees of such tenants, occupants and users, to comply with each and every Environmental Law applicable to Lessee and each such tenant, occupant or user with respect to each Leased Property. Specifically, but without limitation:

  Maintenance of Licenses and Permits. Lessee shall obtain and maintain (and Lessee shall use reasonable efforts to cause each tenant, occupant and user to obtain and maintain) all permits, certificates, licenses and other consents and approvals required by any applicable Environmental Law from time to time with respect to Lessee, each and every part of the Leased Properties and/or the conduct of any business at the Facilities or related thereto;
  Contamination. Lessee shall not cause, suffer or permit any Contamination;
  Clean-Up. If a Contamination occurs, Lessee promptly shall cause the Clean-Up and the removal of any Hazardous Substance and in any such case such Clean-Up and removal of the Hazardous Substance shall be effected in strict compliance with and in accordance with the provisions of the applicable Environmental Laws;
  Discharge of Lien. Within twenty (20) days of the date any lien is imposed against any Leased Property or any part thereof under any Environmental Law (or, in the event that under the applicable Environmental Law, Lessee is unable, acting diligently, to do so within twenty (20) days, then within such period as is required for Lessee, acting diligently, to do so), Lessee shall cause such lien to be discharged (by payment, by bond or otherwise to Lessor's absolute satisfaction);
  Notification of Lessor. Promptly upon receipt by Lessee of notice or discovery by Lessee of any fact or circumstance which might result in a breach or violation of any covenant or agreement, Lessee shall notify Lessor in writing of such fact or circumstance; and
  Requests, Orders and Notices. Promptly upon receipt of any request, order or other notice relating to any Leased Property under any Environmental Law, Lessee shall forward a copy thereof to Lessor.

6.3.10  Environmental Related Remedies. In the event of a breach by Lessee beyond any applicable notice and/or grace period of its covenants with respect to environmental matters, Lessor may, in its sole discretion, do any one or more of the following (the exercise of one right or remedy hereunder not precluding the simultaneous or subsequent taking of any other right hereunder):
  Cause a Clean-Up. Cause the Clean-Up of any Hazardous Substance or other environmental condition on or under any Leased Property, or both, at Lessee's cost and expense; or
  Payment of Regulatory Damages. Pay on behalf of Lessee any damages, costs, fines or penalties imposed on Lessee as a result of any Regulatory Actions; or
  Payments to Discharge Liens. Make any payment on behalf of Lessee or perform any other act or cause any act to be performed which will prevent a lien in favor of any federal, state or local governmental authority from attaching to any Leased Property or which will cause the discharge of any lien then attached to such Leased Property; or
  Payment of Third Party Damages. Pay, on behalf of Lessee, any damages, cost, fines or penalties imposed on Lessee as a result of any Third Party Claims; or
  Demand of Payment. Demand that Lessee make immediate payment of all of the costs of such Clean-Up and/or exercise of the remedies set forth in this Section 7.3 incurred by Lessor and not theretofore paid by Lessee as of the date of such demand, whether or not such costs exceed the amount of Rent and Additional Charges that are otherwise to be paid pursuant to this Master Lease, and whether or not any court has ordered the Clean-Up, and payment of said costs shall become immediately due, without notice.
6.3.11  Environmental Indemnification. Lessee shall and does hereby agree to defend Lessor, its principals, officers, directors, agents and employees (hereinafter, all "Indemnitees") from and against each and every incurred and potential claim, cause of action, demand or proceeding, and does hereby agree to indemnify, defend and hold harmless Indemnitees from and against each and every obligation, fine, laboratory fee, liability, loss, penalty, imposition, settlement, levy, lien removal, litigation, judgment, disbursement, expense and/or cost (including without limitation the cost of each and every Clean-Up), however defined and of whatever kind or nature, known or unknown, foreseeable or unforeseeable, contingent, incidental, consequential or otherwise (including, but not limited to, attorneys' fees, consultants' fees, experts' fees and related expenses, capital, operating and maintenance costs, incurred in connection with (i) any investigation or monitoring of site conditions at any Leased Property, and (ii) any Clean Up required or performed by any federal, state or local governmental entity or performed by any other entity or person because of the presence of any Hazardous Substance, Release, threatened Release or any Contamination on, in, under or about any of the Leased Properties) which may be asserted against, imposed on, suffered or incurred by, each and every Indemnitee arising out of or in any way related to, or allegedly arising out of or due to any environmental matter including, but not limited to, any one or more of the following:

  Release Damage or Liability. The presence of Contamination in, on, at, under, or near any Leased Property or migrating to any Leased Property from another location;
  Injuries. All injuries to health or safety (including wrongful death), or to the environment, by reason of environmental matters relating to the condition of or activities past or present on, at, in or under any Leased Property;
  Violations of Law. All violations, and alleged violations, of any Environmental Law relating to any Leased Property or any activity on, in, at, under or near any Leased Property;
  Misrepresentation. All material misrepresentations relating to environmental matters in any documents or materials furnished by Lessee to Lessor and/or its representatives in connection with this Master Lease;
  Event of Default. Each and every Event of Default hereunder relating to environmental matters;
  Lawsuits. Any and all lawsuits brought or threatened against any one or more of the Indemnitees, settlements reached and governmental orders relating to any Hazardous Substances at, on, in, under or near any Leased Property, and all demands of governmental authorities, and all policies and requirements of Lessor's, based upon or in any way related to any Hazardous Substances at, on, in or under any Leased Property; and
  Presence of Liens. All liens imposed upon any Leased Property and charges imposed on any Indemnitee in favor of any governmental entity or any person as a result of the presence, disposal, release or threat of release of Hazardous Substances at, on, in, from or under any Leased Property.
6.3.12  Rights Cumulative and Survival. The rights granted Lessor under this Section are in addition to and not in limitation of any other rights or remedies available to Lessor hereunder or allowed at law or in equity. The obligations of Lessee to defend, indemnify and hold Lessor harmless, as set forth in this Section 7.3, arising as a result of an act, omission, condition or other matter occurring or existing during the Term, whether or not the act, omission, condition or matter as to which such obligations relate is discovered during the Term, shall survive the expiration or earlier termination of the Term of this Master Lease.

ARTICLE VIII.

8.1  Representations and Warranties of Lessee and Sun. Each of Lessee and Sun hereby represents and warrants to Lessor as of the Delivery Date as follows:

(a) Good Standing; Due Authorization. Sun is duly incorporated and is validly existing in good standing under the laws of the State of Delaware. Each of the Lessees has been duly formed or organized and is validly existing in good standing under the laws of the state or jurisdiction of its organization or formation. The execution, delivery and performance of this Master Lease (including the authorization, sale, issuance and delivery of the Common Stock) by Sun and each Lessee have been duly authorized by all requisite corporate action and no further consent or authorization of any Lessee, Sun, the Board or Sun's shareholders is required.

(b) Enforceability. This Master Lease has been duly executed and delivered by each of Sun and each Lessee and, when this Master Lease is duly authorized, executed and delivered by Lessor, will be a valid and binding agreement enforceable against Sun and Lessee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The issuance of the Common Stock will not be subject to any preemptive or similar rights.

(c) Authority. Each of Lessee and Sun has full corporate power and authority necessary to (i) own and operate its properties and assets, execute and deliver this Master Lease, (ii) perform its obligations hereunder (including, but not limited to, the issuance of the Common Stock) and (iii) carry on its business as presently conducted and as presently proposed to be conducted. Each Lessee is duly qualified and authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business affairs, assets or results of operations of Sun and its subsidiaries, taken as a whole.

(d) Consents. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Sun or any Lessee of this Master Lease or the performance by Sun or any Lessee of any of its obligations hereunder other than such as may already have been received.

(e) No Conflicts. Neither the execution and delivery by Sun or any Lessee of this Master Lease nor the performance by Sun or any Lessee of any of its obligations hereunder:

(i) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any person under (A) the certificates of incorporation, by-laws or other organizational documents of Sun or any of its subsidiaries, including Lessee, (B) any decree, judgment, order, or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Sun or any Lessee or any of their subsidiaries or any of their respective properties or assets or any material law, treaty, rule or regulation, (C) the terms of any bond, debenture, note, indenture, credit agreement or any other evidence of indebtedness, or any material agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Sun, any Lessee or any of their subsidiaries is a party, by which Sun, any Lessee or any of its subsidiaries is bound, or to which any of the properties or assets of Sun, any Lessee or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Sun or any of its subsidiaries is a party, or (E) any material rule or regulation of the OTCBB, the NASD or any rule or regulation of any quotation services or any markets where Sun's securities are publicly traded or quoted, applicable either to Sun or the transactions contemplated hereby; or

(ii) results in the creation or imposition of any lien, charge or encumbrance upon the Common Stock or any material lien, charge or encumbrance upon any of the properties or assets of Sun, any Lessee or any of its subsidiaries.

(f) Common Stock. Sun has validly reserved a sufficient number of shares of Common Stock for issuance to Lessor under this Master Lease. When issued to Lessor in accordance with the terms of this Master Lease each share of Common Stock:

(i) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

(ii) will be free and clear of any security interests, liens, claims or other encumbrances; and

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Sun.

(g) SEC Filings. Since January 1, 2003, none of Sun's filings with the SEC under the Securities Act, or under Section 13(a) or 15(d) of the Exchange Act (each an "SEC Filing") contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. Except as disclosed in Sun's SEC Filings on or before the Delivery Date, since January 1, 2003, there has not been any pending or, to the best knowledge of Sun, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Sun or any of its affiliates that is likely to cause a material adverse change in the condition, financial or otherwise, or in the business affairs, assets, results of operations of Sun, whether or not arising in the ordinary course of business. During the period from the date of Sun's most recent SEC Filing to the Delivery Date, there has not been any material adverse change in the condition, financial or otherwise, or in the business affairs, assets or results of operations of Sun, whether or not arising in the ordinary course of business.

9;

(h) Securities Exemption. The offer and issuance of the Common Stock to Lessor pursuant to this Master Lease will be made in accordance with an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and pursuant to the exemption available under Subtitle 6 of the Maryland Securities Act, which Lessor represents to be the sole State law applicable to the offer and issuance of the Common Stock.

(i) Capital Stock. Sun has the authorized, issued and outstanding capitalization set forth in Sun's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; subject to (i) the issuance of up to 105,344 shares of Common Stock pursuant to Sun's Plan of Reorganization approved by the United States Bankruptcy Court in and for the District of Delaware by order dated February 6, 2002 (the "Reorganization Plan"), (ii) the issuance of 4,425,232 shares of Common Stock and the issuance of warrants to purchase a total of 1,770,084 shares of Common Stock pursuant to those certain Subscription Agreements, Registration Rights Agreements and Warrants filed as exhibits to Sun's Current Report to the SEC on Form 8-K filed on February 20, 2004, (iii) the issuance of Common Stock upon exercise of options outstanding under Sun's 2002 Management Equity Incentive Plan, (iv) the issuance of Common Stock upon exercise of options outstanding under Sun's 2002 Non-Employee Director Equity Incentive Plan, as amended, (v) the issuance of Common Stock upon the exercise of warrants to purchase approximate 500,000 shares of Common Stock at an exercise price of $76 per share outstanding under the Reorganization Plan, and (vi) restricted stock awards for 90,000 shares of Common Stock made in January 2004 under Sun's Management Equity Incentive Plan, (vii) the issuance of Common Stock upon exercise of outstanding warrants or other rights to acquire shares described in the SEC Filings and (viii) the issuance of warrants to Roth Capital Partners, LLC in connection with the transactions contemplated by the agreements referenced in clause (ii) above (the "Roth Warrants"). All of the outstanding shares of capital stock of Sun and its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in the SEC Filings, all of the outstanding shares of capital stock of the subsidiaries of Sun are owned, directly or indirectly, by Sun, except where the failure to own such capital stock would not have a material adverse impact upon the financial condition of the Sun and its subsidiaries taken as a whole. The shares of capital stock of Sun and its subsidiaries that are reserved for issuance pursuant to stock option plans or other equity incentive plans is as set forth in the SEC Filings. Except for (i) up to 105,344 additional shares of Common Stock to be issued pursuant to the Reorganization Plan, (ii) the options outstanding under Sun's 2002 Management Equity Incentive Plan, (iii) the options outstanding under Sun's 2002 Non-Employee Director Equity Incentive Plan, as amended, (iv) the shares of Common Stock that may be issuable upon the conversion of the Deferred Base Rent into Common Stock as contemplated in this Master Lease, (v) warrants to purchase approximate 500,000 shares of Common Stock at an exercise price of $76 per share outstanding under the Reorganization Plan, (vi) the outstanding warrants or other rights to acquire shares described in the SEC Filings and (vii) the Roth Warrants, there are no outstanding options, warrants or other rights to purchase shares of capital stock of Sun or its subsidiaries.

(j) Proceedings. There is no pending or, to the best knowledge of Sun or any Lessee, threatened action, suit, proceeding or investigation before any court, governmental agency or body or arbitrator having jurisdiction over Sun, any Lessee or any of their Affiliates that would materially affect the execution by Sun or any Lessee of this Master Lease.

8.2  Representations and Warranties of Lessor. Lessor hereby represents and warrants to Sun as of the Delivery Date as follows:

(a) Accredited Investor. Each Lessor is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933.

(b) Investment Intent. If the Carry-Over Base Rent is converted into Common Stock, Lessor will be acquiring the Common Stock for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom,

(c) Good Standing; Due Authorization. Omega is duly incorporated and validly existing in good standing under the laws of the State of Maryland. Each of the entities comprising Lessor has been duly formed or organized and is validly existing in good standing under the laws of the state or jurisdiction of its organization or formation. The principal place of business of Omega and each Lessor is in the State of Maryland. The execution, delivery and performance of this Master Lease (including the acquisition of the Conversion Shares in the event of the conversion of the Deferred Base Rent in accordance with the terms hereof) by each Lessor have been duly authorized by all requisite corporate action and no further consent or authorization of any Lessor, Omega, the Board or Omega's shareholders is required.

(d) Enforceability. This Master Lease has been duly executed and delivered by each of Omega and each Lessor and, when this Master Lease is duly authorized, executed and delivered by Lessee, will be a valid and binding agreement enforceable against Omega and each Lessor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(e) Authority. Each of each Lessor and Omega has full corporate power and authority necessary to (i) own and operate its properties and assets, execute and deliver this Master Lease, (ii) perform its obligations hereunder and (iii) carry on its business as presently conducted and as presently proposed to be conducted.

(f) Consents. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Omega or any Lessor of this Master Lease or the performance by Omega or any Lessor of any of its obligations hereunder other than such as may already have been received. In furtherance and not in limitation of the foregoing, Omega and Lessor (i) represent and warrant that (A) all of the amendments, modifications and waivers to the Existing Master Leases provided for herein, including, but not limited to, the reduction in the Base Rent and the waiver of the requirement for the Security Deposits, are permitted, without the need for Lessee, Sun, Omega or Lessor to secure further consent, under the terms of that Loan Agreement dated as of June 23, 2003 among General Electric Capital Corporation ("GECC") and the other financial institutions who are or thereafter become parties thereto (the "Omega Lenders"), as Lender and Lessor and certain affiliates of Lessor, as Borrowers (the "GECC Loan Agreement") and (B) in particular that the requirements of Section 6.1.5 of the GECC Loan Agreement will be satisfied after the execution by Omega, Lessor and Lessee of this Master Lease and (ii) acknowledge and agree that Sun and Lessee are relying on the representations set forth in clause (i) hereof in not seeking consent from GECC under the Subordination, Non-Distribution and Attornment Agreement dated as of June 23, 2003 executed by Lessee, Lessor, certain affiliates of Lessor and GECC as agent for the Omega Lenders.

(g) No Conflicts. Neither the execution and delivery by Omega or any Lessor of this Master Lease nor the performance by Omega or any Lessor of any of its obligations hereunder violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any person under (A) the certificates of incorporation, by-laws or other organization documents of Omega or any of its subsidiaries, including Lessor, (B) any decree, judgment, order, or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Omega or any Lessor or any of their subsidiaries or any of their respective properties or assets or any material law, treaty, rule or regulation, (C) the terms of any bond, debenture, note, indenture, credit agreement or any other evidence of indebtedness, or any material agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Omega, any Lessor or any of their subsidiaries is a party, by which Omega, any Lessor or any of its subsidiaries is bound, or to which any of the properties or assets of Omega, any Lessor or any of its subsidiaries is subject, or (D) any material rule or regulation of the quotation services or any markets where Omega's securities are publicly traded or quoted, applicable either to Omega or the transactions contemplated hereby.

8.3  Limitation on Remedies. Notwithstanding any provision of this Master Lease to the contrary, with respect to any breach as of the Delivery Date of the representations and warranties set forth in Sections 8.1 and 8.2, each of the parties shall have any and all rights or remedies available at law or in equity, other than the right (i) to recover incidental and consequential damages or (ii) to seek any remedy designed to result in a termination of Lessee's leasehold rights hereunder or (iii) to enforce the remedies specified in Article XVI hereof.

8.4  Compliance with Legal and Insurance Requirements. Subject to Section 12.1 relating to permitted contests, Lessee, at its expense, will promptly (i) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Properties and Lessee's Personal Property, whether or not compliance therewith requires structural changes in any of the Leased Improvements (any such structural changes, nevertheless, being subject to Lessor's prior written approval, which approval shall not be unreasonably withheld or unreasonably delayed) or interferes with the use and enjoyment of the Leased Properties including such expenditures as are required to conform the Leased Properties to such standards as may from time to time be required by Federal Medicare (Title 18) or Medicaid (Title 19) Skilled Care Nursing Programs, if applicable, or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over any Leased Property as a condition to the continued operation of such Leased Property, approved for Medicare, Medicaid or similar programs, pursuant to present or future laws or governmental regulation and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for any use of any Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of any Leased Property or any part thereof.

8.5  Legal Requirement Covenants. Lessee covenants and agrees that the Leased Properties and Lessee's Personal Property shall not be used for any unlawful purpose. Lessee further covenants and agrees that Lessee's use of the Leased Properties and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state, and federal laws, ordinances, rules, and regulations (including but not limited to the Americans with Disabilities Act) unless the same are held by a court of competent jurisdiction to be unlawful. Lessee may, however, upon prior written Notice to Lessor, contest the legality or applicability of any such law, ordinance, rule or regulation, or any licensure or certification decision as provided in Section 12.1. The judgment of any court of competent jurisdiction or the admission of Lessee in any action or proceeding against Lessee, whether Lessor is a party thereto or not, that Lessee has violated any such Legal Requirements or Insurance Requirements shall be conclusive of that fact as between Lessor and Lessee.

8.6  Certain Covenants Regarding Management

8.6.1. Limitation of Management Fees. A condition to the effectiveness of the Term with respect to this Master Lease shall be the disclosure to Lessor of the terms of any management agreement between Lessee and any other entity affecting the operational control of any Facility, and Lessor's approval, which shall not be unreasonably withheld, of such terms and of such other entity. Each manager shall subordinate its right to receive any management fee from any Facility to Lessee's obligation to pay Lessor the Base Rent and Additional Charges for such Facility.

8.6.2 Management Agreements. Lessee covenants that during the Term of this Lease it shall neither (i) enter into any management agreement with respect to a Facility without Lessor's approval, which Lessor shall not unreasonably withhold (provided the proposed manager does not fail to meet the criteria set forth in paragraphs 2 and 3 set forth on Exhibit G which would be applicable to it if it were a proposed "Transferee" and it is not proposed that the use of the affected Leased Property change from the Primary Intended Use or violate any other agreement affecting the affected Leased Property), or (ii) amend, modify, renew, replace or otherwise change the terms of any existing management agreement for a Facility without the prior written consent of Lessor, which Lessor may not unreasonably withhold, and, in either case, without a satisfactory subordination by such manager of its right to receive its management fee to the obligation of Lessee to pay the Base Rent and Additional Charges to Lessor.

ARTICLE IX.

9.1  Maintenance and Repair.

9.1.1  Lessee, at its expense, will keep the Leased Properties and all fixtures thereon and all landscaping, private roadways, sidewalks and curbs appurtenant thereto and which are under Lessee's control and Lessee's Personal Property in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, the elements or the age of the Leased Properties or any portion thereof, or any cause whatever except the failure of Lessor to make any payment or to perform any act expressly required under this Master Lease or any willful misconduct of Lessor), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition whether or not existing prior to the commencement of the Term (concealed or otherwise). Lessee shall not make any changes or alterations to any Leased Property, except as permitted pursuant to Article X .

9.1.2  Lessee shall do or cause others to do all shoring of any Leased Property or adjoining property (whether or not owned by Lessor) or of the foundations and walls of the Leased Improvements, and every other act necessary or appropriate for the preservation and safety thereof, by reason of or in connection with any subsidence, settling or excavation or other building operation upon any of the Leased Properties or adjoining property, whether or not Lessor shall, by any Legal Requirements, be required to take such action or be liable for the failure to do so. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work, and, subject to the provisions of paragraph 9.1.6, where, by reason of age or condition, such repairs cannot be made to the quality of the original work, the property to be repaired shall be replaced.

9.1.3  It is the intention of these provisions that the level of maintenance of the Leased Properties shall be not less than the standard applied by Lessee in its operation of other similar licensed health care facilities it owns and/or operates. At all times Lessee shall maintain, operate and otherwise manage the Leased Properties on a quality basis and in a manner consistent with the standards of other facilities in the market area for the Leased Properties.

9.1.4  Lessor shall not under any circumstances be required to build or rebuild any improvements on any Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to any Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or upon any adjoining property, whether to provide lateral or other support for any Leased Property or abate a nuisance affecting any Leased Property, or otherwise, or to make any expenditure whatsoever with respect thereto, in connection with this Master Lease, or to maintain any Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Master Lease or hereafter enacted.

9.1.5  Nothing contained in this Master Lease, and no action or inaction by Lessor, shall be construed for the benefit of any contractor, subcontractor, laborer, materialman or vendor as (i) constituting the consent or request of Lessor, expressed or implied, to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to any Leased Property or any part thereof, or (ii) subject to the provisions of Section 12.1 , giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in any Leased Property, or any portion thereof. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanics' lien laws now or hereafter existing.

9.1.6  Lessee shall, from time to time, replace with other operational equipment or parts or property (the "Replacement Property") any of the Fixtures or Lessor's Personal Property (the "Replaced Property") which shall have (i) become worn out, obsolete or unusable for the purpose for which it is intended, (ii) been taken by Condemnation, in which event Lessee shall be entitled to that portion of any Award made therefor, or (iii) been lost, stolen, damaged or destroyed; provided, however, that the Replacement Property shall (1) be in good operating condition, (2) have a then value (as adjusted for inflation) and useful life at least equal to the value and estimated useful life of the Replaced Property as of the date hereof for Replaced Property specified in Subparagraph 9.1.6(i), or have a value and useful life at least equal to the value and estimated useful life of the Replaced Property immediately prior to the time that the Replaced Property specified in Subparagraphs 9.1.6 (ii) and 9.1.6 (iii) had become so taken or so lost, stolen, damaged or destroyed, and (3) be suitable for a use which is the same or similar to that of the Replaced Property. Lessee shall repair at its sole cost and expense all damage to the Leased Properties caused by the removal of Replaced Property or other personal property of Lessee or the installation of Replacement Property. All Replacement Property shall become the property of Lessor and shall become a part of the Fixtures or Lessor's Personal Property, as the case may be, to the same extent as the Replaced Property had been. Lessee shall promptly advise Lessor of all such Replacement Property, and if so requested by Lessor in writing, Lessee shall promptly cause to be executed and delivered to Lessor an invoice, bill of sale or other appropriate instrument evidencing the transfer or assignment to Lessor of all estate, right, title and interest (other than the leasehold estate created hereby) of Lessee or any other Person in and to the Replacement Property, free from all liens and other exceptions to title, and Lessee shall pay all taxes, fees, costs and other expenses that may become payable as a result thereof. At the expiration of the Term or the sooner termination of this Master Lease, the Leased Properties covered by this Master Lease, including all Leased Improvements, Fixtures and Personal Property shall be in good operating condition, ordinary wear and tear excepted. Notwithstanding the foregoing, Lessee shall be deemed to be in compliance with the requirements of this Section 9.1.6 if the total amount of the Permitted Personal Property Leases or Liens affecting the Replaced Property or Lessee's Personal Property (other than the Excluded Lessee's Personal Property) for any Facility at any time does not exceed, (i) in the case of a Facility, the Primary Intended Use of which is as a nursing home, $1000 per bed and (i) in the case of a Facility, the Primary Intended Use of which is as a rehabilitation hospital, $2750 per bed, which per bed limit shall be increased in the case of each of clauses (i) and (ii) on each anniversary of the Commencement Date by the percentage change in the CPI. For the avoidance of doubt, nothing herein shall be construed as limiting the liens or other exceptions to title which may affect the Excluded Lessee's Personal Property.

9.1.7  Upon the expiration or earlier termination of the Term, Lessee shall vacate and surrender the Leased Properties to Lessor as a fully equipped, licensed nursing home, with all equipment required by the laws of the State to maintain its then current license. The Leased Properties shall be returned in the condition in which it was originally received from Lessor, ordinary wear and tear excepted, and except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Master Lease.

9.2  Encroachments, Restrictions, etc. Except in the case of Permitted Encumbrances, if any of the Leased Improvements, at any time, encroaches upon any property, street or right-of-way adjacent to the Leased Properties, or violates the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting any Leased Property, or any part thereof, or impairs the rights of others under any easement or right-of-way to which the Leased Properties is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment as provided in Section 12.1 and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (ii) make such changes to the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Properties for the Primary Intended Use substantially in the manner and to the extent the Leased Properties were operated prior to the assertion of such violation, impairment or encroachment. Lessee shall in no event have any claim or offset with respect to any such violation, impairment or encroachment. Any such alteration must be made in conformity with the applicable requirements of Article X.

ARTICLE X.

10.1  Construction of Alterations and Additions to the Leased Properties. Lessee shall not make or permit to be made any alterations, improvements or additions of or to any Leased Property or any part thereof, unless and until Lessee has obtained Lessor's written approval thereof if and as required pursuant to the terms of this Article X, which approval shall not be unreasonably withheld, and, if and as required by the terms of a Facility Mortgage, the approval of the Facility Mortgagee. Routine landscaping, painting, floor and wallcovering replacements shall not be deemed to be alterations within the meaning of this Article X.

10.1.1  Without the prior written consent of Lessor, Lessee shall not make any structural alterations to any Leased Property (other than replacement with the same materials in the same configuration) the cost of which in any period of twelve (12) consecutive months exceeds Fifty Thousand Dollars ($50,000), including, without limitation, any alterations to the roof, exterior and other load-bearing walls, windows and foundation of such Leased Property.

10.1.2  Without the prior written consent of Lessor, Lessee shall not make any non-structural alterations to any Leased Property (other than replacement with the same materials in the same configuration) the cost of which in any period of twelve (12) consecutive months exceeds the Self Administered Amount.

10.1.3  As to any proposed alterations that do not require the approval of Lessor, before commencing the proposed alterations Lessee shall give Lessor at least fifteen (15) Business Days' Notice, and, in the case of structural alterations not requiring the approval of Lessor, Lessee shall deliver a copy of the plans and specifications therefor to Lessor within thirty (30) days after the commencement of such alterations.

10.1.4  If the approval of Lessor of a proposed structural alteration is required, at least thirty (30) days prior to the date upon which Lessee wishes to commence construction of such alteration, Lessee shall cause a copy of the plans and specifications therefor, prepared at Lessee's expense by a licensed architect, to be submitted to Lessor and, if and as required by a Facility Mortgage, to the Facility Mortgagee. Lessor's approval shall not be unreasonably withheld or delayed.

10.1.5  If a required approval is granted, Lessee shall cause the work described in the approved plans and specifications to be performed at its expense, promptly and in a first class workmanlike manner, by a licensed general contractor and in compliance with all applicable Insurance Requirements and Legal Requirements and the standards herein. Each alteration, alone or in conjunction with each affected portion of any Leased Property, shall constitute a complete architectural unit in keeping with the character of such Leased Property and the area in which such Leased Property is located, and shall not diminish the value of such Leased Property or change the Primary Intended Use of such Leased Property. Each and every such alteration shall immediately become a part of any Leased Property and shall belong to Lessor subject to the terms and conditions of this Master Lease. Lessee shall have no claim against Lessor at any time in respect of the cost or value of any such alteration. All materials which are scrapped or removed in connection with the making of such alteration shall be the property of Lessee. There shall be no adjustment in the Base Rent by reason of any such alteration.

10.1.6  In connection with any alteration which involves the removal, demolition or disturbance of any asbestos-containing material, Lessee shall cause to be prepared at its expense a full asbestos assessment applicable to such alteration, and shall carry out such asbestos monitoring and maintenance program as shall reasonably be required thereafter in light of the results of such assessment.

ARTICLE XI.

11.1  Liens. Subject to the provisions of Section 12.1 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (i) this Master Lease, (ii) the Permitted Encumbrances, (iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor (Lessor's consent to such liens not to be unreasonably withheld or delayed) and any Facility Mortgagee or any easements granted by or consented to in writing by Lessor, (iv) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (v) subleases permitted by Article XXIII, (vi) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (a) the same are not yet payable, or (b) such liens are in the process of being contested as permitted by Section 12.1, (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (a) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor and (b) any such liens are in the process of being contested as permitted by Section 12.1, (viii) any liens which are the responsibility of Lessor hereunder, and (ix) any other liens expressly permitted by the terms hereof).

ARTICLE XI.

12.1  Permitted Contests. Lessee, on its own or on Lessor's behalf (or in Lessor's) name, but at Lessee's sole cost and expense, may contest the amount or validity of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim, or any encroachment or restriction burdening any Leased Property as provided in Section 9.2 ("Claims"), not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way as relieving, modifying or extending Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale of any Leased Property, or any part thereof, to satisfy the same or cause Lessor or Lessee to be in default under any Encumbrance or in violation of any Legal Requirements or Insurance Requirements upon any Leased Property or any interest therein. Upon request of Lessor, Lessee shall either (i) provide a bond, letter of credit or other assurance reasonably satisfactory to Lessor and any court having jurisdiction thereof that all Claims which may be assessed against any Leased Property together with interest and penalties, if any, thereon will be paid, or (ii) deposit within the time otherwise required for payment with a bank or trust company selected by Lessor as trustee, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim on any Leased Property, or any part thereof, in said legal proceedings, or (iii) deposit in the court having jurisdiction thereof an amount required by the laws of the State in which a Facility is located, to release any lien from any Leased Property. Lessee shall furnish Lessor and any lender of Lessor and any other party entitled to assert or enforce any Legal Requirements or Insurance Requirements with evidence of such deposit within five (5) days of the same. Lessor agrees to join in any such proceedings if required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses, including but not limited to reasonable attorneys' fees incurred in any arbitration proceeding, trial, appeal and post-judgment enforcement proceedings. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. If Lessee fails to pay or satisfy the requirements or conditions of any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon thirty (30) days' advance written Notice to Lessee, pay such charges or satisfy such claims together with any interest and penalties and the same (or the cost thereof) shall be repayable by Lessee to Lessor as Additional Charges upon presentation of a written statement setting forth the amounts so claimed. If Lessor reasonably determines that the giving of such Notice would risk loss to any Leased Property or cause damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances.

12.2  Lessor's Requirement for Deposits. Upon and at any time after Lessee has failed on three (3) consecutive occasions to fulfill its obligations hereunder with respect to the payment of Rent or Impositions or the compliance with any Insurance Requirements or Legal Requirements, whether or not Lessor has declared an Event of Default hereunder, Lessor, in its sole discretion, shall thereafter be entitled to require Lessee to pay monthly a pro rata portion of the amounts required to comply with the relevant Insurance Requirements, any Imposition and any Legal Requirements, and when such obligations become due, Lessor shall pay them (to the extent of the deposit) upon Notice from Lessee requesting such payment. In the event that sufficient funds have not been deposited to cover the amount of the obligations due at least thirty (30) days in advance of the due date, Lessee shall forthwith deposit the same with Lessor upon written request from Lessor. Lessor shall not be obligated to pay Lessee any interest on any deposit so held by Lessor. Upon an Event of Default, any of the funds remaining on deposit may be applied in any manner and on such priority, as determined by Lessor and without Notice to Lessee.

ARTICLE XIII.

13.1  General Insurance Requirements. During the Term, Lessee shall at all times keep the Leased Properties, and all property located in or on Leased Property, including Lessor's Personal Property and Lessee's Personal Property, insured with the kinds and amounts of insurance described below. Except as otherwise provided in this Article XIII, (a) this insurance shall be written by companies authorized to do insurance business in the State and , (b) all such policies provided and maintained during the Term shall be written by companies having a rating classification of not less than "A-" and a financial size category of "Class X," according to the then most recent issue of Best's Key Rating Guide. The policies (other than Workers' Compensation policies) must name Lessor as an additional insured. Losses shall be payable to Lessor or Lessee as provided in Article XIV. In addition, the policies shall name as an additional insured, the holder of any mortgage deed of trust or other security agreement on the Leased Properties ("Facility Mortgagee") securing any Assumed Indebtedness and any other Encumbrance placed on the Leased Properties in accordance with the provisions of Article XXXIV ("Facility Mortgage"), as its interest may appear, by way of a standard form of mortgagee's loss payable endorsement in use in the State and in accordance with any such other requirements as may be established by the Facility Mortgagee. Any loss adjustment in the excess of the Self-Administered Amount shall require the written consent of Lessor, Lessee, and the Facility Mortgagee, which consent shall not be unreasonably withheld by either Lessor or Lessee. Evidence of insurance shall be deposited with Lessor and, if requested, with the Facility Mortgagee(s). If any provision of a Facility Mortgage requires deposits of premiums for insurance to be made with the Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts so required and Lessor shall transfer such amounts to the Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. Upon Lessee's request, Lessor shall provide Lessee with evidence of its transfer of such amounts. The policies on the Leased Properties, including the Leased Improvements, Fixtures and Lessor's Personal Property, and on Lessee's Personal Property, shall insure against the following risks:

13.1.1  Loss or damage by fire, vandalism and malicious mischief, earthquake (if available at commercially reasonable rates) and extended coverage perils commonly known as "Special Risk," and all physical loss perils normally included in such Special Risk insurance, including but not limited to sprinkler leakage, in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Section 13.2);

13.1.2  Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in any Facility, in such amounts with respect to any one accident as may be required by Lessor from time to time;

13.1.3  Loss of rental included in a business income or rental value insurance policy covering risk of loss during reconstruction necessitated by the occurrence of any of the hazards described in Sections 13.1.1 or 13.1.2 (but in no event for a period of less than twelve (12) months) in an amount sufficient to prevent either Lessor or Lessee from becoming a co-insurer;

3.1.4  Claims for personal injury or property damage under a policy of commercial general public liability insurance with a combined single limit per occurrence in respect of bodily injury and death and property damage of One Million Dollars ($1,000,000), and an aggregate limitation of Three Million Dollars ($3,000,000), which insurance shall include contractual liability insurance;

3.1.5  Claims arising out of professional malpractice in an amount not less than One Million Dollars ($1,000,000) for each person and for each occurrence and an aggregate limit of Three Million Dollars ($3,000,000);

3.1.6  Flood (when any Leased Property is located in whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

3.1.7  During such time as Lessee is constructing any improvements, Lessee, at its sole cost and expense, shall carry, or cause to be carried (i) workers' compensation insurance and employers' liability insurance covering all persons employed in connection with the improvements in statutory limits, (ii) a completed operations endorsement to the commercial general liability insurance policy referred to above, (iii) builder's risk insurance, completed value form, covering all physical loss, in an amount and subject to policy conditions satisfactory to Lessor, and (iv) such other insurance, in such amounts, as Lessor deems necessary to protect Lessor's interest in the Leased Properties from any act or omission of Lessee's contractors or subcontractors;

3.1.8  Lessee shall procure, and at all times during the Term of this Master Lease shall maintain, a policy of primary automobile liability insurance with limits of One Million Dollars ($1,000,000) per occurrence for owned and non-owned and hired vehicles; and

3.1.9  If Lessee chooses to carry umbrella liability coverage to obtain the limits of liability required hereunder, all such policies must cover in the same manner as the primary commercial general liability policy and must contain no additional exclusions or limitations materially different from those of the primary policy.

13.2  Replacement Cost. The term "full replacement cost" as used herein, shall mean as to each Leased Property, the actual replacement cost of the Leased Improvements, Fixtures and Personal Property, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy, of such Leased Property. In all events, full replacement cost shall be an amount sufficient that neither Lessor nor Lessee is deemed to be a co-insurer of a Leased Property. If Lessor believes that full replacement cost (the then replacement cost less such exclusions) of a Leased Property has increased at any time during the Term, it shall have the right to have such full replacement cost reasonably redetermined by an appraiser reasonably acceptable to the fire insurance company which is then carrying the largest amount of fire insurance carried on the Leased Properties, hereinafter referred to as "impartial appraiser". The determination of the impartial appraiser shall be final and binding on Lessor and Lessee, and Lessee shall forthwith increase, but not decrease, the amount of the insurance carried pursuant to this Section, as the case may be, to the amount so determined by the impartial appraiser, subject to the approval of the Facility Mortgagee, as applicable. Lessor and Lessee shall each pay one-half (1/2) of the fee, if any, of the impartial appraiser.

13.3  Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be required from time to time by the Facility Mortgagee and shall further at all times maintain worker's compensation insurance coverage for all persons employed by Lessee on the Leased Properties to the extent required under applicable State laws. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

13.4  Waiver of Subrogation. All insurance policies carried by either party covering the Leased Properties, the Fixtures, the Facilities, Lessor's Personal Property or Lessee's Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. Lessee shall pay any additional costs or charges for obtaining such waiver.

13.5  Form Satisfactory, etc.

(a) All of the policies of insurance referred to in this Article XIII shall be written in a form reasonably satisfactory to Lessor and any Facility Mortgagee. The property loss insurance policy shall contain a Replacement Cost Endorsement. If Lessee obtains and maintains the professional malpractice insurance described in Section 13.1.5 above on a "claims-made" basis, Lessee shall provide continuous liability coverage for claims arising during the Term either by obtaining an endorsement providing for an extended reporting period reasonably acceptable to Lessor in the event such policy is canceled or not renewed for any reason whatsoever, or by obtaining "tail" insurance coverage converting the policies to "occurrence" basis policies providing coverage for a period of at least three (3) years beyond the expiration of the Term. Lessee shall (i) pay when due all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date, (ii) with respect to any renewal policy, prior to the expiration of the existing policy, Lessee shall furnish a new policy or binder to Lessor) and (iii) promptly thereafter, deliver the certificate or the new policy and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor when due, which premiums shall be repayable to Lessor upon written demand therefor as Rent, and failure to repay the same shall constitute an Event of Default within the meaning of Section 16.1.

(b) Each insurer mentioned in this Article XIII shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor (and to any Facility Mortgagee, if required by the same) at least thirty (30) days' written notice before the policy or policies in question shall be materially altered or canceled.

(c) Notwithstanding any provision of this Article XIII to the contrary, each Lessor acknowledges and agrees that the coverage required to be maintained by Lessee, including but not limited to the coverages required under Sections 13.1.4, 13.1.5, 13.1.8 and any workers' compensation insurance, may be provided under one or more policies of self-insurance maintained by Sun and/or one or more of the Lessees or their respective Affiliates.

13.6  Increase in Limits. If, from time to time after the Commencement Date, Lessor determines in the exercise of its reasonable business judgment that the limits of the personal injury or property damage-public liability insurance then carried are insufficient, Lessor may give Lessee Notice of acceptable limits for the insurance to be carried; and the insurance shall thereafter be carried with limits as prescribed by Lessor until further increase pursuant to the provisions of this Section.

13.7  Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be materially different from that which would exist under a separate policy meeting all other requirements hereof by reason of the use of the blanket policy, and provided further that the requirements of this Article XIII (including satisfaction of the Facility Mortgagee's requirements and the approval of the Facility Mortgagee) are otherwise satisfied, and provided further that Lessee maintains specific allocations acceptable to Lessor.

13.8  No Separate Insurance.

13.8.1  Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amount of any then existing insurance by securing an additional policy or policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable hereunder.

13.8.2  Nothing herein shall prohibit Lessee from insuring against risks not required to be insured hereby, and as to such insurance, Lessor and any Facility Mortgagee need not be included therein as additional insureds, nor must the loss thereunder be payable in the same manner as losses are payable hereunder except to the extent required to avoid a default under the Facility Mortgage or any other Permitted Encumbrance.

ARTICLE XIV.

14.1  Insurance Proceeds. All proceeds, net of any costs incurred by Lessor in obtaining such proceeds, payable by reason of any loss or damage to any Leased Property, or any portion thereof, insured under (i) any policy of insurance required by Article XIII or (ii) under any other policies of insurance owned or maintained by Lessee with respect to any Leased Property shall be paid to Lessor and held by Lessor as provided herein. If such proceeds, net of collection costs, but inclusive of the proceeds with respect to the Personal Property which Lessee elects to restore or replace pursuant to Section 14.2 (the "Net Proceeds") are less than the Self-Administered Amount, and, if no Event of Default has occurred and is continuing, Lessor shall pay the Net Proceeds to Lessee promptly upon the completion of any restoration or repair, as the case may be, of any damage to or destruction of any Leased Property, or any portion thereof. If the Net Proceeds equal or exceed the Self-Administered Amount, and if no Event of Default has occurred and is continuing, the Net Proceeds shall be made available for restoration or repair, as the case may be, of any damage to or destruction of any Leased Property, or any portion thereof, as provided in Section 14.9; provided, however, that within fifteen (15) days of the receipt of the Net Proceeds, Lessor and Lessee shall agree as to the portion, if any, thereof attributable to Lessee's Personal Property (and failing such shall submit the matter to arbitration pursuant to the provisions hereof) and those Net Proceeds which the parties agree are payable by reason of any loss or damage to any of Lessee's Personal Property shall be disbursed in the manner specified in Section 14.4.

14.2  Restoration in the Event of Damage or Destruction Covered by Insurance.

14.2.1  If during the Term any Leased Property is totally or partially damaged or destroyed from a risk covered by the insurance described in Article XIII and such Leased Property thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall give Lessor Notice of such damage or destruction within five (5) Business Days of the occurrence thereof. Lessee shall, within sixty (60) days of the occurrence, either (i) commence the restoration of the affected Leased Property to substantially the same (or better) condition as the condition of such Leased Property immediately prior to such damage or destruction, and complete such restoration within the Reconstruction Period of the occurrence, or (ii) purchase the affected Leased Property from Lessor for a purchase price equal to the Minimum Purchase Price at the time of the damage or destruction.

14.2.2  If during the Term, any Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII, but such Leased Property is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall give Lessor Notice of such damage or destruction within five (5) Business Days of the occurrence thereof. Within sixty (60) days of the occurrence, Lessee shall commence to restore such Leased Property to substantially the same (or better) condition as existed immediately before the damage or destruction and complete the restoration within the Reconstruction Period. Lessor shall make the Net Proceeds available to Lessee for such purpose as provided in this Article XIV. Such damage or destruction shall not terminate this Master Lease with respect to such Leased Property; provided, however, if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate such Leased Property for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction, Lessee shall purchase such Leased Property for a purchase price equal to the Minimum Purchase Price at the time of the damage or destruction.

14.3  Restoration in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.7 below, if during the Term, a Leased Property is totally or partially destroyed from a risk not covered by the insurance described in Article XIII, Lessee shall give Lessor Notice of such damage or destruction within five (5) Business Days of the occurrence thereof. Whether or not such damage or destruction renders such Leased Property Unsuitable for Its Primary Intended Use, Lessee at its option shall either restore such Leased Property to substantially the same condition it was in immediately before such damage or destruction, and such damage or destruction shall not terminate this Master Lease as to such affected Leased Property, or purchase such Leased Property for the Minimum Purchase Price. If Lessee fails to make the election within sixty (60) days of the occurrence or if Lessee elects not to restore, or if Lessee fails to commence or complete the restoration within the Reconstruction Period, then Lessee shall be deemed to have elected to purchase such affected Leased Property and upon the closing of such purchase, this Master Lease shall terminate as to the affected Leased Property. Lessee shall complete the purchase within the Reconstruction Period.

14.4  Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee, and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing or replacing damaged Lessee's Personal Property.

14.5  Restoration of Lessee's Property. If Lessee is required or elects to restore a Leased Property as provided in Section 14.2 or 14.3, Lessee shall also restore all alterations and improvements made by Lessee and all of Lessee's Personal Property, to the extent required to maintain the then current license of such Leased Property.

14.6  Damage Near End of Term. Notwithstanding any provisions of Section 14.2 or 14.3 appearing to the contrary, if damage to or destruction of a Leased Property occurs during the last twelve (12) months of the Continuing Initial Term or any Renewal Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss as reasonably estimated by Lessor, then Lessee shall have the option, in lieu of restoring such Leased Property to substantially the same (or better) condition as existed immediately before the damage or destruction, to purchase such Leased Property from Lessor for a price equal to the Minimum Purchase Price at the time of the damage or destruction occurred. If Lessee fails to exercise such option by written Notice to Lessor within thirty (30) days following the occurrence, or if Lessee elects not to restore, or if Lessee elects to restore but fails to commence or complete the restoration within the time limits specified in this Article XIV, then Lessee shall be deemed to have elected to purchase such Leased Property for the price set forth above. Lessee shall complete the purchase within (i) one hundred eighty (180) days of the occurrence if Lessee elects not to restore or (ii) sixty (60) days after the end of the Reconstruction Period in the event Lessee elects, but fails, to restore the affected Leased Property. In any such purchase, Lessee shall receive a credit for any Net Proceeds received and retained by Lessor, less such amounts as may be necessary to cure any default by Lessee.

14.7  Waiver. Except as provided elsewhere herein, Lessee hereby waives any statutory or common law rights of termination which may arise by reason of any damage to or destruction of all or any portion of the Leased Properties.

14.8  Procedure for Disbursement of Insurance Proceeds Equal to or Greater Than The Self-Administered Amount. In the event Lessee restores or repairs a Leased Property pursuant to any Subsection of this Article XIV and if the Net Proceeds equal or exceed the Self-Administered Amount, the restoration or repair shall be performed in accordance with the following procedures:

      The restoration or repair work shall be done pursuant to a written proposal and, if applicable, plans and specifications, in either case approved by Lessor, and Lessee shall cause to be prepared and presented to Lessor a certified construction statement, acceptable to Lessor, showing the total cost of the restoration or repair; to the extent such cost exceeds the available insurance proceeds, the amount of such excess cost shall be paid, in cash, by Lessee, to Lessor, before any disbursement is made by Lessor pursuant hereto (which insurance proceeds and any additional funds paid by Lessee to Lessor are hereinafter called the "Construction Funds").
      The Construction Funds shall be made available to Lessee as the restoration and repair work progresses pursuant to certificates of an architect acceptable to Lessor, which certificates shall be in form and substance reasonably acceptable to Lessor and subject to a ten percent (10%) holdback until the architect certifies that the work is fifty percent (50%) complete after which, so long as there is no uncured Event of Default and so long as the architect certifies work is proceeding in accordance with schedule and budget, there shall be no further retainage. Any funds paid by Lessee to Lessor to pay all excess costs shall be disbursed prior to disbursement of any insurance proceeds. The architect shall be selected by Lessee, but in the judgment of Lessor, reasonably exercised, shall be highly qualified in the design and construction of nursing homes, or of the type of property for which the restoration or repair work is being done.
      There shall be delivered to Lessor, with such certificates, sworn statements and lien waivers in an amount at least equal to the amount of Construction Funds to be paid out to Lessee pursuant to each architect's certificate and dated as of the date of the disbursement to which they relate.
      There shall be delivered to Lessor such other evidence as Lessor may reasonably request, from time to time, during the restoration and repair, as to the progress of the work, compliance with the approved plans and specifications, the cost of restoration and repair and the total amount needed to complete the restoration and repair.
      There shall be delivered to Lessor such other evidence as Lessor may reasonably request, from time to time, showing that there are no liens against such Leased Property arising in connection with the restoration and repair and that the cost of such restoration and repair at least equals the total amount of Construction Funds then disbursed to Lessee hereunder.
      If such Construction Funds are at any time reasonably determined by Lessor not to be adequate for completion of the restoration and repair, Lessee shall immediately pay any deficiency to Lessor to be held and disbursed as Construction Funds and prior to any other funds then held by Lessor for disbursement pursuant hereto.
      Construction Funds may be disbursed by Lessor to Lessee or to the persons entitled to receive payment thereof from Lessee. Lessor may make such disbursement in either case directly or through a third party escrow agent, such as, but not limited to, a title insurance company, or its agent, as Lessor may determine in its sole discretion. Any excess Construction Funds shall be paid to Lessee upon completion of the restoration or repair.

      In the event Lessee at any time shall fail to promptly and fully perform the conditions and covenants set out in subparagraphs (i) through (vi) above, and such failure is not corrected within twenty (20) days of written Notice thereof, or in the event during the Reconstruction Period an Event of Default occurs hereunder, Lessor may, at its option, immediately cease making any further payments to Lessee for such restoration and repair until cured.
14.9  Insurance Proceeds Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any insurance proceeds, or any portion thereof, under the terms of any Facility Mortgage, such proceeds shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage. In the event that the Facility Mortgagee elects to apply the insurance proceeds to the indebtedness secured by the Facility Mortgage, Lessee shall either (i) restore such Facility to substantially the same (or better) condition as existed immediately before the damage or destruction, or (ii) offer to acquire such Facility from Lessor for the Minimum Purchase Price within the time periods provided for in this Master Lease. In such case, Lessee shall receive a credit against the purchase price for amounts applied to pay the Facility Mortgage. Lessor shall make commercially reasonable efforts to cause the Net Proceeds to be applied to the restoration of such Facility. If Lessee fails to make the election or if Lessee elects not to restore, or if Lessee fails to commence or complete the restoration within the time limits specified in this Article XIV, then Lessee shall be deemed to have elected to purchase the affected Leased Property.

14.10. Termination of Master Lease; Abatement of Rent. In the event Lessee purchases the affected Leased Property pursuant to this Article XIV as a result of damage or to destruction of all or any portion of the Leased Property, then (i) this Master Lease shall terminate as to such Leased Property upon payment of the purchase price set forth herein, (ii) the Base Rent due hereunder from and after the effective date of such termination shall be reduced by an amount determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price for the affected Leased Property and the denominator of which shall be the Minimum Purchase Price for all of the Leased Properties then subject to the terms of this Master Lease by the Base Rent payable under this Master Lease immediately prior to the effective date of the termination of this Master Lease as to the affected Leased Property, (iii) provided that Lessee is not then in default under this Master Lease and then only to the extent not previously applied by Lessor, Lessor shall remit to Lessee all Net Proceeds pertaining to such Leased Property being held by Lessor and (iv) Lessor shall retain any claim which Lessor may have against Lessee for failure to insure such Leased Property as required by Article XIII. Unless this Master Lease shall terminate pursuant to this Article XIV as to the affected Leased Property, this Master Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required thereunder shall remain unabated during any period required for repair and restoration.

ARTICLE XV.

15.1  Condemnation Article Definitions.

15.1.1  "Condemnation" or "Taking" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

15.1.2  "Date of Taking" means the date the Condemnor has the right to possession of a Leased Property being condemned.

15.1.3  "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

15.1.4  "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

15.2  Parties' Rights and Obligations. If during the Term there is any Taking of all or any part of a Leased Property or any interest in this Master Lease by Condemnation, the rights and obligations of the parties to this Master Lease shall be determined by this Article XV.

15.3  Total Taking. If title to the fee of the whole of a Leased Property shall be taken or condemned by any Condemnor, this Master Lease shall cease and terminate as to such Leased Property as of the Date of Taking by said Condemnor. If title to the fee of less than the whole of such Leased Property shall be so taken or condemned, which nevertheless renders such Leased Property Unsuitable for Its Primary Intended Use, Lessee and Lessor shall each have the option by written Notice to the other, at any time prior to the taking of possession by, or the date of vesting of title in, such Condemnor, whichever first occurs, to terminate this Master Lease as to such Leased Property as of the date so determined. Upon such date so determined, if such Notice has been given, this Master Lease shall thereupon cease and terminate as to such Leased Property. In either of such events, all Base Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as to the affected Leased Property as of the date this Master Lease shall have been so terminated as aforesaid. In the event of any such termination, the provisions of Section 15.4 shall apply.

15.4  Allocation of Portion of Award. The Condemnation Award made with respect to all or any portion of a Leased Property or for loss of rent shall be the property of and payable to Lessor to the extent of the Minimum Purchase Price. To the extent that the laws of the State permit Lessee to make a claim which does not have the effect, directly or indirectly, of reducing Lessor's claim, for Lessee's leasehold interest, moving expenses, or for loss of goodwill or Lessee's business, Lessee shall have the right to pursue such claim in the Condemnation proceeding and shall be entitled to the Award therefor ("Lessee's Leasehold Award"). Lessee hereby assigns to Lessor its interest in Lessee's Leasehold Award to the extent of the difference between the total Condemnation Award and the Minimum Purchase Price. Any Award made for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee ("Lessee's Personal Property Award"). In any Condemnation proceedings, Lessor and Lessee shall each seek its own Award in conformity herewith, at its own expense. To assure that Lessor is made whole first from the Condemnation Award, the total of the Condemnation Award payable to Lessor and Lessee's Leasehold Award shall be allocated in the following order of priority:

        To Lessor, to the extent of the Minimum Purchase Price (plus the amount of any additional capital investments made by Lessor in such Leased Property) as of the date the Award is paid to Lessor;
        To Lessor, to the extent of Lessor's costs incurred, including reasonable legal fees, in connection with obtaining the Award; and
        To Lessor and Lessee, in the ratio of seventy five percent (75%) to Lessor and twenty five percent (25%) to Lessee.

     The provisions of this Section 15.4 shall not apply in the event Lessee purchases the Leased Property pursuant to this Article XV but, in such event, the provisions of Section 15.8 shall control with respect to the disposition of the Condemnation Award.

15.5  Partial Taking. If title to the fee of less than the whole of a Leased Property shall be so taken or condemned, Lessee shall give Lessor Notice of such partial taking or condemnation within five (5) Business Days of the occurrence thereof. If such Leased Property is still suitable for its Primary Intended Use, or if Lessee or Lessor shall be so entitled, but shall not elect to terminate this Master Lease with respect to such Leased Property as provided in Section 15.3 hereof, Lessee shall with all reasonable dispatch restore the untaken portion of the Leased Improvements on such Leased Property so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Condemnation or Taking. Lessee shall commence the restoration of the Facility on such Leased Property within sixty (60) days of the Partial Taking, and shall complete the restoration within the Reconstruction Period following such Partial Taking. Lessor shall contribute to the cost of restoration such portion of the Condemnation Award payable to Lessor, if any, together with severance and other damages awarded for taken Leased Improvements, provided, however, the amount of such contribution shall not exceed the cost of restoration. As long as no Event of Default has occurred hereunder, if the Award is in an amount less than the Self-Administered Amount, Lessor shall pay the same to Lessee. As long as no Event of Default has occurred hereunder, if the Award is in an amount more than the Self-Administered Amount, Lessor shall make the portion of the Award to which it is entitled available to Lessee in the same manner as is provided in Section 14.9 for insurance proceeds in excess of the Self-Administered Amount. The Base Rent shall be reduced by reason of such Partial Taking to an amount agreed upon by Lessor and Lessee. If Lessor and Lessee cannot agree upon a new Base Rent, then the Base Rent for such Facility shall be proportionately reduced in accordance with the number of licensed beds no longer operable at such Facility solely by reason of the Partial taking. If Lessee fails to make the election or if it elects not to restore, or if it fails to commence or complete the restoration within the time limits specified in this Section 15.5, then Lessee shall be deemed to have elected to purchase such affected Leased Property for a purchase price equal to the Minimum Purchase Price. If Lessee fails to make the election to terminate this Lease as to the affected Leased Property or if it is required to restore the affected Leased Property but thereafter fails to commence or complete the restoration within the time periods specified in this Section 15.5, then Lessee shall be deemed to have elected to purchase such affected Leased Property for a purchase price equal to the Minimum Purchase Price. Lessee shall complete the purchase within (i) one hundred eighty (180) days of the Partial Taking if Lessee elects not to restore or (ii) sixty (60) days after the end of the Reconstruction Period in the event Lessee elects, but fails, to restore the affected Leased Property. In any such purchase, Lessee shall receive a credit for the portion of any Award retained by Lessor.

15.6  Temporary Taking. The Taking of a Leased Property, or any part thereof, by military or other public authority shall constitute a Taking by condemnation only when the use and occupancy by the Condemnor has continued for longer than six (6) months. During any such six (6) month period, all the provisions of this Master Lease shall remain in full force and effect. In the event of any Temporary Taking as in this Section 15.6 described, the entire amount of any Award made for such Taking allocable to the Term of this Master Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee, net of any amount required to cure any then uncured Event of Default. Lessee covenants that upon the termination of any such period of temporary use or occupancy as set forth in this Section 15.6, it will restore such Leased Property as nearly as may be reasonably possible to the condition existing immediately prior to such Taking. If any Temporary Taking continues for longer than six (6) months, such Taking shall be considered a Total Taking governed by Section 15.3, and the parties shall have the rights provided thereunder.

15.7  Condemnation Awards Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any Condemnation Award, or any portion thereof, under the terms of any Facility Mortgage, such award shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage. In the event that the Facility Mortgagee elects to apply the Condemnation Award to the indebtedness secured by the Facility Mortgage in the case of a Taking as to which the restoration provisions of Section 15.5 apply, this Master Lease shall terminate as of the date of the Taking as to the affected Leased Property, unless within fifteen (15) days of the notice from the Facility Mortgagee Lessor agrees to make available to Lessee for restoration of such Leased Property funds equal to the amount applied by the Facility Mortgagee. Unless the Taking is such as to entitle Lessor or Lessee to terminate this Master Lease as to the affected Leased Property and Lessor or Lessee, as the case may be, shall elect to terminate this Master Lease as to the affected Leased Property in the time and in the manner provided, Lessor shall disburse such funds to Lessee as provided in Section 14.9 and Lessee shall restore such Leased Property (as nearly as possible under the circumstances) to a complete architectural unit of the same general character and condition as such Leased Property existing immediately prior to such Taking.

15.8. Termination of Master Lease; Abatement of Rent. In the event Lessee purchases the affected Leased Property pursuant to this Article XV as a result of the Taking of all or any portion of the Leased Property, then (i) this Master Lease shall terminate as to such Leased Property upon payment of the purchase price set forth herein, (ii) the Base Rent due hereunder from and after the effective date of such termination shall be reduced by an amount determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price for the affected Leased Property and the denominator of which shall be the Minimum Purchase Price for all of the Leased Properties then subject to the terms of this Master Lease by the Base Rent payable under this Master Lease immediately prior to the effective date of the termination of this Master Lease as to the affected Leased Property and (iii) provided that Lessee is not then in default under this Master Lease and then only to the extent not previously applied by Lessor, Lessor shall remit to Lessee the entire Award pertaining to such Leased Property being held by Lessor. Unless this Master Lease shall terminate pursuant to this Article XV as to the affected Leased Property, this Master Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required thereunder shall remain unabated during any period required for repair and restoration required as a result of such Taking.

ARTICLE XVI.

16.1  Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs, then Lessee will be in default under this Master Lease and Lessor shall have the rights and remedies hereinafter provided:

16.1.1  If any Lessee fails to make payment of Rent under this Master Lease when the same becomes due and payable and such failure is not cured within a period of two (2) Business Days after Notice thereof from Lessor, provided that Lessee shall be entitled to such Notice and may avail itself of such cure period no more than two (2) times in any Lease Year; or

16.1.2  If any Lessee or Guarantor:

  admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency law, makes a general assignment for the benefit of its creditors, consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or files a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any State thereof; or
16.1.3  If any Lessee or Guarantor, on a petition in bankruptcy filed against it, is adjudicated a bankrupt or has an order for relief thereunder entered against it, or a court of competent jurisdiction enters an order or decree appointing a receiver of a Lessee or Guarantor or of the whole or substantially all of such Lessee's or Guarantor property, or approving a petition filed against any Lessee or Guarantor or seeking reorganization or arrangement of any Lessee or Guarantor under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any State thereof, and such judgment, order or decree is not vacated or set aside or stayed within sixty (60) days from the date of the entry thereof; or

16.1.4  If any Lessee or Guarantor is liquidated or dissolved, or begins proceedings toward liquidation or dissolution, or has filed against it a petition or other proceeding to cause it to be liquidated or dissolved and the proceeding is not dismissed within thirty (30) days thereafter, or, in any manner, permits the sale or divestiture of substantially all of its assets except in connection with a dissolution or liquidation following or related to a merger or transfer of all or substantially all of the assets and liabilities of such Lessee with or to its parent corporation or with or to another direct or indirect wholly owned subsidiary of its parent corporation; or

16.1.5  If the estate or interest of any Lessee in the Leased Properties leased by it or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within thirty (30) days after commencement thereof (unless such Lessee is in the process of contesting such lien or attachment in good faith in accordance with Section 12.1 hereof); or

16.1.6  If, except as a result of damage, destruction or a Partial or Total Taking or Temporary Taking, any Lessee voluntarily ceases operations on any of the applicable Leased Properties for a period in excess of thirty (30) days; or

16.1.7  If with respect to more than ten percent (10%) of the Facilities then subject to the terms of this Master Lease either (i) the licenses to operate such Facilities for the Primary Intended Use are permanently revoked or are suspended and not reinstated within sixty (60) days thereafter or are reinstated subject to conditions not approved by Lessor in its sole but reasonable discretion or (ii) an order is imposed terminating the right of the applicable Lessee to operate or accept patients, which order is not promptly stayed and promptly cured; or

16.1.8  If any Lessee defaults, or permits a default, under any Facility Mortgage, related documents or obligations thereunder by which such Lessee is bound or to which Lessee has agreed to become bound, which default is not cured within the applicable time period; or

16.1.9  If a default occurs under the Guaranty, which default is not cured within any applicable cure period; or

16.1.10  If any Lessee transfers, by means not expressly provided for in this Master Lease, the operational control or management of the Facility leased by such Lessee without the prior written consent of Lessor; or

16.1.11  If any obligation of any Lessee to repay borrowed money in excess of One Million Dollars ($1,000,000) is accelerated by the creditor thereof after default or any other remedy available to such creditor or obligee is exercised because of such default; or

16.1.12  A default occurs under any contract or agreement or other lease between Lessor (or any of its Affiliates) and Lessee (or any of its Affiliates), which is not cured within applicable cure periods, provided Lessor elects to treat such default as an Event of Default; and provided further that nothing herein shall be construed as including within the scope hereof a default under any contract or agreement between an Affiliate of Lessor and an Affiliate of Lessee relating to properties located outside of the United States; or

16.1.13  If any Lessee fails to observe or perform any other term, covenant or condition of this Master Lease and the failure is not cured by such Lessee within a period of thirty (30) days after Notice thereof from Lessor, unless the failure cannot with due diligence be cured within a period of thirty (30) days, in which case the failure shall not be deemed to continue if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, provided, however, that Lessee completes the cure prior to either (x) the time that the same causes a default under any provision of the Facility Mortgage by which Lessee is bound or to which Lessee has agreed to be bound or under any other lease to which Lessee is subject or (y) the time that the same results in civil or criminal penalties to any Lessor, any Lessee or any Affiliates of either, or to any Leased Property.

     If any Event of Default occurs, Lessor may terminate this Master Lease by giving Lessee not less than ten (10) days' Notice, whereupon as provided herein, the Term of this Master Lease shall terminate and all rights of Lessee hereunder shall cease. The Notice provided for herein shall be in lieu of and not in addition to any notice required by the laws of the State as a condition to bringing an action for possession of the Facilities or to recover damages under this Master Lease. In addition thereto, Lessor shall have all rights at law and in equity available as a result of Lessee's breach.

     Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default as set forth in Section 16.1.2., 16.1.3, 16.1.9 or 16.1.10, Lessor may terminate this Master Lease immediately without Notice of any kind.

     Lessee will, to the extent permitted by law, be liable for the payment, as Additional Charges, of costs of and expenses incurred by or on behalf of Lessor as a consequence of an Event of Default, including, without limitation, reasonable attorneys' fees (whether or not litigation is commenced, and if litigation is commenced, including fees and expenses incurred in appeals and post-judgment proceedings) as a result of any default of Lessee hereunder.

     No Event of Default (other than a failure to make payment of money) shall be deemed to exist under Section 16.1 during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of the Unavoidable Delay, Lessee remedies the default without further delay.

16.2  Certain Remedies. If an Event of Default has occurred, and whether or not this Master Lease has been terminated pursuant to Section 16.1, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor all of the Leased Properties pursuant to the provisions of Section 9.1.7 and quit the same, and Lessor may enter upon and repossess all of the Leased Properties by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all Personal Property from the Leased Properties subject to rights of any residents or patients and to any requirement of law. Lessor shall not have the right to exercise its remedies as to less than all of the Leased Properties since such Leased Properties constitute a single integrated economic unit as stated in Section 1.2.

16.3  Damages. Neither (i) the termination of this Master Lease pursuant to Section 16.1, (ii) the repossession of the Leased Properties, (iii) the failure of Lessor to relet the Leased Properties, (iv) the reletting of all or any portion of any of the Leased Properties, nor (v) the inability of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any termination, Lessee shall be liable for the payment to Lessor of all Rent due and payable to and including the date of the termination, including without limitation all interest and late charges payable under Section 3.4 hereof and thereafter for the payment to Lessor at Lessor's option, as and for liquidated and agreed current damages for such default, either:

(1) the sum of:

(a)  the worth at the time of award of the unpaid Base Rent and Additional Charges which had been earned at the time of termination,

(b)  the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges which would have been earned after termination until the time of award exceeds the amount of the rental loss that Lessee proves was avoided or could have been reasonably avoided,

(c) the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be avoided, and

(d) the Deferred Base Rent which is due and owing at the time of the award, and

(e) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under the terminated Lease or which in the ordinary course of things would be likely to result therefrom.

     In making the above determinations, the "worth at the time of award" shall be determined using the lowest rate of capitalization (highest present worth) applicable at the time of the determination and allowed by applicable laws of the State. If the laws of the State do not provide for a rate of capitalization, then the worth at the time of award shall be computed by discounting such amount at the Federal Reserve Discount rate for the State, applicable at the time of the award, plus one percent (1%). Lessor's net income from its operation of the Leased Property, if any, shall be included in the determination of amounts of rental loss that Lessee proves could reasonably be or were avoided.

OR

(2) without termination of Lessee's right to possession of the Leased Property, each installment of the Rent and other sums payable by Lessee to Lessor as the same becomes due and payable, which Rent and other sums shall bear interest at the maximum annual rate permitted by the law of the State from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Master Lease.

16.4  Waiver. If this Master Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (i) any right of reentry, repossession or redesignation, (ii) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt. Acceptance of Rent at any time does not prejudice or remove any right of Lessor as to any right or remedy. No course of conduct shall be held to bar Lessor from literal enforcement of the terms of this Master Lease.

16.5  Application of Funds. Any payments received by Lessor during the existence or continuance of any Event of Default (and any payment made to Lessor rather than Lessee due to the existence of an Event of Default, shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State.

16.6  Availability of Remedies. Lessor may exercise its remedies hereunder to the maximum extent permitted by the laws of the State. It shall not be a defense in any proceeding brought in connection with this Master Lease that with respect to other leases or contracts to which Lessor (or Lessor's Affiliates) and Lessee (or Lessee's Affiliates) are parties, Lessor or its Affiliates have sought different remedies in different states or in the State.

ARTICLE XVII.

17.1  Rights to Cure Default.

17.1.1  Lessor's Rights. If Lessee fails to make any payment or to perform any act required to be made or performed under this Master Lease, and fails to cure the same within the relevant time periods provided in Section 16.1, without further Notice to or demand upon Lessee, and without waiving or releasing any obligation of Lessee or waiving or releasing any default, Lessor may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon all or any part of any Leased Property for such purpose and take all such action thereon as, in Lessor's reasonable opinion, may be necessary or appropriate therefor, provided, however, that if Notice is required under Section 16 but Lessor reasonably determines that the giving of the required Notice before making such payment or taking such action would risk material loss to the Facilities, then Lessor will give such Notice as is practical under the circumstances. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on written demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of the Lease.

17.1.2  Lessee's Rights If Lessor fails to make any payment or to perform any act expressly required under this Master Lease, and fails to cure the same within the relevant time periods provided in Section 33.1 upon Notice to Lessor but without waiving or releasing any obligation of Lessor, Lessee may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessor, and may, take all such action thereon as may be reasonably necessary or appropriate therefor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred, shall be paid by Lessor to Lessee following written demand. The obligations of Lessor and the rights of Lessee contained in this Article shall survive the expiration or earlier termination of this Master Lease.

ARTICLE XVIII.

18.1  Holding Over. Except as provided in Sections 18.2 and 18.3, if Lessee shall for any reason remain in possession of any Leased Property after the expiration or earlier expiration of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental each month, two (2) times the aggregate of (i) one-twelfth (1/12th) of the aggregate Base Rent payable with respect to the affected portion of the Leased Property during the last Lease Year of the preceding Term, (ii) all Additional Charges related to the affected portion of the Leased Property accruing during the month, and (iii) all other sums, if any, payable by Lessee pursuant to the provisions of this Master Lease with respect to the affected portion of the Leased Property. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Master Lease, but shall have no rights thereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of such Leased Property until the month-to-month tenancy is terminated. Except as provided in Section 18.2, nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Master Lease. For purposes hereof, the Base Rent to be allocated to the affected Leased Property(ies) shall be determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price of the affected Leased Property(ies) and the denominator of which shall be the Minimum Purchase Price of all of the Leased Properties subject to the terms of this Master Lease on the last day of the Term, by the Base Rent payable hereunder on the last day of the Term.

Continuing Clean-Up. If on the last day of the Term of this Master Lease Lessee is obligated to complete a Clean-Up of any Leased Property which Clean-Up was commenced prior to the last day of the Term of this Master Lease, then at the option of Lessor either (i) Lessee shall remain in possession of such Leased Property subject to the terms of this Master Lease, for such period as may reasonably be required for Lessee to diligently complete the Clean-Up, which period , unless otherwise agreed by Lessor and Lessee, shall not exceed three hundred sixty-five (365) consecutive days, or (ii) Lessee shall vacate the Leased Premises on the last day of the Term of this Master Lease as elsewhere required herein and at such time pay to Lessor the amount reasonably required to complete the Clean-Up after the expiration of the Term, together with the reasonably estimated Fair Market Rental Value of such Leased Property to be lost by Lessor during the remaining period of Clean-Up assuming a diligent effort to complete such Clean-Up. If Lessor elects alternative "(i)" in the preceding sentence, the Base Rent for such Leased Property shall be one hundred five percent (105%) of the Base Rent allocated to the affected portion of the Leased Property for the Lease Year during which the last day of the Term of such occurred, and Lessee shall not be deemed to be holding over pursuant to Section 18.1 hereof. For purposes hereof, the Base Rent to be allocated to the affected Leased Property(ies) shall be determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price of the affected Leased Property(ies) and the denominator of which shall be the Minimum Purchase Price of all of the Leased Properties subject to the terms of this Master Lease on the last day of the Term, by the Base Rent payable hereunder on the last day of the Term.

18.3  Post Termination Transition. In the event Lessee remains in possession of all or any portion of the Leased Properties after the expiration or earlier termination of this Master Lease at the request of Lessor pending the transition of all or any portion of the Leased Properties to Lessor or its designee pursuant to Section 34.2 hereof, the Rent due from Lessee hereunder shall be equal to the Rent paid by Lessee immediately prior to the expiration or earlier termination of this Master Lease with respect to such Leased Propery(ies).
18.4  Indemnity. If Lessee fails to surrender any Leased Property in a timely manner and in accordance with the provisions of Section 9.1.7 upon the expiration or termination of this Master Lease, in addition to any other liabilities to Lessor accruing therefrom, Lessee shall indemnify and hold Lessor, its principals, officers, directors, agents and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds any rental paid by Lessee and any claims by any proposed new tenant founded on such failure. The provisions of this Section 19.3 shall survive the expiration or termination of this Master Lease.

ARTICLE XIX.

19.1  Subordination. Upon written request of Lessor, any Facility Mortgagee, or the beneficiary of any deed of trust of Lessor, Lessee will subordinate its rights in writing (i) to the lien of any mortgage, deed of trust or the interest of any lease in which Lessor is the lessee and to all modifications, extensions, substitutions thereof (or, at Lessor's option, cause the lien of said mortgage, deed of trust or the interest of any lease in which Lessor is the lessee to be subordinated to the Lease), and (ii) to all advances made or hereafter to be made thereunder. In connection with any such request, Lessor shall provide Lessee with a Non-Disturbance Agreement reasonably acceptable to such mortgagee, beneficiary or lessor providing that if such mortgagee, beneficiary or lessor acquires such Leased Property by way of foreclosure or deed in lieu of foreclosure (or termination of any lease in which Lessor is the Lessee), that such mortgagee, beneficiary or lessor will not disturb Lessee's possession under its Lease and will recognize Lessee's rights thereunder provided that no Event of Default has occurred thereunder. Lessee agrees to consent to amend this Master Lease as reasonably required by a Facility Mortgagee; Lessee shall be deemed to have unreasonably withheld or delayed its consent to changes or amendments to this Master Lease requested by the holder of a mortgage or deed of trust or such similar financing instrument encumbering Lessor's fee interest in such Leased Property if such changes do not materially (i) alter the economic terms of this Master Lease, (ii) diminish the rights of Lessee, or (iii) increase the obligations of Lessee, provided that Lessee shall also have received the Non-Disturbance Agreement provided for in this Section.

19.2  Attornment. If any proceedings are brought for foreclosure, or if the power of sale is exercised under any mortgage or deed of trust made by Lessor encumbering any Leased Property, or if a lease in which Lessor is the lessee is terminated, Lessee shall attorn to the purchaser or lessor under such lease upon any foreclosure or deed in lieu thereof, sale or lease termination and recognize the purchaser or lessor as Lessor under this Master Lease, provided that the purchaser or lessor acquires and accepts such Leased Property subject to this Master Lease. For purposes hereof, the Base Rent to be allocated to the affected Leased Properties shall be determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price of the affected Leased Property and the denominator of which shall be the Minimum Purchase Price of all of the Leased Properties subject to the terms of this Master Lease immediately prior to such foreclosure or the conveyance of title to the affected Leased Property(ies) by deed in lieu of foreclosure, by the Base Rent payable hereunder immediately prior to such foreclosure or the conveyance of title to the affected Leased Property(ies) by deed in lieu of foreclosure.

19.3  Estoppel Certificate. Lessee and Lessor each agree, upon not less than ten (10) days prior Notice from the other ("Requesting Party"), to execute, acknowledge and deliver to the other, a statement in writing in substantially the same form as Exhibit H attached hereto (with such changes thereto as may reasonably be requested by the person relying on such certificate) ("Estoppel Certificate"). It is intended that any Estoppel Certificate delivered pursuant hereto may be relied upon by the Requesting Party, any prospective tenant or purchaser of any Leased Property, any mortgagee or prospective mortgagee, or by any other party who may reasonably rely on such statement. Lessee's failure to deliver the Estoppel Certificate within such time shall constitute an Event of Default, and Lessor's failure to deliver the Estoppel Certificate within such time shall be subject to the provisions of Section 33.1, below. If the Estoppel Certificate is not delivered within the ten (10) day period, then, in addition, the Requesting Party is authorized to execute and deliver a certificate to the effect that (i) this Master Lease is in full force and effect without modification, and (ii) the other party is not in breach or default of any of its obligations under this Master Lease.

ARTICLE XX.

20.1  Risk of Loss. Except as otherwise specifically provided for herein, during the Term of this Master Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Properties in consequence of the damage thereto or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or material breach of this Master Lease by Lessor pursuant to Section 33.1, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessee to (i) terminate this Master Lease or (ii) to any abatement of Rent except as specifically provided in this Master Lease.

ARTICLE XXI.

21.1  Lessee Indemnification. Notwithstanding the existence of any insurance or self-insurance provided for in Article XIII, and without regard to the policy limits of any such insurance or self-insurance, Lessee will protect, indemnify, save harmless and defend Lessor, its principals, officers, directors and agents and employees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of persons or loss of or damage to property occurring on or after the Commencement Date on or about any Leased Property or adjoining sidewalks which are under Lessee's control, including without limitation any claims of malpractice, (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of any Leased Property, (iii) the failure to pay any Impositions which are the obligations of Lessee to pay pursuant to the applicable provisions of this Master Lease, (iv) any failure on the part of Lessee to perform or comply with any of the terms of this Master Lease and (v) the nonperformance of any contractual obligation, express or implied, assumed or undertaken by Lessee or any party in privity with Lessee with respect to any Leased Property or any business or other activity carried on with respect to any Leased Property during the Term or thereafter during any time in which Lessee or any such other party is in possession of any Leased Property or thereafter to the extent that any conduct by Lessee or any such person (or failure of such conduct thereby if the same should have been undertaken during such time of possession and leads to such damage or loss) causes such loss or claim. Any amounts which become payable by Lessee under this Section shall be paid within ten (10) days after liability therefor on the part of Lessee is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Nothing herein shall be construed as indemnifying Lessor against its own grossly negligent acts or omissions or willful misconduct.

21.2  Lessor Indemnification. Lessor will indemnify Lessee, its principals, officers, directors and agents and employees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessee by reason of (i) a breach of Lessor's representations or warranties set forth in Section 8.2 or (ii) Lessor's gross negligence or willful misconduct.

21.3  Survival. The liability of each indemnifying party under the provisions of this Article for a claim arising out of events occurring during the Term shall survive any termination of the Lease.

ARTICLE XXII.

22.1  General Prohibition against Assignment. Lessee shall not voluntarily, involuntarily or by operation of law, assign, mortgage or otherwise encumber all or any part of Lessee's interest in this Master Lease or in any Leased Property or sublet the whole or any part of any Leased Property or enter any other arrangement (other than a management agreement which shall be governed by Section 8.6 above) under which any Facility is operated by or licensed to be operated by an entity other than Lessee (any and all of which are herein referred to as a "Transfer"), except as specifically permitted hereunder or consented to in advance by Lessor in writing, which consent shall not be unreasonably withheld or delayed (provided that the proposed transferee does not fall within the prohibited conditions set forth in Exhibit G). Consent to any subletting or assignment shall not be deemed to be consent to any further subletting or assignment. In the event of any such Transfer, Lessor may collect rent and other charges from the assignee, subtenant or other occupant (any and all of which are herein referred to as a "Transferee") and apply the amounts collected to the rent and other charges herein reserved, but no Transfer or collection of rent and other charges shall be deemed to be a waiver of Lessor's rights to enforce Lessee's covenants under this Master Lease or the acceptance of the Transferee as lessee, or a release of Lessee from the performance of any covenants on the part of Lessee to be performed. Notwithstanding any Transfer, Lessee and any Guarantor shall remain fully liable for the performance of all terms, covenants and provisions of this Master Lease. Any violation of this Master Lease by any Transferee shall be deemed to be a violation of this Master Lease by Lessee. Lessee's incidental space sharing arrangements (by lease agreement or otherwise) with third parties for beauty shop and similar services shall not be deemed to constitute a Transfer. Notwithstanding any provision of this Master Lease to the contrary, each Lessee shall have the right, upon notice to Lessor, to transfer its interest under this Master Lease (whether by assignment, merger or otherwise) to any entity that is an Affiliate of Sun so long as (i) such Affiliate is duly licensed under applicable State law to operate the affected portion of the Leased Properties and, if applicable, certified to participate in Medicare or Medicaid in connection with its operations thereat and (ii) such Affiliate agrees in writing to be bound by the terms of this Master Lease and Sun acknowledges in writing that such transfer shall not impair or in any way exonerate Sun's obligations as Guarantor pursuant to the terms of the Guaranty.

22.2  Corporate or Partnership Transactions. If any Lessee, any Guarantor or any manager of a Facility is a corporation, then the merger, consolidation or reorganization of such corporation and/or the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by Lessee, any Guarantor or any manager or the stockholders of record of any of them as of the date of this Master Lease, which results in a change in the voting control of such entity, shall constitute a Transfer, provided, however, that Lessor's consent shall not be required with respect to Lessee's transfer of all or substantially all of its assets and liabilities to, or its merger or consolidation with, its parent corporation or a subsidiary, direct or indirect, of its parent corporation, but (i) the obligations of any Guarantor shall remain in full force and effect notwithstanding such transfer, merger or consolidation, and (ii) no such transfer, merger or consolidation shall diminish or in any way adversely affect any of Lessor's cross-default and cross-collateralization rights with respect to any other lease and this Master Lease. If Lessee, any Guarantor of this Master Lease or any manager is a joint venture, partnership or other association, then the sale, issuance or transfer, cumulatively or in one transaction, within any five (5) year period of either voting control or of a twenty percent (20%) or greater interest, or the termination of such joint venture, partnership or other association, shall constitute a Transfer. The provisions of this Section 22.2 shall not apply to transaction involving the securities of any Guarantor so long as such Guarantor remains a reporting company under Section 12(g) of the Securities Act of 1934, as amended or its stock is traded on the New York Stock Exchange or other national securities market, nor to any transaction involving the securities of Lessee if, after giving effect to such transaction, such Guarantor retains voting control over Lessee.

22.3  Subordination and Attornment. Lessee shall insert in any sublease permitted by Lessor provisions to the effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Master Lease and to the rights of Lessor thereunder, (ii) if this Master Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Master Lease, and (iii) if the sublessee receives a written Notice from Lessor or Lessor's assignee, if any, stating that an Event of Default has occurred under this Master Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Master Lease.

22.4  Sublease Limitation. No sublease of any Leased Property is permitted, except as specifically set forth in attached Exhibit G. If a sublease of any Leased Property is permitted under attached Exhibit G, nonetheless, Lessee shall not sublet such Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. The parties agree that this paragraph shall not be deemed waived or modified by implication, but may be waived or modified only by an instrument in writing explicitly referring to this paragraph by number.

ARTICLE XXIII.

23.1  Officer's Certificates and Financial Statements. Lessee will furnish and will cause any Guarantor to furnish the following statements to Lessor:

(a)  Within ninety-five (95) days after the end of Lessees' Fiscal Years or concurrently with the filing by Sun of its annual report on Form 10K with the SEC, whichever is later: (i) Sun's Financial Statements; (ii) Financials for each of the Facilities for the fiscal year last completed (and, if any such Financials are thereafter provided to a Guarantor for such Fiscal Year, a copy thereof within fifteen (15) days after the same are so provided) in each case certified by an Executive Officer of Lessee; (iii) an Officer's Certificate of Lessee stating that Lessee is not in default in the performance or observance of any of the terms of this Master Lease, or if Lessee is in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same and (iv) a certificate from qualified, certified public accountants acceptable to Lessor stating that nothing came to the attention of the certified public accountants during the course of their audit of Sun's Financial Statements that would cause them to believe that any Event of Default had occurred;

(b) Within fifty (50) days after the end of each of Lessee's Fiscal Year quarters or concurrently with the filing by Sun of its quarterly report on Form 10Q with the SEC, whichever is later (i) a copy of any and all Financial for such Fiscal Year quarter for itself and for the Leased Property as it may have provided to a Guarantor (and, if any such Financials are thereafter provided to a Guarantor for such fiscal quarter, a copy thereof within fifteen (15) days after the same are so provided, together with an Officer's Certificate of each Lessee, stating that (i) Lessee is not in default of any covenant set forth in Article VIII of this Master Lease, or if Lessee is in default, specifying all such defaults, the nature thereof and the steps being taken to remedy the same.

(c) Upon Lessor's request from time to time, such additional information and unaudited quarterly financial information concerning the Leased Properties and Lessee as Lessor may require for its on-going filings with the Securities and Exchange Commission, under both the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, but not limited to, 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Lessor during the Term of this Master Lease, subject to the conditions that neither Lessee nor Guarantor shall be required to disclose information that is material non-public information or is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine;

(d) Within thirty (30) days after the end of each month, a financial report for each of the Facilities for such month, including detailed statements of income and expense and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for each Facility;

(e) Within thirty (30) days of receipt thereof, copies of surveys performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction as approved by the State;

(f) Prompt Notice to Lessor of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity, (any of which is called a "Proceeding"), known to Lessee, the result of which Proceeding would reasonably be expected to be to (i) revoke or suspend or terminate or modify in a way adverse to Lessee, or fail to renew or fully continue in effect, any license or certificate or operating authority pursuant to which Lessee carries on any part of the Primary Intended Use of all or any portion of the Leased Properties, or (ii) suspend, terminate, adversely modify, or fail to renew or fully continue in effect any cost reimbursement or cost sharing program by any state or federal governmental agency, including but not limited to Medicaid or Medicare or any successor or substitute therefor, if the effect thereof is or reasonably could be anticipated to be materially adverse to Lessee or the Leased Properties, or (iii) seek return of or reimbursement for any funds previously advanced or paid pursuant to any such program, if the effect thereof is or reasonably could be anticipated to be materially adverse to Lessee or the Leased Properties, or (iv) impose any bed hold, limitation on patient admission or similar restriction on the Leased Properties, or (iv) prosecute any party with respect to the operation of any activity on the Leased Properties or enjoin any party or seek any civil penalty in excess of Twenty Thousand Dollars ($20,000.00) in respect thereof;

(g) As soon as it is prepared in a Lease Year, a capital and operating budget for each Facility for that and the following Lease Year; and

(h)  Within fifteen (15) days of Lessee's receipt thereof, copies of Medicaid rate letters.

23.2. Public Offering Information. Lessee specifically agrees that Lessor may include financial information and such information concerning the operation of the Facilities which does not violate the confidentiality of the facility-patient relationship and the physician-patient privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of Lessor's securities or interests, and any other reporting requirements under applicable Federal and State Laws, including those of any successor to Lessor. Unless otherwise agreed by Lessee or Guarantor, Lessor shall not revise or change the wording of information previously publicly disclosed by Lessee or Guarantor and furnished to Lessor pursuant to Section 23.1 or this Section 23.2. Lessee agrees to provide such other reasonable information necessary with respect to Lessee and its Leased Property to facilitate a public offering or to satisfy SEC or regulatory disclosure requirements. Lessor shall provide to Lessee a copy of any information prepared by Lessor to be published, and Lessee shall have a reasonable period of time (not to exceed three (3) days) after receipt of such information to notify Lessor of any corrections.

23.3 Lessor's Obligations. Lessor acknowledges and agrees that certain of the information contained in the Financial Statements and/or in the Financials may be non-public financial or operational information with respect to the Sun, the Lessees and/or the Leased Properties. Lessor further agrees (i) to maintain the confidentiality of such non-public information; provided, however, Lessor shall have the right to share such information with its accountants, attorneys and other consultants provided such disclosure is not prohibited by applicable state or federal securities laws and (ii) that it shall not engage in any transactions with respect to the stock or other equity or debt securities of Sun based on any such non-public information.

ARTICLE XXIV.

24.1 Lessor's Right to Inspect. Upon reasonable advance notice to Lessee, Lessee shall permit Lessor and its authorized representatives to inspect its Leased Property during usual business hours. Lessor shall take care to minimize any disturbance of or inconvenience to any residents of any Leased Property, except in the case of emergency, and to conduct such inspections in compliance with applicable laws governing the confidentiality of patient information, including the Health Insurance Portability and Accountability Act.

ARTICLE XXV.

25.1 No Waiver. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Master Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVI.

26.1 Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Master Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

ARTICLE XXVII.

27.1 Acceptance of Surrender. No surrender to Lessor of this Master Lease or of any Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

ARTICLE XXVIII.

28.1. No Merger of Title. There shall be no merger of this Master Lease or of the leasehold estate created thereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (i) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate, and (ii) the fee estate in each Leased Property.

28.2. No Partnership. Nothing contained in this Master Lease shall be deemed or construed to create a partnership or joint venture between Lessor and Lessee or to cause either party to be responsible in any way for the debts or obligations of the other or any other party, it being the intention of the parties that the only relationship hereunder is that of lessor and lessee.

ARTICLE XXIX.

29.1 Conveyance by Lessor. If Lessor or any successor owner of any Leased Property conveys such Leased Property in accordance with the terms hereof other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Master Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner upon Lessor's delivery to the new owner of any prepaid Rent then held by Lessor with respect to such Leased Property.

ARTICLE XXX.

30.1 Quiet Enjoyment. So long as Lessee pays all Rent as it becomes due and complies with all of the terms of this Master Lease and performs its obligations thereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Properties hereby leased for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the Commencement Date or thereafter provided for in this Master Lease or consented to by Lessee. Except as otherwise provided in this Master Lease, no failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Master Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under such Lease, or to fail to perform any other obligation of Lessee. Lessee shall, however, have the right, by separate and independent action, to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

ARTICLE XXXI.

31.1. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by facsimile transmission or by an overnight express service to the following address:

To Lessee:             c/o Sun Healthcare Group, Inc.
                                101 Sun Avenue, NE
                                Albuquerque, NM 87109
                                Attention: Vice President of Real Estate
                                Fax Number: 505-468-4998
                                Attention: General Counsel
                                Fax Number: 505-468-4747

With a copy to:       SunBridge Healthcare Corporation
(that shall not         18831 Von Karman, Suite 400
constitute notice)    Irvine, CA 92612
                                Attention: General Counsel
                                Fax Number: 949-255-7055

And with a copy to: The Nathanson Group PLLC
(that shall not         1520 Fourth Avenue
constitute notice)   Sixth Floor
                                Seattle, WA 98101
                                Attn: Randi S. Nathanson
                                Fax Number: 206-623-1738

To Lessor:             c/o Omega Healthcare Investors, Inc.
                                9690 Deereco Road, Suite 100\
                                Timonium, MD 21093
                                Attn.: Daniel J. Booth
                                Telephone No.: (410) 427-1700
                                Facsimile No.: (410) 427-8800

And with copy to     Dykema Gossett, PLLC
(which shall not       39577 Woodward Ave., Suite 300
constitute notice):   Bloomfield Hills, Michigan 48304
                                Attn: Kyle R. Hauberg
                                Telephone No.: (248) 203-0871
                                Facsimile No.: (248) 203-0763

or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such Notice was received at the number specified above or in a Notice to the sender. If Lessee has vacated the Leased Properties, Lessor's Notice may be posted on the door of a Leased Property.

ARTICLE XXXII

32.1 Right of First Opportunity. Except as otherwise specifically provided herein, in the event Lessor determines that it wants to sell the Leased Properties at any time during the Initial Continuing Term or any Renewal Term, Lessor shall first in writing offer to enter into negotiations for such sale with the applicable Lessee or any Affiliate of such Lessee (a "Seller's Notice"). If the applicable Lessee or an Affiliate thereof ("Buyer") shall within ten (10) days from receipt of Seller's Notice give Seller Notice ( a Buyer's Notice") that it wishes to enter into good faith negotiations for the purchase of the Leased Properties (a "Notice of Interest") within the above-described ten (10) day period, Seller and Buyer shall enter into good faith negotiations for a period of thirty (30) days from Seller's receipt of the Notice of Interest (the Negotiation Period") for the sale and purchase of the Leased Properties. If during the Negotiation Period a written agreement with respect to the purchase and sale of the Leased Properties (a "Purchase Agreement") is executed by Seller and Buyer, Seller shall sell and Buyer shall purchase the Leased Properties on the terms and conditions set forth in the Purchase Agreement. If (i) a Notice of Interest is not given as set forth above, then, for a period of one (1) year after the expiration of the time within which a Notice of Interest was required to be given, or (ii) a Notice of Interest is given but Seller and Buyer do not execute a Purchase Agreement during the Negotiation Period, for a period of one (1) year from the expiration of the Negotiation Period, if Seller in its sole discretion continues to desire to sell all, but not less than all, of the Leased Properties, Seller shall be free to sell all but not less than all of the Leased Properties to any third party for a Cash Price that is not less than ninety eight percent (98%) of a Cash Price offered by written notice to Seller by Buyer during the Negotiation Period, free from any claim of any right to purchase the Leased Properties by Buyer, Sun or any Affiliate of Buyer or Sun but subject in each instance to the rights of the Lessee under this Master Lease, including under this Section 32 with respect to future sales of the Leased Properties. For purposes of the preceding sentence, a "Cash Price" shall be the amount to be received by Seller in cash or equivalent upon the closing of the sale net of prorations and expenses to be borne by Seller. If the Leased Properties are not sold within such one (1) year period, before entering into negotiations with any third party for the sale of the Leased Properties Seller shall first offer to enter into negotiations for the sale thereof to Buyer pursuant to the process described above. The foregoing right of first offer (i) is not assignable by Lessee except to an Affiliate of Lessee, (ii) shall simultaneously and automatically terminate upon termination of this Master Lease, (iii) shall not under any circumstances be extended, modified or in any way altered except by a writing executed by Lessor and Lessee and (iv) shall not apply in the event of either (A) a sale by Omega of all or substantially all of the assets of it and its subsidiaries or (B) a sale/leaseback transaction by Omega with respect to the Leased Properties for financing purposes.

32.2 Appraisers. If it becomes necessary to determine the Fair Market Rental of the Leased Property for any purpose of this Lease, Lessor and Lessee shall first attempt to agree on such Fair Market Rental. If Lessor and Lessee are not able to so agree within a reasonable period of time not to exceed forty-five (45) days, then Lessor and Lessee shall attempt to agree upon a single appraiser to make such determination. If Lessor and Lessee are unable to agree upon a single arbitrator within thirty (30) days thereafter, then the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within ten (10) days after such Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising nursing home properties, shall, within forty-five (45) days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such determination within fifty (50) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Rental shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser has been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Rental of the Leased Property, as the case may be.

     This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half (2) of the fees and expenses of the third appraiser and one-half (2) of all other costs and expenses incurred in connection with each appraisal.

ARTICLE XXXIII.

33.1 Breach by Lessor. Lessor shall not be in breach of this Master Lease unless Lessor fails to observe or perform any term, covenant or condition of this Master Lease on its part to be performed and such failure continues for a period of thirty (30) days after Lessor receives written Notice from Lessee specifying such failure and the necessary curative action. If the failure cannot with due diligence be cured within a period of thirty (30) days, the failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, such additional time not to exceed thirty (30) days. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

33.2 Compliance With Facility Mortgages. Lessee covenants and agrees that it will duly and punctually observe, perform and comply with all of the terms, covenants and conditions (including, without limitation, covenants requiring the keeping of books and records and delivery of Financial Statements) of any Facility Mortgage(s) and that it will not directly or indirectly do any act or suffer or permit any condition or thing to occur which would or might constitute a default under the Facility Mortgage. Anything hereof to the contrary notwithstanding, Lessee shall be obligated to conform to the additional reporting and other requirements of a Facility Mortgage which are not also requirements hereunder, only if Lessee is specifically made aware of such additional requirements and consents thereto in advance. Lessee shall have no liability for any payments of principal or interest under any Facility Mortgage.

ARTICLE XXXIV

34.1 Facility Trade Names. If this Master Lease is terminated by reason of an Event of Default or Lessor exercises its option to purchase Lessee's Personal Property pursuant to Section 35.1, Lessor shall be permitted to use the name(s) under which any Facility has done business during the Term (the "Facility Trade Names"); provided, however, that nothing herein shall be construed as granting Lessor any right to use the name "SunBridge" or "Sun" or "Mediplex"or any variation thereof. Lessee shall not, after any termination of this Master Lease, use any Facility Trade Name in the same market in which any of the Facilities is located in connection with any business that competes with any Facility.

34.2  Transfer of Operational Control of the Facilities. Upon the expiration or earlier termination of the Term other than as a result of the purchased of the Leased Properties by Lessee pursuant to Section 32,

(a) Lessee shall enter into one or more OTAs in the form of Exhibit E hereto with respect to the Leased Properties and shall transfer operational control of the Facilities to Lessor or Lessor's nominee pursuant to the terms of such OTAs,

(b)  To the extent permitted by law, Lessee shall provide all necessary information requested by Lessor or its nominee for the preparation and filing of any and all necessary applications or notifications of any federal or state governmental authority having jurisdiction over a change in the operational control of the Leased Properties, and Lessee shall use its commercially reasonable efforts to cause the operating healthcare licenses held by Lessee to be transferred to Lessor or to Lessor's nominee or shall cooperate in the efforts of Lessor or Lessor's nominee to secure operating healthcare licenses with respect to the Leased Properties in its own name,

(c)  Lessee shall engage only in transactions or other activities with respect to the Leased Properties which are in the ordinary course of business and shall perform all maintenance and repairs reasonably necessary to keep the Leased Properties in satisfactory operating condition and repair, and shall maintain the supplies and foodstuffs at levels which are consistent and in compliance with all health care regulations, and shall not sell or remove any Personal Property except in the ordinary course of business; provided, however, that (i) Lessee shall have no obligation to make any Material Capital Improvements to any of the Leased Properties unless Lessor agrees to pay for the cost thereof and (ii) Lessee shall have no liability for any damage which may be suffered by it or Lessor as a result of the failure of Lessee to make any such Material Capital Improvements; provided, further, that nothing herein shall affect any claims which Lessor may have against Lessee in the event this Master Lease was terminated as a result of an Event of Default,

(d)  To more fully preserve and protect Lessor's rights under this Section 34.2, Lessee does hereby make, constitute and appoint Lessor its true and lawful attorney-in-fact, for it and in its name, place and stead to execute and deliver all such instruments and documents, and to do all such other acts and things, as Lessor may deem to be necessary or desirable to protect and preserve the rights granted under this Section 34.2, including, without limitation, the preparation, execution and filing with the Board of Health of the State or other appropriate agency of the State or department any and all required "Letters of Responsibility" or similar documents. Lessee further hereby grants to Lessor the full power and authority to appoint one or more substitutes to perform any of the acts that Lessor is authorized to perform under this Section 34.2, with a right to revoke such appointment of substitution at pleasure. The power of attorney granted pursuant to this Section is coupled with an interest and therefore is irrevocable. Any person dealing with Lessor may rely upon the representation of Lessor relating to any authority granted by this power of attorney, including the intended scope of the authority, and may accept the written certificate of Lessor that this power of attorney is in full force and effect. Photographic or other facsimile reproductions of this Master Lease may be made and delivered by Lessor, and may be relied upon by any person to the same extent as though the copy were an original. Anyone who acts in reliance upon any representation or certificate of Lessor, or upon a reproduction of the Lease, shall not be liable for permitting Lessor to perform any act pursuant to this power of attorney. Notwithstanding the foregoing, Lessor shall not exercise this power of attorney until, and only during the continuance of, an uncured Event of Default under this Master Lease. Lessor shall provide to Lessee copies of any writing as to which Lessor has exercised the power of attorney.

34.3 Intangibles and Personal Property. Notwithstanding any other provision hereof but subject to Section 6.4 relating to the security interest in favor of Lessor, Lessor's Personal Property shall not include goodwill nor shall it include any other intangible personal property that is severable from Lessor's "interests in real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. All of Lessor's Personal Property is leased to Lessee pursuant to the terms hereof.

ARTICLE XXXV.

35.1 Arbitration. Except with respect to (i) the payment of Rent, and (ii) any proceedings for possession of any Leased Property, or (iii) valuation questions that are to be resolved by appraisal as set forth in Section 33, hereof, in case any controversy arises between the parties hereto as to any of the requirements of this Master Lease or the performance thereof, and the parties are unable to settle the controversy by agreement or as otherwise provided herein, the controversy shall be resolved by arbitration. The arbitration shall be conducted by three arbitrators selected in accordance with the procedures of the American Arbitration Association and in accordance with its rules and procedures. The decision of the arbitrators shall be final, binding and enforceable and judgment may be entered thereon in any court of competent jurisdiction. The decision shall set forth in writing the basis for the decision. In rendering the decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Master Lease. The expense of the arbitration shall be divided between Lessor and Lessee unless otherwise specified in the award. Each party in interest shall pay the fees and expenses of its own counsel. Lessor and Lessee shall attempt to agree on a location for the arbitration, and if they are unable to agree within a reasonable period of time, then the arbitration shall be conducted in Baltimore, Maryland. In any arbitration, the parties shall be entitled to conduct discovery in the same manner as permitted under Federal Rules of Civil Procedure 26 through 37. No provision in this Article shall limit the right of any party to this Master Lease to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration, and the exercise of any such remedy does not waive the right of either party to arbitration.

ARTICLE XXXVI.

36.1 Conversion of Deferred Base Rent.

36.1.1 Right to Convert. Subject to Sections 36.1.2 and 36.2, Lessor shall have the right at any time during which the Deferred Base Rent remains owing on written notice to Sun (the "Conversion Notice") to convert, without the payment of any additional consideration by Lessor, all, but not less than all (subject to Section 36.2.2), of the outstanding Deferred Base Rent into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Carry-Over Base Rent by the Conversion Price, determined as provided in this Section 36.1, in effect on the date of the Conversion Notice (the "Final Conversion Price"), provided, however, that in no event shall the number of shares of Common Stock issuable upon conversion of the Deferred Base Rent exceed 19.99% of the shares of Common Stock outstanding on the Delivery Date. Assuming no change in the Conversion Price in effect on the Delivery Date, Lessor would be entitled to 800,000 shares of fully paid and non-assessable shares of Common Stock. The shares of Common Stock issued to Lessor upon the conversion of the Deferred Base Rent will hereinafter be referred to as the "Conversion Shares." Upon receipt of the Conversion Shares, the full amount of the Deferred Base Rent and any and all accrued but unpaid interest thereon converted or for which an Excess Shares Payment has been made (in accordance with Section 36.2.2) shall have been satisfied and discharged in full and neither Sun nor any Lessee shall have any further obligation with respect to the payment thereof. Lessor shall continue to have the right to deliver a Conversion Notice and exercise its rights under this Article XXXVI after Sun has provided a 30-day notice of its intent to pay the Deferred Base Rent in full pursuant to Section 3.2.5 until the third Business Day before the expiration of such 30-day period.

36.1.2 Cash Election. Upon receipt of a Conversion Notice, Sun may at its option, upon written notice provided to Lessor within five Business Days after receipt of the Conversion Notice (a "Sun Election Notice"), in lieu of issuing shares of Common Stock to Lessor, elect to pay Lessor, in immediately available funds, an amount equal to the product of the Average Market Price as of the last Business Day prior to the date of Lessor's receipt of the Sun Election Notice multiplied by the sum of the number of Conversion Shares less the Excess Shares (as hereinafter defined), it being understood and agreed that the amount due to Lessor with respect to the Excess Shares shall be determined in accordance with Section 36.2.2. Payment to Lessor in lieu of the delivery of the Conversion Shares and the Excess Shares pursuant to this Section 36.1.2 shall be made within 30 days of the receipt by Sun of the Conversion Notice.

36.1.3 Mandatory Conversion. Notwithstanding Section 36.1.1 above, at the option of Sun, if at any date after the Delivery Date, the Average Market Price, when multiplied by the number of shares Lessor would be entitled to receive at the then-current Conversion Price upon conversion of the Deferred Base Rent would equal or exceed 140% of the Deferred Base Rent, Sun may at any time upon ten (10) Business Days notice (the "Mandatory Conversion Notice") elect to convert the Deferred Base Rent into shares of Common Stock. If Sun delivers a Mandatory Conversion Notice to Lessor, upon the date that is ten (10) Business Days after the delivery of the Mandatory Conversion Notice (the "Mandatory Conversion Date"), the Deferred Base Rent shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Carry-Over Base Rent by the Conversion Price as of the Mandatory Conversion Date.

36.1.4 Procedure for Conversion

(a)  Omega, as the sole duly authorized representative of Lessor with respect to the exercise of the right to convert provided for in this Section 36, shall advise Sun as to the name in which the certificate or certificates for shares of Common Stock are to be issued, provided, that (I) the proposed certificate holder shall be required to confirm to Sun in writing that (i) such person or entity is at such time an accredited investor within the meaning of Regulation D promulgated under the Securities Act and (ii) such person or entity is acquiring the Common Stock for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom (the "Lessor Date Down Certificate") and (II) Lessor's obligation to convert after delivery of the Conversion Notice shall be subject to the delivery by Sun to Lessor of a certificate dated as of the Conversion Closing Date and confirming as of the Conversion Closing Date the truth of the representations and warranties set forth in Section 8.1(a), (d), (e), (f), and (h), and that Sun shall have complied fully with its covenants and agreements contained in Sections 36.1.6, 36.1.8, 36.1.10, 36.2.2, 36.2.3, 36.3, and 36.4, to the extent that performance is then due thereunder (the "Sun Date Down Certificate" and together with the Lessor Date Down Certificate, the "Date Down Certificates"). Subject to the delivery of the Date Down Certificates, the closing of the conversion of the Deferred Base Rent into the Conversion Shares shall take place on the tenth (10th) Business Day following the date the Conversion Notice or the Mandatory Conversion Notice is delivered pursuant to Sections 36.1.1 or 36.1.3, as applicable (the "Conversion Closing Date").

     If the Sun Date Down Certificate is not provided by Sun, or waived by Lessor, on or prior to the Conversion Closing Date, then Lessor may at its sole option and at any time on or prior to the Conversion Closing Date, withdraw the Conversion Notice or terminate the Mandatory Conversion Notice by written notice to Sun. After such withdrawal, Lessor shall have no further obligations with respect to such Conversion Notice or such Mandatory Conversion Notice and either party may submit a subsequent Conversion Notice or Mandatory Conversion Notice at any time, in accordance with the terms of this Master Lease.

(b)  Such conversion shall be deemed to have been made on the date the Conversion Notice is delivered or the date the Mandatory Conversion Notice is delivered pursuant to this Section 36.1, as applicable, and Lessor shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time. The foregoing notwithstanding, such conversion shall not be deemed effective if and as of the date Lessor delivers written notice of withdrawal to Sun as set forth in Section 36.1.4(a) above.

(c)  On the Conversion Closing Date, Sun at its expense (including the payment by it of any applicable United States federal or state issue taxes) will cause to be issued in the name of and delivered to such address as specified by Lessor, via a reputable overnight courier, one or more certificates for the Conversion Shares.

36.1.5 Fractional Shares. In lieu of any fractional shares to which Lessor would otherwise be entitled, Sun shall pay to Lessor cash in an amount equal to the product of such fraction multiplied by the Final Conversion Price.

36.1.6 Conversion Price Adjustments. The Conversion Price for the conversion of the Deferred Base Rent under Section 36.1 shall be subject to adjustment from time to time as follows:

(a) If Sun issues any shares of Common Stock other than Excluded Shares (excluding dividends, subdivisions, split ups, combinations and the like) for a consideration per share less than the lesser of the closing bid price on the date Sun enters into a binding obligation to issue such Common Stock or the average of the closing bid price for the five (5) Business Days prior to the date Sun enters into such binding obligation (such lower price being referred to herein as the "Closing Price" and the occurrence of any such issuance being referred to herein as a "Dilution Event"), the Conversion Price shall (except as provided in this Section 36.1.6) be adjusted to a price determined by multiplying the then current Conversion Price by a fraction (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance (including all shares of Common Stock issuable upon the exercise or conversion of any then outstanding securities of Sun, including convertible securities, warrants, options and this Master Lease, whether or not then convertible or exercisable), plus (y) the number of shares of Common Stock that the aggregate consideration received by Sun for the total number of additional shares of Common Stock so issued would purchase at the applicable Closing Price for the shares of Common Stock that are issued, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including all shares of Common Stock issuable upon the exercise or conversion of any then outstanding securities of Sun, including convertible securities, warrants, options and this Master Lease, whether or not then convertible or exercisable) plus the number of such additional shares of Common Stock so issued.

(b) For the purposes of any adjustment of the Conversion Price pursuant to clause (a) immediately above, the following provisions shall apply:

(1) In the case of the issuance of shares of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid for such shares without deducting any reasonable and customary discounts or commissions paid or incurred by Sun in connection with the issuance and sale of such shares.

(2) In the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value of such consideration as determined by the Board in good faith, irrespective of any accounting treatment; provided, however, that if, at the time of such determination, any of Sun's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, the fair market value as determined by the Board shall not exceed the Closing Price of the Common Stock being issued.

(3) In the case of the issuance of (i) options to purchase or rights to subscribe for shares of Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock, or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of the options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time the options or rights are issued and for a consideration equal to the consideration (determined in the manner provided in clauses (b)(1) and (b)(2) above), if any, received by Sun upon the issuance of the options or rights plus the minimum purchase price provided in the options or rights for the Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time the securities were issued or the options or rights were issued and for a consideration equal to the consideration received by Sun for any securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by Sun upon the conversion or exchange of securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in clauses (b)(1) and (b)(2) above);

(C) on any change in the number of shares of Common Stock deliverable upon exercise of any options or rights or conversion of or exchange for convertible or exchangeable securities, or on any change in the minimum purchase price of the options, rights or securities, other than a change resulting from the anti-dilution provisions of the options, rights or securities, the Conversion Price shall be readjusted to the Conversion Price that would have resulted if the adjustment made upon (x) the issuance of options, rights or securities not exercised, converted or exchanged prior to the change, as the case may be, had been made upon the basis of that change, (y) the issuance of options or rights related to the securities not converted or exchanged prior to such change, as the case may be, had been made upon the basis of that change, or (z) the issuance of the options, rights or securities whose minimum purchase price has changed had been made upon the basis of the changed minimum purchase price.

(D) on the expiration of any options, warrants or rights, the termination of any rights to convert or exchange or the expiration of any options or rights related to convertible or exchangeable securities, the Conversion Price shall be readjusted to the Conversion Price that would have resulted if the adjustment made upon the issuance of the options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, had been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of the options or rights, upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of the options or rights related to the convertible or exchangeable securities, as the case may be.

(4) Nothing contained in Section 36.1.6(b)(3)(C) and (D) shall have the effect of increasing or decreasing the number of shares of Common Stock issued upon any conversion of the Deferred Base Rent prior to the effective date of any event described therein.

(5) Notwithstanding any provision herein to the contrary, except with respect to an adjustment made pursuant to Section 36.1.6(b)(3)(C) and (D), no adjustment to the Conversion Price pursuant to Section 36.1.6 above shall have the effect of increasing the then current Conversion Price.

(c) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date the dividend is distributed or the change in the number of outstanding shares of Common Stock is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Deferred Base Rent shall be increased in proportion to the increase of outstanding shares.

(d) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of outstanding shares of Common Stock, then, on the effective date of that combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Deferred Base Rent shall be decreased in proportion to the decrease in outstanding shares.

(e) If at any time after the date hereof, there is any capital reorganization, any reclassification of Sun (other than a change in par value or as a result of a dividend or subdivision, split-up or combination of shares), any consolidation or merger of Sun with or into another person (other than any transaction in which Sun is the continuing entity and which does not result in any change in the Common Stock), any sale or other disposition of all or substantially all of the properties and assets of Sun to another person, or any similar transaction which is effected in such a way that holders of Common Stock are entitled to receive Capital Stock or other property with respect to or in exchange for Common Stock, the Deferred Base Rent shall, after the reorganization, reclassification, consolidation, merger, sale, other disposition, or such similar transaction, be convertible into the kind and number of shares of Capital Stock or property of Sun, or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred, to which Lessor would have been entitled if immediately prior to the reorganization, reclassification, merger, sale or other disposition or such similar transaction, it had converted the Deferred Base Rent into Common Stock. The provisions of this clause (e) shall similarly apply to successive reorganizations, reclassifications, mergers, sales or other dispositions or such similar transactions.

(f) All calculations under this Section 36.1 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

36.1.7 Minimal Adjustments. No adjustment in the Conversion Price need be made if that adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

36.1.8 No Impairment. Sun will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Sun through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, but will at all times in good faith assist in carrying out all the provisions of this Article XXXVI and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Lessor. Sun will not close its books against the transfer of Common Stock issued or issuable upon conversion of the Deferred Base Rent in any manner that interferes with the timely cconversion of the Deferred Base Rent.

36.1.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 36.1, Sun at its expense shall promptly compute the adjustment or readjustment in accordance with the terms of this Section 36.1.9 and prepare and furnish to Lessor a certificate setting forth the adjustment or readjustment and showing in detail the facts upon which the adjustment or readjustment is based. Sun shall, upon written request at any time, furnish or cause to be furnished to Lessor a like certificate setting forth (i) the adjustments and readjustments, (ii) the Conversion Price in effect at the time, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Deferred Base Rent.

36.1.10 Reservation of Common Stock Issuable Upon Conversion; Listing. Sun shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Deferred Base Rent that number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of the Deferred Base Rent; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Deferred Base Rent, Sun will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to that number of shares as shall be sufficient for that purpose. All shares issued upon conversion of the Deferred Base Rent shall be duly listed and admitted for trading on the applicable national securities exchange or quotation service on which the shares of Common Stock are then traded or quoted.

36.1.11 Issue Taxes. Sun shall pay any and all United States federal and state issue taxes, other than income or capital gain taxes, payable in respect of any issue or delivery of shares of Common Stock on conversion of the Deferred Base Rent pursuant hereto.

36.2 Maximum Number of Shares.

36.2.1 REIT Status. Each Lessor is either qualified as a real estate investment trust (a "REIT") within the meaning of subchapter M of Subtitle A, Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity directly or indirectly wholly owned by a REIT and disregarded for federal income tax purposes, or a Qualified REIT Subsidiary within the meaning of Section 856(i)(2) of the Code (collectively, a "Qualified Lessor").

36.2.2 Maximum Conversion.

(a) If the number of shares of Common Stock which Lessor is entitled to receive pursuant to the provisions of this Article XXXVI, for purposes of Section 856(c)(4)(B)(iii)(II) or (III) or Section 856(d)(2)(B) of the Code, or any comparable sections of the Code which then may be in effect, exceeds 9.95% (subject to adjustment as set forth below) of the total voting power of all classes of securities of Sun entitled to vote or of the total value of the outstanding securities of Sun (the "REIT Limits") (such excess shares of Common Stock are herein referred to as "Excess Shares"), then such Excess Shares will in no event be issuable and Sun will (subject to Section 36.2.2(b)) in lieu of issuing the Excess Shares pay immediately available funds to Lessor on the Conversion Closing Date in an amount equal to the product of (i) the number of Excess Shares and (ii) the Average Market Price on the last Business Day prior to the date of receipt of the Conversion Notice or the Mandatory Conversion Notice, as applicable (the "Excess Shares Payment").

(b) If at the time the Excess Shares Payment is to be made pursuant to this Section 36.2.2, Sun is legally prohibited from making the entire Excess Shares Payment or such payment would result in a default under the terms of any of Sun's then existing credit facilities or agreements (an "Excess Shares Payment Restriction"), Sun shall make the Excess Shares Payment with respect to the maximum permitted number of Excess Shares and the amount of the Excess Shares Payment not paid (the "Excess Shares Payment Shortfall") shall be used to calculate the amount of the new Carry-Over Base Rent and the new Deferred Base Rent that shall survive, with all of the obligations and rights provided for in this Master Lease (including the right to convert at a subsequent date). The amount of the new Carry-Over Base Rent in the event of an Excess Shares Payment Restriction shall equal the Carry-Over Base Rent at the time of the Excess Shares Payment Restriction multiplied by a fraction (A) the numerator of which shall be the amount of the Excess Shares Payment Shortfall and (B) the denominator of which shall be (x) the total number of Conversion Shares plus the total number of Excess Shares, measured at the time of such Excess Shares Payment Restriction, multiplied by (y) the Average Market Price on the last Business Day prior to the date of the related Conversion Notice or Mandatory Conversion Notice, as applicable. The amount of the new Deferred Base Rent in the event of an Excess Shares Payment Restriction shall equal the Deferred Base Rent at the time of the Excess Shares Payment Restriction multiplied by a fraction (A) the numerator of which shall be the amount of the Excess Shares Payment Shortfall and (B) the denominator of which shall be (x) the total number of Conversion Shares plus the total number of Excess Shares, measured at the time of such Excess Shares Payment Restriction, multiplied by (y) the Average Market Price on the last Business Day prior to the date of the related Conversion Notice or Mandatory Conversion Notice, as applicable.

(c) Sun agrees to use commercially reasonable efforts to obtain any consent from its lenders that may be required to permit the payment of the Excess Shares Payment.

(d) Promptly upon receipt of the Conversion Notice or as part of the Mandatory Conversion Notice, Sun agrees to advise Lessor whether the number of shares of Common Stock to be issued to Lessor pursuant to this Article XXXVI exceeds either of the REIT Limits.

36.2.3 REIT Limit Adjustment. The 9.95% REIT Limits set forth in Section 36.2.2 above shall be adjusted, upward or downward, as appropriate to reflect changes in provisions of the Code limiting the total voting power or total stock of any one issuer that a REIT may own, it being the intent of the parties that ownership by Lessor of the Common Stock (without taking into account any other securities of Sun that Lessor may own from time to time) shall not cause any Lessor to be disqualified as a REIT or cause the Base Rent under this Master Lease not to qualify as "rents from real property" under the Code.

36.2.4 Repurchase Obligation. For the period between the Conversion Closing Date and twenty (20) days after the effective date of the registration of the Common Stock pursuant to Section 36.3 (unless such effective date occurs prior to the Conversion Closing Date, in which case such period shall be the twenty (20) days after the Conversion Closing Date), Sun agrees that:

(a) if each Lessor is then a Qualified Lessor, and

(b) if as a consequence of any repurchase of Common Stock by Sun or any other repurchase by Sun of other outstanding Sun securities, that is to be effected during the period described above, the Common Stock owned by Lessor, would (by itself and without considering any other Sun securities which may be owned by Lessor) exceed either of the REIT Limits, then Sun will, simultaneously with the repurchase, purchase for a purchase price equal to the Daily Market Price on the Business Day immediately preceding such purchase a sufficient number of shares of Common Stock owned by Lessor so that the Common Stock owned by Lessor does not exceed the REIT Limits.

36.3. Registration Provisions.

36.3.1 Registration. Sun shall at its own expense and as soon as practicable, file a registration statement on any appropriate form for such purpose (the "Required Registration Statement") under the Securities Act covering the resale of the Conversion Shares no later than the earliest to occur of the following events: (A) 45 days after the first Conversion Closing Date, (B) if Sun is then eligible to register the Conversion Shares for resale on Form S-3, 45 days after the date the initial shelf registration statement filed pursuant to that certain Registration Rights Agreement dated February 13, 2004, among Sun and the Purchasers named in the signature pages thereof, is declared effective by the SEC (the "Prior Registration Effective Date"), (C) if Sun is not eligible to register the Conversion Shares for resale on Form S-3 as of the 45th day following the Prior Registration Effective Date, no later than 45 days after the date on which Sun first becomes eligible to register the Conversion Shares for resale on Form S-3, and (D) six months following the Prior Registration Effective Date, regardless of which registration form is available to Sun. Sun shall use commercially reasonable efforts to cause such Required Registration Statement to be declared effective as soon as practicable and in all events no later than 120 calendar days after the Conversion Closing Date (the "Required Registration Date"). Sun shall register pursuant to such Required Registration Statement all of the shares of Common Stock issued on the Conversion Closing Date, plus, as applicable, any Excess Shares. Lessor acknowledges and agrees that, notwithstanding anything to the contrary herein, Sun shall not be required pursuant to this Section 36.3 to (i) effect more than one registration, other than if required to register any additional shares issuable as a result of adjustments made in accordance with Section 36.1.6, or (ii) effect the registration of any shares other than the shares to be issued pursuant to this Article XXXVI.

36.3.2 Notice. Sun shall provide prompt written notice to Lessor when any Required Registration Statement has been declared effective by the SEC.

36.3.3 Additional Requirements. Sun will use commercially reasonable efforts to: (A) keep the Required Registration Statement effective until the earlier of (x) the later of (i) the second anniversary of the Conversion Closing Date, or (ii) such time as all of the Common Stock issued or issuable to Lessor can be sold by Lessor or any of its affiliates within a three (3)-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144") or (y) the date all of the Common Stock issued or issuable shall have been sold by Lessor (such later period, the "Registration Period"); (B) prepare and file with the SEC such amendments and supplements to the Required Registration Statement and the prospectus used in connection with the Required Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock by Lessor or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to such Prospectus, as Lessor from time to time may reasonably request; (D) cause all Common Stock to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Sun are then listed or quoted; (E) provide a transfer agent and registrar for all Common Stock and a CUSIP number for all Common Stock; (F) otherwise comply with all applicable rules and regulations of the SEC and any exchange or quotation service on which the Common Stock are obligated to be listed or quoted under this Master Lease; and (G) file the documents required of Sun and (unless the Common Stock is listed on the Nasdaq National Market or other national securities exchange) otherwise obtain and maintain any requisite blue sky clearance in each jurisdiction where Lessor's principal place of business is located. Lessor shall have the right to approve the description of the selling shareholder, plan of distribution and all other references to Lessor contained in the Required Registration Statement and Prospectus, which approval shall not be unreasonably withheld. It shall be a condition precedent to the obligations of Sun to take any action pursuant to this Section 36.3.3 with respect to the Conversion Shares that Lessor shall furnish to Sun such information regarding itself, the Conversion Shares held by it, and the intended method of disposition of such securities as Sun may reasonably request in writing and as shall be required to effect the registration of the Conversion Shares.

36.3.4 Prospectus. Sun shall furnish to Lessor upon request a reasonable number of copies of a supplement to or an amendment of the Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Common Stock by Lessor or any of its affiliates pursuant to the Required Registration Statement.

36.3.5 Reporting. With a view to making available to Lessor and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Sun covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning Sun, until the earlier of (x) the second anniversary of the Conversion Closing Date or (y) such date as all of the Common Stock shall have been resold by Lessor or any of its affiliates; and (B) furnish to Lessor upon request, as long as Lessor owns any Common Stock, (x) a written statement by Sun that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Sun, and (z) such other information as may be reasonably requested in order to avail Lessor and its affiliates of Rule 144 or Form S-3 with respect to such Common Stock.

36.3.6 Blackout Period. Notwithstanding anything else in this Section 36.3, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Conversion Shares, Sun determines in good faith that a development has occurred or a condition exists as a result of which the Required Registration Statement or Prospectus contains a material misstatement or omission, or that a material transaction in which Sun is engaged or proposes to engage would require an amendment to the Required Registration Statement, a supplement to such Prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be materially detrimental to the consummation of the transaction, or if the Required Registration Statement is filed on a Form S-1 Registration Statement and a post-effective amendment thereto becomes necessary, Sun will immediately notify Lessor thereof by telephone and in writing. Upon receipt of such notification, Lessor and its affiliates will immediately suspend all offers and sales of any Conversion Shares pursuant to such Required Registration Statement. In such event, Sun will amend or supplement such Required Registration Statement and Prospectus or make such filings or public disclosures as promptly as practicable and will use commercially reasonable efforts to take such other steps as may be required to permit sales of all Conversion Shares thereunder by Lessor in accordance with applicable federal and state securities laws. Sun will promptly notify Lessor after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Required Registration Statement and Prospectus (as so amended or supplemented, if applicable) to Lessor in accordance with this Section 36.3. Notwithstanding the foregoing, (A) under no circumstances shall Sun be entitled to exercise its right to suspend sales of any Conversion Shares as provided in this Section 36.3.6, pursuant to the Required Registration Statement, for more than a total of sixty days in any twelve (12)-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") at any time shall not exceed thirty (30) days (which need not be consecutive and provided that if the Required Registration Statement is filed on a Form S-1 Registration Statement, such thirty (30) day period shall be extended one day for each day the Required Registration Statement is ineffective due solely to the requirement that a post-effective amendment of the Required Registration Statement which has been filed has not become effective), and (C) no Blackout Period may commence less than thirty (30) days after the end of the preceding Blackout Period.

36.3.7    Market Stand-Off Agreement.  Lessor hereby agrees that it shall not, to the extent requested by Sun and an underwriter in a firm commitment underwritten public offering of Common Stock or securities of Sun convertible into Common Stock, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any Conversion Shares or any interest therein in a market or other transaction during the 90-day period (or such shorter period, if so notified by Sun in writing) following the closing date of the underwritten offering, provided that all executive officers and directors of Sun are bound by and have entered into similar agreements. If requested to do so by Sun, Lessor shall execute a customary form of underwriter's letter, reasonably acceptable to Lessor, in connection with this undertaking. The obligations described in this Section 36.3.7 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

36.4 Covenants of Sun. Sun further covenants and agrees with Lessor as follows:

36.4.1 Listing; Maintenance. Sun shall list the Common Stock issuable upon conversion of the Deferred Base Rent on the Nasdaq National Market or any other national securities exchange at such time as it lists its outstanding Common Stock on such exchange. For so long as Lessor has the right to acquire Common Stock pursuant to this Article XXXVI, and for a period of one (1) year after the final Conversion Closing Date, Sun will use commercially reasonable efforts (i) to maintain the eligibility of the Common Stock for quotation on the OTCBB, NASDAQ national market or any applicable national securities exchange and (ii) regain the eligibility of the Common Stock for listing or quotation on any such market or exchange, in the event that the Common Stock is delisted by any applicable market or exchange; and will use commercially reasonable efforts to (iii) cause all representations and warranties contained in this Master Lease to be and remain true and correct.

36.4.2. Filings. Sun will make all filings specifically referred to in this Article XXXVI and shall use commercially reasonable efforts to make any other filings required by law with respect to the transactions contemplated hereby, as requested by Lessor.

36.5 Legend. Subject to Section 36.3, Lessor understands that the certificates representing the Common Stock shall bear a restrictive legend in the following form (and a stop transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR (3) THE SALE IS MADE IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

     The legend set forth above shall be removed and Sun shall issue a certificate without such legend to any holder of Common Stock if, unless otherwise required by state securities laws, (a) such shares are sold pursuant to Rule 144 or an effective Registration Statement under the Securities Act, or (b) such holder provides Sun with an opinion of counsel reasonably satisfactory to Sun that such shares may be publicly sold pursuant to an exemption from such registration requirements without restriction.

36.6 Indemnification.

36.6.1. Indemnification of Lessor. Except with respect to matters as to which Sun is entitled to indemnification pursuant to Section 36.6.2, Sun hereby agrees to indemnify each Lessor Indemnified Party) against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(a) any untrue or alleged untrue statement of a material fact in the Required Registration Statement or any Prospectus contained therein or in any SEC filing by Sun or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Sun or any of its affiliates or any person acting on its or their behalf;

(b) any of the representations or warranties made by Sun in this Article XXXVI being untrue or incorrect at the time such representation or warranty was made; and

(c) any breach or non-performance by Sun of any of its covenants, agreements or obligations under this Article XXXVI;

and Sun hereby agrees to reimburse each Lessor Indemnified Party for any reasonable legal or other expenses incurred by such Lessor Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Lessor in connection therewith. Furthermore, the foregoing indemnity rights will not take effect unless and until the total amount of the indemnification in the aggregate is ten thousand dollars ($10,000) or greater.

36.6.2 Indemnification of Sun. Except with respect to matters as to which Lessor is entitled to indemnification pursuant to Section 36.6.1, Lessor hereby agrees to indemnify Sun against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(a) any untrue or alleged untrue statement of a material fact included in the Required Registration Statement or any Prospectus contained therein or in any SEC filing by Sun with the express written consent of Lessor therefor by Lessor or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any such material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Lessor or any of its affiliates or any person acting on its or their behalf;

(b) any of the representations or warranties made by Lessor herein being untrue or incorrect at the time such representation or warranty was made; and

(c) any breach or non-performance by Lessor of any of its covenants, agreements or obligations under this Master Lease;

and Lessor hereby agrees to reimburse Sun for any reasonable legal or other expenses incurred by such Sun in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Sun in connection therewith. Furthermore, the foregoing indemnity rights will not take effect unless and until the total amount of the indemnification in the aggregate is ten thousand dollars ($10,000) or greater.

36.6.3 Conduct of Claims.

(a) Whenever a claim for indemnification shall arise under this Section 36.7, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

(b) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(c) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

36.7 Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made in this Article XXXVI or anywhere else in this Master Lease by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Master Lease or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any Common Stock issuable pursuant to this Article XXXVI.

36.8 Limitation of Remedies. Notwithstanding any provision of this Master Lease to the contrary, with respect to any breach of the provisions of this Article XXXVI, each of the parties shall have any and all rights or remedies available at law or in equity, other than the right (i) to recover incidental and consequential damages or (ii) except as specifically set forth herein to (A) seek any remedy designed to result in a termination of Lessee's leasehold rights hereunder or (B) to enforce the remedies specified in Article XVI hereof (the "Leasehold Remedies"). Notwithstanding the foregoing, Lessor shall be entitled to enforce the Leasehold Remedies (I) in the event of an intentional breach by Lessee of its obligations under this Article XXXVI which is not cured by Lessee within a period of ten (10) days after receipt of written notice from Lessor setting forth in reasonable detail the nature of such breach (the "Article XXXVI Default Notice") and (II) in the event of any other breach by Lessee of its obligations under this Article XXXVI as to which Lessee has not commenced the cure within thirty (30) days after receipt of the Article XXXVI Default Notice and as to which Lessee does not thereafter diligently pursue completion of the cure.

ARTICLE XXXVII.

37.1. Survival, Choice of Law. Anything contained elsewhere to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to the date of termination of this Master Lease shall survive such termination. If any late charges provided for in any provision of this Master Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Master Lease nor any provision thereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All of the terms and provisions of this Master Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Master Lease shall be governed by and construed in accordance with the laws of the state of Maryland, except as to matters which, under applicable procedural conflicts of laws rules require the application of laws of the applicable State.

LESSEE CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATES OF MARYLAND, AND AGREES THAT ALL DISPUTES CONCERNING THIS MASTER LEASE BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND. LESSEE FURTHER CONSENTS TO IN PESONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF EACH STATE WITH RESPECT TO ANY ACTION COMMENCED BY LESSOR SEEKING TO RETAKE POSSESSION OF ANY OR ALL OF THE LEASED PROPERTIES. LESSEE AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF MARYLAND, AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATES OF MARYLAND OR, TO THE EXTENT APPLICABLE IN ACCORDANCE WITH THE TERMS HEREOF, LOCATED IN THE STATES.

37.2 Limitation on Recovery. Lessee specifically agrees to look solely to Lessor's interest in the Leased Properties covered by this Master Lease for recovery of any judgment from Lessor, it being specifically agreed that no constituent shareholder, officer or director of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. Furthermore, Lessor (original or successor) shall never be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

37.3 Consents. Whenever the consent or approval of Lessor is required hereunder, Lessor may in its sole discretion and without reason withhold that consent or approval unless otherwise specifically provided. Lessee's consent with respect to Legal Requirements shall not be deemed to be unreasonably withheld or delayed if Lessee determines that the requested covenant, agreement, restriction or encumbrance to be created by Lessor would materially and adversely affect Lessee's leasehold rights hereunder.

37.4 Counterparts. This Master Lease may be executed in separate counterparts, each of which shall be considered an original when each party has executed and delivered to the other one or more copies of this Master Lease.

37.5 Options Personal. The renewal options granted to the Lessee in this Master Lease are granted solely to the Lessee and are not assignable or transferable except in connection with a transfer or assignment of this Master Lease as permitted in Article XXII. Any attempt to assign or transfer such options shall be void and of no force and effect.

37.6 Rights Cumulative. Except as provided herein to the contrary, the respective rights and remedies of the parties specified in this Master Lease shall be cumulative and in addition to any rights and remedies not specified in this Master Lease.

37.7 Entire Agreement/Release. There are no oral or written agreements or representations between the parties hereto affecting this Master Lease. This Master Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Lessor and Lessee with respect to this Master Lease including, but not limited to, each of the Existing Master Leases and any and all documents executed in contemplation thereof or pursuant thereto, other than the Transition Agreement but specifically including the Forbearance Agreement dated as of October 13, 1999 among Lessor, Lessees, Sun and certain Affiliates thereof (the "Forbearance Agreement"). In furtherance and not in limitation of the foregoing, Lessor acknowledges, agrees and confirms that since December 1, 2003 Sun and its direct and indirect subsidiaries have not been in default of their respective obligations under the Existing Master Leases and related documents and agreements. Upon the Commencement Date, (i) Lessor for itself and its successors and assigns shall forever release and discharge Lessee and Sun and their current and former officers, directors, partners, shareholders, attorneys, agents, parents, Affiliates, employees, successors and assigns, from any and all actions, claims, debts, demands, duties, expenses, judgments, liabilities and obligations whatever, whether known or unknown, whether from contract or tort, from the beginning of time to the Delivery Date, arising out of or connected with, directly or indirectly, any of the Existing Master Leases, the Original Security Agreements, the Forbearance Agreement, the Guaranty or any other agreement executed by Lessor and Lessee or any Affiliate of either, including without limitation amounts owing under the Existing Master Leases by Lessee to Lessor through the Delivery Date and (ii) Lessee for itself and its successors and assigns shall forever release and discharge each entity comprising Lessor and their current and former officers, directors, partners, shareholders, attorneys, agents, parents, Affiliates, employees, successors and assigns, from any and all actions, claims, debts, demands, duties, expenses, judgments, liabilities and obligations whatever, whether known or unknown, whether from contract or tort, from the beginning of time to the Delivery Date, arising out of or connected with, directly or indirectly, any of the Existing Master Leases, the Original Security Agreements, the Forbearance Agreement, the Guaranty or any other agreement executed by Lessor and Lessee or any Affiliate of either, including without limitation amounts owing under the Existing Master Leases by Lessor to Lessee through the Delivery Date. Nothing herein shall be construed as affecting or diminishing in any manner any right which Lessor may have to declare a Default or an Event of Default under this Master Lease, including, but not limited to, with respect to events or conditions which occurred during the term of the Existing Master Leases but which give rise to a Default or Event of Default under this Master Lease.

37.8 Amendment in Writing. No provision of this Master Lease may be amended except by an agreement in writing signed by Lessor and Lessee.

37.9 Severability. If any provision of this Master Lease or the application of such provision to any person, entity or circumstance is found invalid or unenforceable by a court of competent jurisdiction, such determination shall not affect the other provisions of this Master Lease and all other provisions of this Master Lease shall be deemed valid and enforceable.

37.10 Successors. The term "Lessor" shall mean only the owner or owners at the time in question of fee title to the Leased Properties. In the event of any transfer of the Lessor's interest in this Master Lease, Lessor named in this Master Lease (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of the transfer of all liability as respects Lessor's obligations to be performed thereafter. Any funds in the hands of Lessor or the then grantor at the time of the transfer, in which Lessee has an interest, shall be delivered to the grantee. All rights and obligations of Lessor and Lessee under this Master Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Lessee under this Master Lease, each shall be bound jointly and severally by the terms, covenants and agreements contained therein. Lessor agrees that the rights hereunder to convert Deferred Base Rent into Conversion Shares are personal to Lessor and accordingly are not transferable except to a person or entity that acquires Lessor or substantially all of its assets and such transfer shall be conditioned upon receipt of a legal opinion from Lessor's counsel, in a form reasonably satisfactory to Sun, that such transfer may be effected without registration under the Securities Act.

37.11 Time of the Essence. Time is of the essence of all provisions of this Master Lease of which time is an element.

ARTICLE XXXVIII.

38.1 Commissions. Each party represents and warrants to the other that no real estate commission, finder's fee or the like is due and owing to any person in connection with this Master Lease. Each party agrees to save, indemnify and hold the other harmless from and against any and all claims, liabilities or obligations for brokerage, finder's fees or the like in connection with this Master Lease or the transactions contemplated hereby, asserted by any person on the basis of any statement or act alleged to have been made or taken by the indemnifying party.

ARTICLE XXXIX.

39.1 Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Master Lease, in form suitable for recording under the laws of the State, in which reference to the Lease, and all options contained therein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum.

SIGNATURES ON FOLLOWING PAGE

   In witness whereof, the parties hereby execute this Master Lease effective as of the day and year first set forth above.

LESSOR:

DELTA INVESTORS I, LLC, a Maryland limited liability company, and
DELTA INVESTORS II, LLC, a Maryland limited liability company
OHI ASSET, LLC, a Delaware limited liability company
OHI ASSET (CA), LLC, a Delaware limited liability company

                    By: OMEGA HEALTHCARE INVESTORS, INC., a
                    Maryland corporation, Its Member

                    By: /s/ Daniel J. Booth
                    Daniel J. Booth
                    Chief Operating Officer

OMEGA:

OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation,

By: /s/ Daniel J. Booth
Daniel J. Booth
Chief Operating Officer

LESSEE:

CARE ENTERPRISES, INC., a Delaware corporation,
CIRCLEVILLE HEALTH CARE CORP., an Ohio corporation,
BECKLEY HEALTH CARE CORP., a West Virginia corporation,
PUTNAM HEALTH CARE CORP., a West Virginia corporation,
CARE ENTERPRISES WEST, a Utah corporation,
BRASWELL ENTERPRISES, INC., a California corporation,
MEADOWBROOK REHABILITATION CENTER, a California corporation,
REGENCY REHAB HOSPITALS, INC., a California corporation.
DUNBAR HEALTH CARE CORP., a West Virginia corporation,
MARION HEALTH CARE CORP., an Ohio corporation,
SALEM HEALTH CARE CORP., a West Virginia corporation
REGENCY-NORTH CAROLINA, INC., a North Carolina corporation,
COALINGA REHABILITATION CENTER, a California corporation,
FULLERTON REHABILITATION CENTER, a California corporation,
SUNBRIDGE HEALTHCARE CORPORATION, a New Mexico corporation,

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SAN BERNARDINO REHABILITATION HOSPITAL, INC., a California corporation,
SHANDIN HILLS REHABILITATION CENTER, a California corporation, and
REGENCY-TENNESSEE, INC., a Tennessee corporation

                    By: /s/ Steven A. Roseman
                    Steven A. Roseman
                    Vice President

GUARANTOR:

SUN HEALTHCARE GROUP, INC., a Delaware corporation

                    By: /s/ Steven A. Roseman
                    Steven A. Roseman
                    Executive Vice President

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Schedule I

Original Master Leases

    Master Lease Agreement, dated as of October 7, 1997, among Delta Investors I, LLC ("Delta I"), Circleville Health Care Corp., Care Enterprises, Inc., Beckley Health Care Corp., Putnam Health Care Corp., Care Enterprises West, Regency Rehab Hospitals, Inc., Braswell Enterprises, Inc. and Meadowbrook Rehabilitation Center (collectively, the "Original Delta I Tenants"), and Sun Healthcare Group, Inc. ("Sun"), as guarantor (as such, the "Guarantor"), as amended by (i) First Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty, dated as of April 24, 1998, among Delta I, the Original Delta I Tenants and Guarantor, (ii) First Amendment of Security Agreements and Second Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty, dated as of June 15, 1998, among Delta I, Delta Investors II, LLC and Guarantor, (iii) Assumption and Amendment of Delta I Master Lease Agreement and Delta I Transaction Documents, dated as of November 30, 1999, among Delta I, the Original Delta I Tenants and Guarantor, (iv) Amendment to Master Lease Agreement and Facilities Leases, dated as of March 1, 2003, between Delta I and the Original Delta I Tenants and (v) Letter Agreements between Guarantor and Omega dated February 18, 2003 and March 27, 2003.

    Master Lease Agreement, dated as of October 7, 1997, among Delta Investors II, LLC ("Delta II"), Care Enterprises, Inc., Dunbar Healthcare Corp., Marion Health Care Corp., Salem Health Care Corp., Care Enterprises West, Regency-North Carolina, Inc., Braswell Enterprises, Inc., Coalinga Rehabilitation Center, Fullerton Rehabilitation Center, Newport Beach Rehabilitation Center, San Bernardino Rehabilitation Hospital, Inc., Shandin Hills Rehabilitation Center and Vista Knoll Rehabilitation Center (collectively, the "Original Delta II Tenants") and Sun, as Guarantor, as amended by (i) First Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty, dated as of April 24, 1998, among Delta II, the Original Delta II Tenants and Guarantor, (ii) First Amendment of Security Agreements and Second Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty, dated as of June 15, 1998, among Delta I, Delta II and Guarantor, (iii) Assumption and Amendment of Delta II Master Lease Agreement and Delta II Transaction Documents, dated as of November 30, 1999, among Delta II, the Original Delta II Tenants and Guarantor, (iv) Amendment to Master Lease Agreement and Facilities Leases, dated as of March 1, 2003, between Delta II and the Original Delta II Tenants and (v) Letter Agreements between Guarantor and Omega dated February 18, 2003 and March 27, 2003.

    Facility Master Lease, dated as of June 1, 1997, among Omega Healthcare Investors, Inc. ("Omega") and OHI (Illinois), Inc. ("OHI"), together as lessor, and Sun, as lessee, as amended by Assumption and Amendment of Qualicorp Master Lease and Qualicorp Transaction Documents, dated as of November 30, 1999, among Omega, OHI, Sun, as lessee, and Sun, as guarantor.

    S3-1

    Amended, Restated and Consolidated Master Lease, dated February 1, 1996, between Omega and Regency-North Carolina, Inc. (the "Regency-North Carolina Lease"), and Amended, Restated and Consolidated Master Lease between Omega and Regency-Tennessee, Inc. (the "Regency-Tennessee Lease"), together with (i) Security Deposit Agreement dated as of April 11, 1996 between Omega and Regency-North Carolina, Inc., (ii) Cash Deposit Agreement dated as of April 19, 1996 among Omega, Regency-North Carolina, Inc. and Wells Fargo Bank, N.A., Security Agreement dated as of April 11, 1996 between Omega and Regency-North Carolina, Inc., (iii) Assumption and Amendment of Liberty Lease and Liberty Transaction Documents, dated November 30, 1999, between Omega, Regency-North Carolina, Inc. and Regency-Tennessee, Inc., which consolidated the Regency-North Carolina Lease and the Regency-Tennessee Lease, and (iv) Letter Agreements between Guarantor and Omega dated February 18, 2003 and March 27, 2003.

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    Schedule II

    Remaining Transition Facilities

        SunBridge Care & Rehab for Escondido (CA)
        SunBridge Care & Rehab for Weed (CA)
        SunBridge Care & Rehab for Coalinga (CA)
        SunBridge Care & Rehab for Fullerton (CA)
        SunBridge Care Center for Santa Monica (CA)

    NOTE: THE PARTIES HAVE AGREED THAT THIS SCHEDULE SHALL BE REVISED/COMPLETED WITHIN 15 DAYS OF THE DELIVERY DATE TO CORRECT FACILITY NAMES, IF APPLICABLE, AND TO INCLUDE ADDRESSES AND PRIMARY INTENDED USE OF THE LISTED FACILITIES

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Schedule III

Future Transition Facilities and Allocated Rent Amounts

Facility Name                                                                                                 Allocated Rent Amount

1. Continental Rehab Hospital (CA)                                                                $
2. SunHealth Robert H. Ballard Rehab Hospital (CA)                                      $
3. Sierra Vista (CA)                                                                                        $

NOTE: THE PARTIES HAVE AGREED THAT THIS SCHEDULE SHALL BE REVISED/COMPLETED WITHIN 15 DAYS OF THE DELIVERY DATE TO CORRECT FACILITY NAMES, IF APPLICABLE, AND TO INCLUDE ADDRESSES FOR THE FACILITIES AND THE MISSING ALLOCATED RENT AMOUNTS

S3-1

Exhibit A

Facilities

  Continental Rehab Hospital (CA)
  Meadowbrook Manor (CA)
  Sierra Vista (CA)
  SunBridge Care & Rehab for Escondido (CA)
  SunBridge Care & Rehab for Circleville (OH)
  SunBridge Care & Rehab for Homestead (OH)
  SunBridge Care & Rehab for Putnam (WV)
  SunBridge Pine Lodge Care & Rehab (WV)
  SunBridge Care & Rehab for Emmet (Idaho)
  SunBridge Care & Rehab for Milford (MA)
  Laurel Park (CA)
  Olive Vista (CA)
  Shandin Hills Behavior Therapy Center (CA)
  SunBridge Care & Rehab for Weed (CA)
  SunBridge Care & Rehab for Coalinga (CA)
  SunBridge Care & Rehab for Fullerton (CA)
  SunBridge Care Center for Santa Monica (CA)
  SunHealth Robert H. Ballard Rehab Hospital (CA)
  SunBridge Care & Rehab for Lexington (NC)
  SunBridge Care & Rehab for Marion (OH)
  SunBridge Care & Rehab for Dunbar (WV)
  SunBridge Care & Rehab for Parkersburg (WV)
  SunBridge Care & Rehab for Salem (WV)
  Whittier Care & Rehab fka Ballard Convalescent Center--Seattle (WA)
  SunBridge Care & Rehab - Shoals (AL)
  SunBridge Care & Rehab - Tuscumbia (AL)
  SunBridge Care & Rehab for Decatur (AL)
  SunBridge Care & Rehab for Elmore (AL)
  SunBridge Care & Rehab for Muscle Shoals (AL)
  SunBridge Care & Rehab for Alleghany (NC)
  SunBridge Care & Rehab for Mount Olive (NC)
  SunBridge Care & Rehab for Siler City (NC)
  SunBridge Care & Rehab for Triad (NC)
  SunBridge Care & Rehab for LaFollette (TN)
  SunBridge Care & Rehab for Maynardville (TN)

Note: Facilities 4, 14, 15, 16 and 17 are to be transitioned pursuant to the Transition Agreement.

NOTE: THE PARTIES HAVE AGREED THAT THIS EXHIBIT SHALL BE REVISED/COMPLETED WITHIN 15 DAYS OF THE DELIVERY DATE TO CORRECT FACILITY NAMES, IF APPLICABLE, AND TO INCLUDE THE ADDRESSES AND PRIMARY INTENDED USES OF THE LISTED FACILITIES.

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Exhibit B

Leased Properties

Legal Descriptions

NOTE: THE PARTIES HAVE AGREED THAT THIS EXHIBIT SHALL BE COMPLETED WITHIN 15 DAYS OF THE DELIVERY DATE.

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Exhibit C

Minimum Purchase Prices as of the Commencement Date

NOTE: THE PARTIES HAVE AGREED THAT THIS EXHIBIT SHALL BE COMPLETED WITHIN 15 DAYS OF THE DELIVERY DATE.

C-1

Exhibit D

Permitted Encumbrances

NOTE: THE PARTIES HAVE AGREED THAT THIS EXHIBIT SHALL BE COMPLETED WITHIN 15 DAYS OF THE DELIVERY DATE.

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Exhibit E

Form of OTA

NOTE: THE PARTIES HAVE AGREED TO ATTACH THIS EXHIBIT, WHICH IS THE FORM OTA THAT HAS BEEN PREVIOUSLY NEGOTIATED BY THE PARTIES, WITHIN 15 DAYS OF THE DELIVERY DATE.

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Exhibit F

INTENTIONALLY OMITTED

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Exhibit G

Provisions Governing Transfers

Lessee covenants not to Transfer any Leased Property to an assignee or sublessee in respect of which, in Lessor's reasonable opinion, any of the following conditions shall apply and the parties hereby acknowledge that it is reasonable to apply each of these conditions to determine the acceptability of a prospective assignee or sublessee (a "Transferee") having regard to the circumstances of the situation:

1. The financial strength, Tangible Net Worth and creditworthiness of the proposed Transferee, giving effect to the financial strength of any new guarantor, are not at least equal to that of the Lessee and the Guarantor, both at the time of the Proposed Transfer and at the Commencement Date.

2. The business reputation of the proposed Transferee is not in accordance with generally accepted commercial standards or is not at least equal to that of the existing Lessee, both at the time of the Proposed Transfer and at the Commencement Date.

3. The gross revenues and profitability reasonably anticipated to be received from the conduct of the business by the proposed Transferee at the affected Leased Property(ies) are not at least equal to that of the Lessee at the time of the proposed Transfer.

4. The health care experience and reputation for quality care in the particular segment of the health care industry in which the affected Leased Property(ies) is involved or the managerial and operational skills of the proposed Transferee are not at least equal to those of the Lessee, both at the time of the proposed Transfer and on the Commencement Date.

5. The use of the affected Leased Property (ies) is proposed to be changed from the Primary Intended Use.

6. #9; The use of the affected Leased Property (ies) will violate any other agreement affecting the Leased Property(ies).

7. In connection with any assignment, the Transferee shall expressly assume the obligations of Lessee under the Master Lease which are applicable to the affected Leased Property and enter into a direct contractual obligation to pay the Rent allocated to such Leased Property to Lessor.

8. In connection with any Transfer, Lessee shall pay to Lessor a fee equal to $10,000 per affected Facility and reimburse Lessor for its reasonable attorneys fees, provided that such fee shall be subject to reduction in connection with a Transfer of all Leased Properties in a single Transfer.

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Exhibit H

Form of Estoppel Certificate

The undersigned, ______________________________, a _________ corporation ("______") under that certain Amended and Restated Master Lease Agreement (the "Lease") dated March 1, 2004 and effective as of December 1, 2003 and made with ________________________ ( "_________________"), hereby certifies:

1. That it is _____ under this Lease; that attached hereto as Exhibit "A" is a true and correct copy of this Lease; that said Lease is now in full force and effect and has not been amended, modified or assigned except as disclosed or included in Exhibit "A"; and that said Lease constitutes the entire agreement between Lessor and Lessee.

2. That there exist no defenses or offsets to enforcement of this Lease; that there are, as of the date hereof, no breaches or uncured defaults on the part of the undersigned or, to the undersigned's knowledge, on the part of the other party to the Lease; and that the undersigned has no notice or knowledge of any prior assignment, hypothecation, subletting or other transfer of the other party's interest in this Lease, except ____________________.

3. That the Base Rent for the Lease Year under this Lease is $        . All Rent which is due has been paid, and there are no unpaid Additional Charges owing to or by the undersigned under this Lease as of the date hereof. No Base Rent or other items (including without limitation security deposit and any impound account or funds) have been paid by the undersigned in advance under this Lease except for the security deposit held by Lessor [in the form of an irrevocable letter of credit] in the amount of $_________ and the monthly installment of Base Rent that became due on _______________________. .

4. That the undersigned has no claim against the other party to the Lease for any security deposit, impound account or prepaid Rent except as provided in paragraph 3 of this Certificate.

5. That there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws of the United States or any State thereof, nor has the undersigned nor, to the best of the undersigned's knowledge has the other party to the Lease begun any action, or given or received any notice for the purpose of termination of this Lease.

6. That there are, as of the date hereof, no breaches or uncured defaults on the part of The undersigned under any other agreement executed in connection with this Lease.

7. This Estoppel Certificate has been requested for the benefit of                  ("Relying Party"). The Relying Party is entitled to rely on the statements of The undersigned contained in this certificate.

8. All capitalized terms used herein and not defined herein shall have the meanings for such terms set forth in the Lease.

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9. (Add provision required by Relying Party).

Dated:

(Name of Lessor or Lessee)

By:
Its:

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